FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226123-12

JULY 28, 2021

BENCHMARK 2021-B28 Commercial Mortgage Trust

Free Writing Prospectus Structural and Collateral Term Sheet $1,375,277,299 (Approximate Mortgage Pool Balance) $1,036,666,000 (Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp. Depositor

Commercial Mortgage Pass-Through Certificates Series 2021-B28

JPMorgan Chase Bank, National Association Citi Real Estate Funding Inc. German American Capital Corporation Goldman Sachs Mortgage Company
As Sponsors and Mortgage Loan Sellers

J.P. Morgan	Deutsche Bank Securities	Goldman Sachs & Co. LLC	Citigroup

Co-Lead Managers and Joint Bookrunners

Academy Securities		Drexel Hamilton

Co-Managers

July 28, 2021	BENCHMARK 2021-B28

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Citigroup Global Markets Inc. (“CGMI”), Deutsche Bank Securities Inc. (“DBSI”), Goldman Sachs & Co. LLC (“GS”), Drexel Hamilton, LLC (“Drexel”) or Academy Securities, Inc. (“Academy Securities”) (each individually, an “Underwriter”, and together, the ‘‘Underwriters’’) are soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-226123) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling (800) 408-1016 or by emailing the ABS Syndicate Desk at abs_synd@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended), such Regulation as it forms part of the domestic law of the United Kingdom and/or Part VI of the Financial Services and Markets Act 2000 (as amended); and does not constitute an offering document for any other purpose.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE. Securities and investment banking activities in the United States are performed by Deutsche Bank Securities Inc., a member of NYSE, FINRA and SIPC, and its broker-dealer affiliates. Lending and other commercial banking activities in the United States are performed by Deutsche Bank AG, acting through its New York Branch.

Capitalized terms used in this material but not defined herein shall have the meanings ascribed to them in the Preliminary Prospectus (as defined below).

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAAsf / AAA(sf)	$34,164,000	30.000%	2.77	9/2021 – 7/2026	40.0%	14.7%
A-2	Aaa(sf) / AAAsf / AAA(sf)	$55,782,000	30.000%	4.98	7/2026 – 8/2026	40.0%	14.7%
A-3	Aaa(sf) / AAAsf / AAA(sf)	$162,402,000	30.000%	6.97	7/2028 – 8/2028	40.0%	14.7%
A-4	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.0%	14.7%
A-5	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.0%	14.7%
A-SB	Aaa(sf) / AAAsf / AAA(sf)	$46,745,000	30.000%	7.52	8/2026 – 6/2031	40.0%	14.7%
X-A	Aa1(sf) / AAAsf / AAA(sf)	$1,017,447,000(7)	N/A	N/A	N/A	N/A	N/A
X-B	NR / A-sf / AAA(sf)	$119,219,000(7)	N/A	N/A	N/A	N/A	N/A
A-S	Aa1(sf) / AAAsf / AAA(sf)	$102,888,000	22.125%	9.99	8/2031 – 8/2031	44.5%	13.2%
B	NR / AA-sf / AA+(sf)	$58,793,000	17.625%	9.99	8/2031 – 8/2031	47.0%	12.5%
C	NR / A-sf / A(sf)	$60,426,000	13.000%	9.99	8/2031 – 8/2031	49.7%	11.8%

Privately Offered Certificates(8)

Class	Expected Ratings (Moody’s / Fitch / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-4A1	Aaa(sf) / AAAsf / AAA(sf)	(6)	30.000%	(6)	(6)	40.0%	14.7%
X-D	NR / BBB-sf / BBB-(sf)	$71,858,000(7)	N/A	N/A	N/A	N/A	N/A
X-F	NR / BB-sf / BB(sf)	$31,030,000(7)	N/A	N/A	N/A	N/A	N/A
X-G	NR / B-sf / B(sf)	$13,065,000(7)	N/A	N/A	N/A	N/A	N/A
X-NR	NR / NR / NR	$53,894,433(7)	N/A	N/A	N/A	N/A	N/A
D	NR / BBBsf / BBB+(sf)	$39,196,000	10.000%	9.99	8/2031 – 8/2031	51.4%	11.4%
E	NR / BBB-sf / BBB-(sf)	$32,662,000	7.500%	9.99	8/2031 – 8/2031	52.8%	11.1%
F	NR / BB-sf / BB(sf)	$31,030,000	5.125%	9.99	8/2031 – 8/2031	54.2%	10.9%
G	NR / B-sf / B(sf)	$13,065,000	4.125%	9.99	8/2031 – 8/2031	54.7%	10.7%
NR	NR / NR / NR	$53,894,433	0.000%	9.99	8/2031 – 8/2031	57.1%	10.3%

Non-Offered Vertical Risk Retention Interest(8)

Non-Offered Vertical Risk Retention Interest	Expected Ratings (Moody’s / Fitch / KBRA))	Approximate Initial VRR Interest Balance(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)(9)	Expected Principal Window(3)(9)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
Class RR Certificates(10)(11)	NR / NR / NR	$31,413,527	N/A	9.08	9/2021 – 8/2031	N/A	N/A
RR Interest(10)(11)	NR / NR / NR	$37,350,338	N/A	9.08	9/2021 – 8/2031	N/A	N/A
(1)	In the case of each such Class or RR Interest, subject to a permitted variance of plus or minus 5%. The VRR interest balance of the VRR Interest is not included in the certificate balance or notional amount of any class of certificates set forth under “Publicly Offered Certificates” or “Privately Offered Certificates” in the table above, and the VRR Interest is not offered by this Term Sheet. In addition, the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates may vary depending upon the final pricing of the Classes of Principal Balance Certificates whose Certificate Balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of any Class of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates, as applicable, would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.

(2)	The approximate initial credit support percentages set forth for the certificates are approximate and for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates are represented in the aggregate. The VRR interest provides credit support only to the limited extent that it is allocated a portion of any losses incurred on the mortgage loans which such losses are allocated between it on the one hand, and the non-VRR certificates (other than the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates) on the other hand, pro rata in accordance with their respective percentage allocation entitlement. See “Description of the Certificates” in the Preliminary Prospectus.

(3)	Assumes 0% CPR / 0% CDR and August 19, 2021 closing date. Based on modeling assumptions as described in the Preliminary Prospectus dated July 28, 2021 (the “Preliminary Prospectus”).

(4)	The “Certificate Principal to Value Ratio” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV for the mortgage loans, and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

(5)	The “Underwritten NOI Debt Yield” for any Class of Principal Balance Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI DY for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the denominator of which is the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Indicative Capital Structure

(6)	The exact initial certificate balances of the Class A-4 and Class A-5 certificates are unknown and will be determined based on the final pricing of those classes of certificates. However, the respective initial certificate balances and weighted average lives of the Class A-4, Class A-4A1, and Class A-5 certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial certificate balance of the Class A-4 and Class A-5 certificates is expected to be approximately $515,466,000, subject to a variance of plus or minus 5%.

Class of Certificates	Expected Range of Initial Certificate Balance	Expected Range of Weighted Avg. Life (years)	Expected Principal Windows
A-4	$50,000,000 – $170,000,000	9.87 – 9.89	6/2031 – 7/2031
A-4A1	$100,000,000	9.87 – 9.89	6/2031 – 7/2031
A-5	$345,466,000 – $465,466,000	9.91	7/2031 – 8/2031

(7)	The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Notional Amounts are defined in the Preliminary Prospectus.

(8)	The Classes of Certificates set forth under “Privately Offered Certificates” and “Non-Offered Vertical Risk Retention Interest” in the tables above are not being offered by the Preliminary Prospectus or this Term Sheet. The Class S and Class R Certificates are not shown above.

(9)	The expected weighted average life and expected principal window during which distributions of principal would be received as set forth in the foregoing table with respect to the VRR interest are based on the assumptions set forth under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus and on the assumptions that there are no prepayments, modifications or losses in respect of the mortgage loans and that there are no extensions or forbearances of maturity dates or anticipated repayment dates of the mortgage loans.

(10)	JPMorgan Chase Bank, National Association, as the retaining sponsor for this securitization, is expected to acquire from the depositor, on the Closing Date, an “eligible vertical interest” (as defined in Regulation RR) comprised of the Class RR Certificates and the RR Interest (collectively, the “VRR Interest”), which is expected to represent approximately 5.00% of all Principal Balance Certificates and the VRR Interest. A portion of the VRR Interest will be acquired by Citi Real Estate Funding Inc. (together with JPMorgan Chase Bank, National Association in such capacity, the “VRR Interest Owners”) in accordance with the U.S. credit risk retention rules applicable to this securitization transaction. See “Credit Risk Retention” in the Preliminary Prospectus.

(11)	Although it does not have a specified pass-through rate (other than for tax reporting purposes), the effective interest rate for the VRR Interest will be the WAC rate.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Summary of Transaction Terms

Securities Offered:	$1,036,666,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.
Co-Lead Managers and Joint Bookrunners:	J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and Goldman Sachs & Co. LLC.
Co-Managers:	Drexel Hamilton, LLC and Academy Securities, Inc.
Mortgage Loan Sellers:	Citi Real Estate Funding Inc. (“CREFI”) (45.7%), German American Capital Corporation (“GACC”) (21.5%), Goldman Sachs Mortgage Company (“GSMC”) (17.6%) and JPMorgan Chase Bank, National Association (“JPMCB”) (15.3%).
Master Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Special Servicer:	Midland Loan Services, a Division of PNC Bank, National Association.
Directing Certificateholder:	Eightfold Real Estate Capital Fund V, L.P.
Trustee:	Wells Fargo Bank, National Association.
Certificate Administrator:	Wells Fargo Bank, National Association.
Operating Advisor:	Pentalpha Surveillance LLC.
Asset Representations Reviewer:	Pentalpha Surveillance LLC.
Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), Fitch Ratings, Inc. (“Fitch”) and Kroll Bond Rating Agency, LLC (“KBRA”).
U.S. Credit Risk Retention:

JPMCB is expected to act as the “retaining sponsor” for this securitization, and intends to satisfy the U.S. credit risk retention requirement by acquiring (either through itself or through one or more of its “majority owned affiliates” (as defined in Regulation RR)) from the depositor, on the Closing Date, an “eligible vertical interest” which will be comprised of the VRR Interest and a portion of which will be transferred by JPMCB to CREFI.

The restrictions on hedging and transfer under the U.S. credit risk retention rules as in effect on the closing date of this transaction will expire on and after the date that is the latest of (i) the date on which the aggregate principal balance of the mortgage loans has been reduced to 33% of the aggregate principal balance of the mortgage loans as of the Cut-off Date; (ii) the date on which the total unpaid principal obligations under the Certificates has been reduced to 33% of the aggregate total unpaid principal obligations under the Certificates as of the Closing Date; or (iii) two years after the Closing Date.

Notwithstanding any references in this term sheet to the credit risk retention rules, Regulation RR, the retaining sponsor and other risk retention related matters, in the event the credit risk retention rules and/or Regulation RR (or any relevant portion thereof) are repealed or determined by applicable regulatory agencies to be no longer applicable to this securitization transaction, none of the retaining sponsor or any other party will be required to comply with or act in accordance with the U.S. credit risk retention rules and/or Regulation RR (or such relevant portion thereof).

For additional information, see “Credit Risk Retention” in the Preliminary Prospectus.

EU/UK Credit Risk Retention:	The transaction is not structured to satisfy any requirements in effect in the European Union or the United Kingdom as regards risk retention, transparency/reporting and due diligence.
Pricing Date:	On or about August 2, 2021.
Closing Date:	On or about August 19, 2021.
Cut-off Date:	With respect to each mortgage loan, the related due date in August 2021 or with respect to any mortgage loan that has its first due date after August 2021, the date that would otherwise have been the related due date in August 2021.
Distribution Date:	The 4th business day after the Determination Date in each month, commencing in September 2021.
Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in September 2021.
Assumed Final Distribution Date:	The Distribution Date in August 2031, which is the latest anticipated repayment date of the Certificates.
Rated Final Distribution Date:	The Distribution Date in August 2054.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC “regular interests” for U.S. federal income tax purposes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Summary of Transaction Terms

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B and Class C Certificates (the “Publicly Offered Certificates”) will be offered publicly. The Class A-4A1, Class X-D, Class X-F, Class X-G, Class X-NR, Class D, Class E, Class F, Class G, Class NR, Class S and Class R Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors (other than the Class R Certificates) and to institutions that are not U.S. Persons pursuant to Regulation S.
SMMEA Status:	The Publicly Offered Certificates will not constitute “mortgage related securities” for purposes of SMMEA.
ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.
Optional Termination:	On any Distribution Date on which the aggregate principal balance of the pool of mortgage loans is less than 1% of the aggregate principal balance of the mortgage loans as of the Cut-off Date (solely for the purposes of this calculation, if a mortgage loan with an anticipated repayment date is still an asset of the issuing entity and such right is being exercised after its respective anticipated repayment date, then such mortgage loan will be excluded from the then-aggregate stated principal balance of the pool of mortgage loans and from the initial pool balance), certain entities specified in the Preliminary Prospectus will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Refer to “Pooling and Servicing Agreement—Termination; Retirement of Certificates” in the Preliminary Prospectus.
Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.
Settlement Terms:	DTC, Euroclear and Clearstream Banking.
Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management, Inc., Interactive Data Corporation, CMBS.com, Inc., Markit Group Limited, Moody’s Analytics, MBS Data, LLC, RealINSIGHT, KBRA Analytics, Inc., Thomson Reuters Corporation and DealView Technologies Ltd.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. REFER TO “RISK FACTORS” IN THE PRELIMINARY PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,375,277,299
Number of Mortgage Loans:	71
Number of Mortgaged Properties:	131
Average Cut-off Date Balance per Mortgage Loan:	$19,370,103
Weighted Average Current Mortgage Rate:	3.39050%
10 Largest Mortgage Loans as % of IPB:	37.2%
Weighted Average Remaining Term to Maturity(1):	112 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2)(3):	2.61x
Weighted Average UW NOI DY(2)(4):	10.3%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(4)(5):	57.1%
Weighted Average Maturity Date LTV(1)(2)(5):	53.1%

Other Statistics
% of Mortgage Loans with Additional Debt(6):	11.4%
% of Mortgaged Properties with Single Tenants:	17.2%

Amortization
Weighted Average Original Amortization Term(7):	352 months
Weighted Average Remaining Amortization Term(7):	352 months
% of Mortgage Loans with Interest-Only:	62.5%
% of Mortgage Loans with Amortizing Balloon:	17.1%
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	14.4%
% of Mortgage Loans with Interest Only-ARD:	3.3%
% of Mortgage Loans with Amortizing-ARD:	2.7%
Lockbox / Cash Management(8)
% of Mortgage Loans with In-Place, Hard Lockboxes:	57.2%
% of Mortgage Loans with Springing Lockboxes:	29.3%
% of Mortgage Loans with In-Place, Soft Lockboxes:	10.2%
% of Mortgage Loans with No Lockbox:	3.3%
% of Mortgage Loans with Springing Cash Management:	92.9%
% of Mortgage Loans with In-Place Cash Management:	7.1%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	73.0%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	41.2%
% of Mortgage Loans Requiring Monthly CapEx Reserves(9):	68.1%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(10):	57.1%

(1)	In the case of Loan Nos. 4 and 7, each with an anticipated repayment date, Remaining Term to Maturity and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 5, 10, 12, 15, 16, 20, 22, 25, and 27, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 25, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan. No 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 monthly payments following the Cut-off Date based on the assumed principal payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(4)	In the case of Loan No. 23, UW NOI DY and Cut-off Date LTV is calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the 125 West 16th Street Mortgage Loan, and may, upon an event of default, be applied to the debt in lender’s discretion. The reserve is not eligible for disbursement until, among other conditions, the borrower delivers a Temporary Certificate of Occupancy (“TCO”) for the mortgaged property. Subject to the TCO, from and after the origination date through and including July 1, 2024, the lender may disburse the holdback upon the debt yield equaling or exceeding 8.25%. In the case of Loan No. 34, UW NOI DY and Cut-off Date LTV are calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the Ohio Storage Portfolio Mortgage Loan. The reserve is not eligible for disbursement until, among other conditions, the mortgaged property achieves a debt yield equal to or greater than 8.5%. If the reserve condition is not satisfied within 36 months of origination of the Ohio Storage Portfolio Mortgage Loan, the lender may, in its discretion, hold the reserve as additional collateral for the Ohio Storage Portfolio Mortgage Loan, and the borrower will not be entitled to any further release thereof.

(5)	In the case of Loan Nos. 10, 11, 32, 35, 39, 45 and 53, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(6)	Excludes Loan No. 2 with respect to preferred equity contributions in connection with, and to partially fund, the acquisition of the related Mortgaged Property. For a more detailed description, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Additional Indebtedness” in the Preliminary Prospectus.

(7)	Excludes 38 mortgage loans that are interest-only for the entire term and the Woodbridge Corporate Plaza Leased Fee mortgage loan, which is subject to an assumed principal and interest payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(8)	For a more detailed description of Lockbox / Cash Management, refer to “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Mortgaged Property Accounts” in the Preliminary Prospectus.

(9)	CapEx Reserves include FF&E reserves for hotel properties.

(10)	Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, office, industrial and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
CREFI	36	72	$613,270,560	44.6%
GACC(1)(2)	17	36	249,198,963	18.1
JPMCB	9	9	210,332,015	15.3
GSMC(1)(3)	7	7	137,475,762	10.0
GSMC/GACC(4)	1	1	135,000,000	9.8
CREFI/GACC(5)	1	6	30,000,000	2.2
Total	71	131	$1,375,277,299	100.0%
(1)	In the case of Loan No. 1, the whole loan was co-originated by GSBI, DBRI and Bank of Montreal. In the case of Loan No. 12, the whole loan was co-originated by CREFI and DBRI. In the case of Loan No. 15, the whole loan was co-originated by GSBI and Argentic Real Estate Finance LLC. In the case of Loan No. 27, the whole loan was co-originated by GSBI and Bank of America, N.A.

(2)	Each mortgage loan being sold by German American Capital Corporation (“GACC”) was originated or co-originated by either DBR Investments Co. Limited or Deutsche Bank AG, New York Branch, each an affiliate of GACC, and will be transferred to GACC on or prior to the Closing Date.

(3)	Each mortgage loan being sold by Goldman Sachs Mortgage Company (“GSMC”) was originated or co-originated by an affiliate of GSMC, Goldman Sachs Bank USA (“GSBI”), and will be transferred to GSMC on or prior to the Closing Date.

(4)	In the case of Loan No. 1, the whole loan was co-originated by GSBI, DBRI and Bank of Montreal. Loan No. 1 is evidenced by four promissory notes: (i) Note A-1-C-1 and A-1-C-3, with an aggregate principal balance of $103,950,000 as of the Cut-off Date, as to which GSMC is acting as mortgage loan seller, and (ii) Note A-2-C-1 and A-2-C-5, with a principal balance of $31,050,000 as of the Cut-off Date, as to which GACC is acting as mortgage loan seller.

(5)	In the case of Loan No. 12, the whole loan was co-originated by CREFI and DBRI. Loan No. 12 is evidenced by two promissory notes: (i) Note A-1-2, with a principal balance of $15,000,000 as of the Cut-off Date, as to which CREFI is acting as mortgage loan seller, and (ii) Note A-2-1, with a principal balance of $15,000,000 as of the Cut-off Date, as to which GACC is acting as mortgage loan seller.

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF / Units	Property Type	UW NCF DSCR(1)	UW NOI DY(1)	Cut-off Date LTV(1)(2)	Maturity Date LTV(1)(2)
1	One SoHo Square	GSMC, GACC	1	$135,000,000	9.8%	786,891	Office	4.88x	13.6%	34.8%	34.8%
2	The Ziggurat	CREFI	1	$59,065,000	4.3%	373,725	Office	3.66x	13.1%	63.6%	63.6%
3	Doral Concourse	CREFI	1	$56,000,000	4.1%	240,669	Office	2.95x	10.5%	58.2%	58.2%
4	909 Third Avenue Fee	JPMCB	1	$45,000,000	3.3%	82,341	Other	1.10x	3.6%	23.4%	23.4%
5	College Point	GSMC	1	$40,000,000	2.9%	331,130	Retail	1.81x	7.0%	59.8%	59.8%
6	Swingline Building	CREFI	1	$40,000,000	2.9%	369,759	Industrial	2.81x	10.7%	38.1%	38.1%
7	U-Haul Sac 22	GACC	9	$37,633,193	2.7%	282,197	Self Storage	1.92x	10.8%	55.3%	37.6%
8	Red Rose Commons	CREFI	1	$33,947,501	2.5%	263,453	Retail	1.76x	10.6%	64.1%	49.6%
9	Glenmuir of Naperville	CREFI	1	$33,040,000	2.4%	321	Multifamily	5.79x	14.5%	31.9%	31.9%
10	Watermark Tempe	GACC	1	$32,500,000	2.4%	309,176	Mixed Use	3.28x	9.7%	65.0%	65.0%

	Top 3 Total/Weighted Average		3	$250,065,000	18.2%			4.16x	12.8%	46.8%	46.8%
	Top 5 Total/Weighted Average		5	$335,065,000	24.4%			3.47x	10.9%	45.2%	45.2%
	Top 10 Total/Weighted Average		18	$512,185,694	37.2%			3.33x	11.0%	47.1%	44.8%
(1)	In the case of Loan Nos. 1, 5 and 10, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 1, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(2)	In the case of Loan No. 10, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 8 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Companion Loan Summary
Loan No.	Mortgage Loan	Note(s)	Original Balance ($)	Cut-off Date Balance ($)	Holder of Note	Lead Servicer for Whole Loan (Y/N)	Master Servicer Under Lead Securitization	Special Servicer Under Lead Securitization
1	One SoHo Square	A-1-S, A-2-S, A-3-	$316,000,000	$316,000,000	SOHO 2021-SOHO	Yes	KeyBank	Midland
		S, B-1(1), B-2(1), B-3(1)
		A-1-C-1, A-1-C-	$135,000,000	$135,000,000	Benchmark 2021-B28	No
		3, A-2-C-1, A-2-
		C-5
		A-1-C-2	$75,000,000	$75,000,000	GSBI	No
		A-1-C-4	$50,000,000	$50,000,000	GSBI	No
		A-1-C-5	$50,000,000	$50,000,000	GSBI	No
		A-1-C-6	$20,000,000	$20,000,000	GSBI	No
		A-1-C-7	$20,000,000	$20,000,000	GSBI	No
		A-1-C-8	$2,353,868	$2,353,868	GSBI	No
		A-2-C-2	$20,000,000	$20,000,000	DBRI	No
		A-2-C-3	$20,000,000	$20,000,000	DBRI	No
		A-2-C-4	$16,000,000	$16,000,000	DBRI	No
		A-2-C-6	$8,822,928	$8,822,928	DBRI	No
		A-3-C-1	$24,000,000	$24,000,000	BMO	No
		A-3-C-2	$16,000,000	$16,000,000	BMO	No
		A-3-C-3	$11,823,204	$11,823,204	BMO	No
		Total	$785,000,000	$785,000,000
5	College Point	A-1	$40,000,000	$40,000,000	Benchmark 2021-B28	Yes	Midland	Midland
		A-2	$30,000,000	$30,000,000	GSBI	No
		Total	$70,000,000	$70,000,000
10	Watermark Tempe	A-2	$32,500,000	$32,500,000	Benchmark 2021-B28	No(2)
		A-1	$32,500,000	$32,500,000	DBRI	Yes	(2)	(2)
		A-3	$20,000,000	$20,000,000	DBRI	No
		A-4	$15,000,000	$15,000,000	DBRI	No
		A-5	$11,000,000	$11,000,000	DBRI	No
		A-6	$10,000,000	$10,000,000	DBRI	No
		Total	$121,000,000	$121,000,000	DBRI
12	Huntsville Office Portfolio	A-1-2, A-2-1	$30,000,000	$30,000,000	Benchmark 2021-B28	No(2)	(2)	(2)
		A-1-1	$15,000,000	$15,000,000	CREFI	Yes
		A-1-3	$10,000,000	$10,000,000	CREFI	No
		A-2-2	$15,000,000	$15,000,000	DBRI	No
		A-2-3	$10,000,000	$10,000,000	DBRI	No
		Total	$80,000,000	$80,000,000
15	Woodbridge Corporate Plaza Leased Fee	A-1	$27,500,000	$27,481,667	Benchmark 2021-B28	Yes	Midland	Midland
		A-2	$22,500,000	$22,485,000	MSC 2021-L6	No
		Total	$50,000,000	$49,966,667
16	ExchangeRight Net Leased Portfolio #48	A-1	$27,000,000	$27,000,000	Benchmark 2021-B28	Yes	Midland	Midland
		A-2	$20,035,000	$20,035,000	CREFI	No
		Total	$47,035,000	$47,035,000
20	2 Washington	A-3	$25,000,000	$25,000,000	Benchmark 2021-B28	No
		A-1	$50,000,000	$50,000,000	DBRI	Yes	(2)	(2)
		A-2	$30,000,000	$30,000,000	DBRI	No
		A-4	$16,500,000	$16,500,000	DBRI	No
		A-5	$10,000,000	$10,000,000	DBRI	No
		Total	$131,500,000	$131,500,000
22	Colonnade Corporate Center	A-1	$60,000,000	$60,000,000	Benchmark 2021-B27	Yes	Midland	Greystone
		A-2	$23,000,000	$23,000,000	Benchmark 2021-B28	No
		Total	$83,000,000	$83,000,000
25	4500 Academy Road	A-1	$50,000,000	$50,000,000	Benchmark 2021-B27	Yes	Midland	Midland
	Distribution Center	A-2	$22,000,000	$22,000,000	Benchmark 2021-B28	No
		Total	$72,000,000	$72,000,000
27	The Domain	A-1, A-2-2	$76,000,000	$68,000,000	BANK 2021-BNK35	Yes	Wells Fargo	KeyBank
		A-2-1	$50,000,000	$50,000,000	MSC 2021-L6	No
		A-3-1	$50,000,000	$50,000,000	GSBI	No
		A-3-2	$20,000,000	$20,000,000	Benchmark 2021-B28	No
		A-3-3	$14,000,000	$14,000,000	GSBI	No
		Total	$210,000,000	$210,000,000
(1)	Each note represents a subordinate companion loan.

(2)	In the case of Loan Nos. 10, 12 and 20, the related whole loan is expected to be serviced under the Benchmark 2021-B28 pooling and servicing agreement until such time as the related controlling note has been securitized, at which point the related whole loan will be serviced under the pooling and servicing agreement related to such securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 9 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Additional Debt Summary

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance(1)	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI DY(2)	Total Debt UW NOI DY
1	One SoHo Square	$135,000,000	$435,000,000	$905,000,000	4.88x	2.28x	34.8%	67.0%	13.6%	7.1%
25	4500 Academy Road Distribution Center	$22,000,000	$12,000,000	$84,000,000	2.63x	1.83x	59.0%	68.9%	10.0%	8.6%
(1)	In the case of Loan No. 1, Subordinate Debt Cut-off Date Balance represents one or more Subordinate Companion Loan(s) and/or related mezzanine loan(s). In the case of Loan No. 25, Subordinate Debt Cut-off Date Balance represents one or more mezzanine loans.

(2)	In the case of Loan No. 1, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations exclude the related Subordinate Companion Loan(s) and/or related mezzanine loan(s). In the case of Loan No. 25, Mortgage Loan UW NCF DSCR, Mortgage Loan UW NOI DY and Mortgage Loan Cut-off Date LTV calculations exclude the related mezzanine loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 10 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Mortgaged Properties by Type(1)

					Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV (2)(5)(6)
Office	CBD	10	$273,565,000	19.9%	93.8%	3.78x	12.7%	50.9%	47.8%
	Suburban	16	160,577,544	11.7	93.4%	2.48x	10.3%	63.1%	59.4%
	Medical	5	20,655,779	1.5	100.0%	1.99x	9.0%	60.7%	57.5%
	Subtotal:	31	$454,798,323	33.1%	93.9%	3.24x	11.7%	55.7%	52.4%

Retail	Anchored	15	$271,448,610	19.7%	96.3%	2.11x	10.3%	61.6%	54.6%
	Single Tenant	22	$42,974,221	3.1	100.0%	2.37x	8.6%	62.6%	60.1%
	Unanchored	2	$19,999,112	1.5	100.0%	2.52x	9.4%	58.0%	56.8%
	Subtotal:	39	$334,421,944	24.3%	97.0%	2.17x	10.1%	61.5%	55.5%

Multifamily	Garden	8	93,586,451	6.8	96.4%	3.36x	10.6%	54.2%	51.0%
	High Rise	2	47,500,000	3.5	99.5%	2.61x	9.1%	54.7%	55.0%
	Low Rise	8	32,750,000	2.4	97.6%	2.09x	7.7%	66.2%	66.2%
	Subtotal:	18	$173,836,451	12.6%	97.5%	2.92x	9.6%	56.6%	54.9%

Industrial	Flex	4	74,868,343	5.4%	96.3%	2.29x	10.3%	51.4%	47.0%
	Warehouse/Distribution	5	53,060,000	3.9	100.0%	2.40x	9.4%	56.5%	56.1%
	Manufacturing	1	10,500,000	0.8	100.0%	2.29x	12.8%	55.6%	43.0%
	Warehouse	1	10,000,000	0.7	100.0%	2.03x	8.8%	52.6%	52.6%
	Subtotal:	11	$148,428,343	10.8%	98.1%	2.31x	10.1%	53.6%	50.4%

Self Storage	Self Storage	22	$89,098,886	6.5%	94.4%	1.93x	9.8%	61.5%	50.0%
	Subtotal:	22	$89,098,886	6.5%	94.4%	1.93x	9.8%	61.5%	50.0%

Mixed Use	Office/Retail	3	59,250,000	4.3%	96.1%	2.75x	9.0%	64.4%	64.4%
	Self Storage/Industrial/Office	1	9,522,000	0.7	93.3%	3.10x	11.3%	59.9%	59.9%
	Multifamily/Retail/Office	1	9,000,000	0.7	100.0%	1.79x	7.3%	64.3%	64.3%
	Subtotal:	5	$77,772,000	5.7%	96.2%	2.68x	9.1%	63.9%	63.9%

Other	Leased Fee	2	$72,481,667	5.3%	NAP	1.44x	5.6%	41.8%	41.2%
	Subtotal:	2	$72,481,667	5.3%	NAP	1.44x	5.6%	41.8%	41.2%

Hospitality	Extended Stay	2	$15,489,685	1.1%	74.1%	2.34x	14.9%	53.1%	43.2%
	Select Service	1	$8,950,000	0.7	78.9%	1.91x	13.2%	65.8%	60.4%
	Subtotal:	3	$24,439,685	1.8%	75.9%	2.18x	14.3%	57.8%	49.5%
	Total / Weighted Average:	131	1,375,277,299	100.0%	95.5%(7)	2.61x	10.3%	57.1%	53.1%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 5, 10, 12, 15, 16, 20, 22, 25 and 27, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 25, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan. No 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 monthly payments following the Cut-off Date which will amortize based on the assumed principal and interest payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(4)	In the case of Loan No. 23, UW NOI DY and Cut-off Date LTV is calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the 125 West 16th Street Mortgage Loan, and may, upon an event of default, be applied to the debt in lender’s discretion. The reserve is not eligible for disbursement until, among other conditions, the borrower delivers a TCO for the mortgaged property. Subject to the TCO, from and after the origination date through and including July 1, 2024, the lender may disburse the holdback upon the debt yield equaling or exceeding 8.25%. In the case of Loan No. 34, UW NOI DY and Cut-off Date LTV are calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the Ohio Storage Portfolio Mortgage Loan. The reserve is not eligible for disbursement until, among other conditions, the mortgaged property achieves a debt yield equal to or greater than 8.5%. If the reserve condition is not satisfied within 36 months of origination of the Ohio Storage Portfolio Mortgage Loan, the lender may, in its discretion, hold the reserve as additional collateral for the Ohio Storage Portfolio Mortgage Loan, and the borrower will not be entitled to any further release thereof.

(5)	In the case of Loan Nos. 10, 11, 32, 35, 39, 45 and 53, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(6)	In the case of Loan Nos. 4 and 7, each with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

(7)	Excludes occupancy for Loan No. 4 and 15 as the collateral for each mortgage loan is a parcel of land with no attributable occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 11 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV (2)(5)(6)
New York	24	$432,900,000	31.5	86.4%	2.97x	9.7%	46.8%	46.4%
Florida	6	129,629,610	9.4	94.6%	2.84x	10.4%	59.6%	58.7%
California	6	107,450,000	7.8	98.4%	2.99x	11.4%	60.6%	60.2%
New Jersey	6	74,879,294	5.4	61.0%	1.94x	9.5%	65.6%	61.1%
Illinois	11	69,089,644	5.0	96.8%	3.80x	11.8%	46.5%	44.3%
Arizona	5	68,145,777	5.0	93.4%	2.39x	9.5%	66.3%	58.9%
Pennsylvania	2	65,447,501	4.8	92.7%	1.82x	10.9%	67.8%	54.3%
Alabama	8	62,087,639	4.5	93.6%	1.60x	9.9%	70.7%	57.2%
Texas	15	61,796,474	4.5	94.3%	2.67x	12.2%	57.7%	50.7%
Tennessee	4	40,406,884	2.9	94.3%	2.30x	10.8%	61.1%	55.9%
North Carolina	3	39,600,000	2.9	97.4%	1.96x	11.6%	61.8%	53.4%
Missouri	2	36,987,769	2.7	97.4%	2.18x	8.1%	68.3%	64.5%
New Mexico	1	25,500,000	1.9	85.4%	1.86x	12.0%	62.3%	53.8%
Louisiana	7	22,848,976	1.7	96.0%	1.78x	9.2%	67.5%	56.7%
Nevada	2	22,275,000	1.6	97.5%	3.22x	10.4%	66.0%	66.0%
Ohio	7	16,320,293	1.2	92.8%	2.38x	8.7%	63.2%	64.3%
Michigan	2	13,013,003	0.9	97.7%	1.95x	10.9%	63.2%	54.9%
Indiana	2	10,032,020	0.7	93.4%	1.58x	9.1%	62.0%	49.6%
Colorado	1	9,522,000	0.7	93.3%	3.10x	11.3%	59.9%	59.9%
Utah	1	9,500,000	0.7	100.0%	1.61x	10.4%	60.1%	48.0%
Wisconsin	2	9,281,152	0.7	100.0%	1.69x	11.0%	62.5%	55.5%
Kentucky	2	8,173,844	0.6	100.0%	2.37x	8.4%	62.0%	62.0%
Minnesota	1	7,427,094	0.5	94.6%	1.92x	10.8%	55.3%	37.6%
South Carolina	1	6,989,685	0.5	74.2%	2.66x	15.9%	47.9%	37.4%
Virginia	1	6,155,142	0.4	93.9%	1.92x	10.8%	55.3%	37.6%
Maine	1	5,900,752	0.4	97.7%	1.92x	10.8%	55.3%	37.6%
Arkansas	1	3,360,000	0.2	97.4%	1.75x	10.3%	67.9%	56.6%
Kansas	1	3,190,941	0.2	88.5%	1.92x	10.8%	55.3%	37.6%
Oklahoma	2	2,897,898	0.2	100.0%	2.22x	10.1%	66.0%	58.4%
Georgia	2	2,494,206	0.2	100.0%	2.66x	8.7%	61.5%	61.5%
Maryland	1	1,285,851	0.1	100.0%	2.66x	8.7%	61.5%	61.5%
Iowa	1	688,849	0.1	100.0%	2.66x	8.7%	61.5%	61.5%
Total / Weighted Average:	131	$1,375,277,299	100.0%	95.5%(7)	2.61x	10.3%	57.1%	53.1%

(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 5, 10, 12, 15, 16, 20, 22, 25, and 27, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 25, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan. No 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 monthly payments following the Cut-off Date which will amortize based on the assumed principal and interest payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(4)	In the case of Loan No. 23, UW NOI DY and Cut-off Date LTV is calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the 125 West 16th Street Mortgage Loan, and may, upon an event of default, be applied to the debt in lender’s discretion. The reserve is not eligible for disbursement until, among other conditions, the borrower delivers a TCO for the mortgaged property. Subject to the TCO, from and after the origination date through and including July 1, 2024, the lender may disburse the holdback upon the debt yield equaling or exceeding 8.25%. In the case of Loan No. 34, UW NOI DY and Cut-off Date LTV are calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the Ohio Storage Portfolio Mortgage Loan. The reserve is not eligible for disbursement until, among other conditions, the mortgaged property achieves a debt yield equal to or greater than 8.5%. If the reserve condition is not satisfied within 36 months of origination of the Ohio Storage Portfolio Mortgage Loan, the lender may, in its discretion, hold the reserve as additional collateral for the Ohio Storage Portfolio Mortgage Loan, and the borrower will not be entitled to any further release thereof.

(5)	In the case of Loan Nos. 10, 11, 32, 35, 39, 45 and 53, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

(6)	In the case of Loan Nos. 4 and 7, each with an anticipated repayment date, Maturity Date LTV is calculated as of the related anticipated repayment date.

(7)	Excludes occupancy for Loan No. 4 and 15 as the collateral for each mortgage loan is a parcel of land with no attributable occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 12 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Cut-off Date Principal Balance

						Weighted Average
Range of Cut-off Date Principal Balances			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
$3,179,610	-	$9,999,999	26	$184,510,979	13.4%	3.78462%	109	1.97x	9.7%	61.8%	55.1%
$10,000,000	-	$19,999,999	18	251,383,193	18.3	3.54707%	117	2.17x	9.7%	62.9%	58.4%
$20,000,000	-	$29,999,999	15	365,697,434	26.6	3.60511%	113	2.35x	9.9%	62.6%	59.4%
$30,000,000	-	$49,999,999	9	323,620,694	23.5	3.14086%	119	2.41x	9.7%	51.6%	45.4%
$50,000,000	-	$135,000,000	3	250,065,000	18.2	2.95149%	101	4.16x	12.8%	46.8%	46.8%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
2.42000%	-	3.00000%	5	$250,198,193	18.2%	2.68951%	100	4.30x	12.7%	42.9%	40.2%
3.00001%	-	3.50000%	32	680,714,382	49.5	3.31194%	117	2.50x	10.1%	57.8%	54.3%
3.50001%	-	4.00000%	25	319,375,187	23.2	3.76467%	114	1.92x	8.9%	62.6%	59.0%
4.00001%	-	4.65000%	9	124,989,536	9.1	4.26540%	104	1.57x	10.1%	67.8%	57.0%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Original Term to Maturity in Months

				Weighted Average
Original Term to Maturity in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
60	6	$61,589,610	4.5%	3.98665%	60	1.99x	10.4%	61.2%	57.5%
84	3	170,950,000	12.4	2.85341%	84	4.49x	13.1%	41.0%	41.0%
120	62	1,142,737,689	83.1	3.43871%	119	2.36x	9.9%	59.3%	54.6%
Total / Wtd. Avg:	71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Remaining Term to Maturity in Months(1)

						Weighted Average
Range of Remaining Term to Maturity in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
59	-	60	6	$61,589,610	4.5%	3.98665%	60	1.99x	10.4%	61.2%	57.5%
61	-	84	3	170,950,000	12.4	2.85341%	84	4.49x	13.1%	41.0%	41.0%
85	-	119	37	670,411,511	48.7	3.45793%	119	2.26x	9.5%	58.2%	53.2%
120	-	120	25	472,326,178	34.3	3.41143%	120	2.50x	10.4%	60.8%	56.8%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

(1)	In the case of Loan Nos. 4 and 7, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 5, 10, 12, 15, 16, 20, 22, 25, and 27, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 25, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan. No 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 monthly payments following the Cut-off Date which will amortize based on the assumed principal and interest payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(4)	In the case of Loan No. 23, UW NOI DY and Cut-off Date LTV is calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the 125 West 16th Street Mortgage Loan, and may, upon an event of default, be applied to the debt in lender’s discretion. The reserve is not eligible for disbursement until, among other conditions, the borrower delivers a TCO for the mortgaged property. Subject to the TCO, from and after the origination date through and including July 1, 2024, the lender may disburse the holdback upon the debt yield equaling or exceeding 8.25%. In the case of Loan No. 34, UW NOI DY and Cut-off Date LTV are calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the Ohio Storage Portfolio Mortgage Loan. The reserve is not eligible for disbursement until, among other conditions, the mortgaged property achieves a debt yield equal to or greater than 8.5%. If the reserve condition is not satisfied within 36 months of origination of the Ohio Storage Portfolio Mortgage Loan, the lender may, in its discretion, hold the reserve as additional collateral for the Ohio Storage Portfolio Mortgage Loan, and the borrower will not be entitled to any further release thereof.

(5)	In the case of Loan Nos. Nos. 10, 11, 32, 35, 39, 45 and 53, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 13 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Original Amortization Term in Months

						Weighted Average
Original Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
Interest Only			39	$904,720,277	65.8%	3.25969%	111	3.05x	10.2%	53.4%	53.3%
300	-	300	2	61,033,193	4.4	3.19193%	96	1.79x	11.0%	58.1%	44.2%
360	-	360	30	409,523,829	29.8	3.70905%	118	1.76x	10.5%	65.3%	53.8%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Remaining Amortization Term in Months

						Weighted Average
Range of Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
Interest Only			39	$904,720,277	65.8%	3.25969%	111	3.05x	10.2%	53.4%	53.3%
299	-	300	2	$61,033,193	4.4	3.19193%	96	1.79x	11.0%	58.1%	44.2%
358	-	360	30	409,523,829	29.8	3.70905%	118	1.76x	10.5%	65.3%	53.8%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
Interest Only	38	$859,720,277	62.5%	3.26345%	110	3.15x	10.5%	54.9%	54.9%
Amortizing Balloon	17	235,297,746	17.1	3.71893%	111	1.76x	10.7%	65.4%	52.2%
Interest Only, Amortizing Balloon	14	197,626,083	14.4	3.75069%	119	1.74x	10.4%	64.9%	55.9%
Interest Only - ARD	1	45,000,000	3.3	3.18800%	119	1.10x	3.6%	23.4%	23.4%
Amortizing Balloon - ARD	1	37,633,193	2.7	2.59000%	119	1.92x	10.8%	55.3%	37.6%
Total / Wtd. Avg:	71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Underwritten Net Cash Flow Debt Service Coverage Ratios(2)

						Weighted Average
Range of Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
1.10x	-	1.79x	19	$289,921,440	21.1%	3.73317%	114	1.49x	8.5%	59.7%	50.3%
1.80x	-	2.09x	20	330,738,564	24.0	3.60145%	117	1.92x	10.1%	63.3%	55.6%
2.10x	-	2.29x	8	81,225,610	5.9	3.53753%	106	2.19x	9.9%	62.5%	59.3%
2.30x	-	2.59x	7	118,650,000	8.6	3.34072%	119	2.43x	8.5%	60.4%	60.7%
2.60x		2.99x	9	225,639,685	16.4	3.37783%	117	2.79x	10.2%	55.0%	54.7%
3.00x	-	5.79x	8	329,102,000	23.9	2.86694%	102	4.32x	13.0%	47.6%	47.6%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

(1)	In the case of Loan Nos. 4 and 7, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 5, 10, 12, 15, 16, 20, 22, 25, and 27, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 25, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan. No 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 monthly payments following the Cut-off Date which will amortize based on the assumed principal and interest payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(4)	In the case of Loan No. 23, UW NOI DY and Cut-off Date LTV is calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the 125 West 16th Street Mortgage Loan, and may, upon an event of default, be applied to the debt in lender’s discretion. The reserve is not eligible for disbursement until, among other conditions, the borrower delivers a TCO for the mortgaged property. Subject to the TCO, from and after the origination date through and including July 1, 2024, the lender may disburse the holdback upon the debt yield equaling or exceeding 8.25%. In the case of Loan No. 34, UW NOI DY and Cut-off Date LTV are calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the Ohio Storage Portfolio Mortgage Loan. The reserve is not eligible for disbursement until, among other conditions, the mortgaged property achieves a debt yield equal to or greater than 8.5%. If the reserve condition is not satisfied within 36 months of origination of the Ohio Storage Portfolio Mortgage Loan, the lender may, in its discretion, hold the reserve as additional collateral for the Ohio Storage Portfolio Mortgage Loan, and the borrower will not be entitled to any further release thereof.

(5)	In the case of Loan Nos. Nos. 10, 11, 32, 35, 39, 45 and 53, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 14 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

LTV Ratios as of the Cut-off Date(2)(3)(4)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
23.4%	-	39.9%	5	$258,040,000	18.8%	2.90516%	101	3.95x	11.4%	33.0%	32.9%
40.0%	-	49.9%	4	58,489,685	4.3	3.24927%	110	3.09x	11.2%	47.6%	46.6%
50.0%	-	59.9%	15	282,167,208	20.5	3.40610%	119	2.32x	9.9%	57.5%	53.2%
60.0%	-	69.9%	39	624,936,386	45.4	3.48408%	112	2.37x	10.2%	64.2%	60.0%
70.0%	-	74.1%	8	151,644,020	11.0	3.85613%	119	1.64x	9.2%	72.1%	61.3%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

LTV Ratios as of the Maturity Date(1)(2)(4)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
23.4%	-	39.9%	7	$302,662,878	22.0%	2.87994%	104	3.67x	11.5%	36.1%	33.6%
40.0%	-	44.9%	3	27,512,015	2.0	3.41382%	120	2.12x	12.3%	53.7%	42.4%
45.0%	-	49.9%	8	121,934,182	8.9	3.45476%	115	2.36x	10.7%	55.9%	48.4%
50.0%	-	54.9%	8	129,390,689	9.4	3.76453%	109	1.76x	10.8%	63.2%	53.4%
55.0%	-	70.4%	45	793,777,535	57.7	3.51352%	116	2.40x	9.7%	64.4%	61.6%
Total / Wtd. Avg:			71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
Defeasance	63	$1,085,173,284	78.9%	3.46369%	115	2.43x	10.2%	60.6%	55.9%
Yield Maintenance	6	137,104,015	10.0	3.46949%	119	1.79x	7.9%	51.0%	47.3%
Yield Maintenance or Defeasance	2	153,000,000	11.1	2.80059%	88	4.58x	13.0%	38.3%	38.3%
Total / Wtd. Avg:	71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)(3)	UW NOI DY(2)(4)	Cut-off Date LTV(2)(4)(5)	Maturity Date LTV(2)(5)
Refinance	52	$933,582,939	67.9%	3.41828%	111	2.57x	10.6%	57.5%	52.1%
Acquisition	17	374,694,360	27.2	3.31877%	115	2.79x	10.1%	55.5%	54.3%
Recapitalization	2	67,000,000	4.9	3.40440%	119	2.15x	7.7%	60.5%	60.5%
Total / Wtd. Avg:	71	$1,375,277,299	100.0%	3.39050%	112	2.61x	10.3%	57.1%	53.1%

(1)	In the case of Loan Nos. 4 and 7, each with an anticipated repayment date, Remaining Loan Term and Maturity Date LTV are calculated as of the related anticipated repayment date.

(2)	In the case of Loan Nos. 1, 5, 10, 12, 15, 16, 20, 22, 25, and 27, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 1 and 25, UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loan(s), related mezzanine loan(s) and/or related additional secured subordinate debt.

(3)	In the case of Loan. No 15, the UW NCF DSCR is calculated using the sum of principal and interest payments over the first 12 monthly payments following the Cut-off Date which will amortize based on the assumed principal and interest payment schedule for the whole loan, the in-trust portion which is set forth in Annex I to the Preliminary Prospectus.

(4)	In the case of Loan No. 23, UW NOI DY and Cut-off Date LTV is calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the 125 West 16th Street Mortgage Loan, and may, upon an event of default, be applied to the debt in lender’s discretion. The reserve is not eligible for disbursement until, among other conditions, the borrower delivers a TCO for the mortgaged property. Subject to the TCO, from and after the origination date through and including July 1, 2024, the lender may disburse the holdback upon the debt yield equaling or exceeding 8.25%. In the case of Loan No. 34, UW NOI DY and Cut-off Date LTV are calculated net of a holdback reserve of $300,000. Such holdback reserve is held as collateral for the Ohio Storage Portfolio Mortgage Loan. The reserve is not eligible for disbursement until, among other conditions, the mortgaged property achieves a debt yield equal to or greater than 8.5%. If the reserve condition is not satisfied within 36 months of origination of the Ohio Storage Portfolio Mortgage Loan, the lender may, in its discretion, hold the reserve as additional collateral for the Ohio Storage Portfolio Mortgage Loan, and the borrower will not be entitled to any further release thereof.

(5)	In the case of Loan Nos. Nos. 10, 11, 32, 35, 39, 45 and 53, Cut-off Date LTV and the Maturity Date LTV are calculated by using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” and “—Appraised Value” in the Preliminary Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Collateral Characteristics

Previous Securitization History(1)

No.	Mortgaged Property	Cut-off Date Principal Balance(2)	% of IPB	Location	Property Type	Previous Securitization
1	One SoHo Square	$135,000,000	9.8%	New York, NY	Office	GSMS 2019-SOHO
4	909 Third Avenue Fee	$45,000,000	3.3%	New York, NY	Other	LCCM 2014-909
7	U-Haul Sac 22	$37,633,193	2.7%	Various	Self Storage	COMM 2012-CCRE1
8	Red Rose Commons	$33,947,501	2.5%	Lancaster, PA	Retail	GSMS 2012-GC6
9	Glenmuir of Naperville	$33,040,000	2.4%	Naperville, IL	Multifamily	FHMS K041
13	Jacksonville Concourse	$27,950,000	2.0%	Jacksonville, FL	Office	JPMCC 2013-C10
16.05	ExchangeRight Net Leased Portfolio #48 - First Midwest Bank - DeKalb	$1,590,092	0.1%	DeKalb, IL	Retail	BMARK 2020-IG3
16.06	ExchangeRight Net Leased Portfolio #48 - First Midwest Bank - Schaumburg	$1,521,208	0.1%	Schaumburg, IL	Retail	BMARK 2020-IG3
16.11	ExchangeRight Net Leased Portfolio #48 - First Midwest Bank - Joliet	$1,262,889	0.1%	Joliet, IL	Retail	BMARK 2020-IG3
24.03	Brooklyn Multi Portfolio - 30 Claver Place	$3,210,000	0.2%	Brooklyn, NY	Multifamily	FNA 2018-M5
26	Dreamland Shopping Center	$20,100,000	1.5%	Asheville, NC	Retail	WFRBS 2011-C4
27	The Domain	$20,000,000	1.5%	Austin, TX	Retail	WFRBS 2011-C5
31.01	Cityline Louisiana Storage Portfolio -Extra Space Lodi	$7,982,256	0.6%	Alexandria, LA	Self Storage	GSMS 2013-GC13
31.02	Cityline Louisiana Storage Portfolio -Extra Space Leesville	$6,484,265	0.5%	Leesville, LA	Self Storage	GSMS 2013-GC13
31.03	Cityline Louisiana Storage Portfolio -Extra Space Windmere	$3,354,657	0.2%	Alexandria, LA	Self Storage	GSMS 2013-GC13
36	Southland Office Center	$13,650,000	1.0%	Hayward, CA	Office	CGCMT 2016-C3
48	Hillside Apartments	$9,487,769	0.7%	Independence, MO	Multifamily	WFCM 2015-NXS2
49	La Perla Apartments	$9,486,681	0.7%	Speedway, IN	Multifamily	FNA 2016-M4
62	Shoppes at Stonebrook	$6,140,689	0.4%	Ooltewah, TN	Retail	GSMS 2011-GC5

(1)	The table above represents the properties for which the previously existing debt was securitized, based on information provided by the related borrower or obtained through searches of a third-party database.

(2)	Cut-off Date Principal Balance represents the allocated loan amount for each respective mortgaged property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV	Maturity Date LTV
21	CPC Portfolio	Various	$23,400,000	1.7%	$20,513,381	36.8%	60	60	1.59x	11.2%	62.6%	54.9%
41	4201 Tonnelle Ave	North Bergen, NJ	$11,310,000	0.8%	$11,310,000	20.3%	60	60	2.12x	8.7%	65.0%	65.0%
51	Amazon Prime Wynwood	Miami, FL	$9,000,000	0.7%	$9,000,000	16.1%	60	60	2.82x	9.4%	48.4%	48.4%
54	Courtyard Lubbock	Lubbock, TX	$8,950,000	0.7%	$8,208,260	14.7%	60	60	1.91x	13.2%	65.8%	60.4%
64	4001 Dell Ave	North Bergen, NJ	$5,750,000	0.4%	$5,750,000	10.3%	60	60	2.09x	8.7%	60.5%	60.5%
71	Cityline Port Charlotte	Port Charlotte, FL	$3,179,610	0.2%	$3,179,610	5.7%	60	59	2.21x	8.7%	62.3%	62.3%
Total / Weighted Average:			$61,589,610	4.5%	$57,961,251	103.9%	60	60	1.99x	10.4%	61.2%	57.6%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions or forbearances of maturity dates or anticipated repayment dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each Class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-2 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Class A-3(1)

	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Date Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR(3)	UW NOI Debt Yield(3)	Cut-off Date LTV(3)	Maturity Date LTV(3)
1	One SoHo Square	New York, NY	$135,000,000	9.8%	$135,000,000	83.1%	84	84	4.88x	13.6%	34.8%	34.8%
13	Jacksonville Concourse	Jacksonville, FL	$27,950,000	2.0%	$27,950,000	17.2%	84	83	3.25x	12.1%	63.5%	63.5%
57	45 Crossways Park Drive	Woodbury, NY	$8,000,000	0.6%	$8,000,000	4.9%	84	83	2.16x	8.4%	67.8%	67.8%
Total / Weighted Average:			$170,950,000	12.4%	$170,950,000	105.3%	84	84	4.49x	13.1%	41.0%	41.0%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the certificate balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Preliminary Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions or forbearances of maturity dates or anticipated repayment dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each Class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that exists or is allowed under the terms of any mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(2)	Reflects the percentage equal to the Maturity Date Balance divided by the initial Class A-3 Certificate Balance.

(3)	In the case of Loan No. 1, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Structural Overview

■ Accrual:	Each Class of Certificates (other than the Class S and Class R Certificates) will accrue interest on a 30/360 basis. The Class S and Class R Certificates will not accrue interest.
■ Allocation between VRR Interest and the Non-VRR Certificates:	The aggregate amount available for distribution to holders of the Certificates and the VRR Interest Owners on each Distribution Date will be: (i) the gross amount of interest, principal, yield maintenance charges and prepayment premiums collected with respect to the Mortgage Loans in the applicable one-month collection period (other than any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date), net of specified expenses of the issuing entity, including fees payable therefrom to, and losses, liabilities, costs and expenses reimbursable or indemnifiable therefrom to, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor, the Asset Representations Reviewer and CREFC®; and (ii) allocated to amounts available for distribution to the VRR Interest Owners, on the one hand, and amounts available for distribution to the holders of the remaining Certificates ((other than the Class RR, Class S and Class R certificates) (the “Non-VRR Certificates”)), on the other hand. On each Distribution Date, the portion of such aggregate available funds allocable to: (a) the VRR Interest will at all times be the product of such aggregate available funds multiplied by a fraction, expressed as a percentage, the numerator of which is the initial VRR interest balance of the VRR Interest, and the denominator of which is the aggregate initial Certificate Balances of the Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest (the “VRR Percentage”); and (b) the Non-VRR Certificates (the “Non-VRR Available Funds”) will at all times be the product of such aggregate available funds multiplied by the difference between 100% and the VRR Percentage (such difference, the “Non-VRR Percentage”). Any excess interest accrued after the related anticipated repayment date on any mortgage loan with an anticipated repayment date will, to the extent collected, be allocated between the VRR interest, on the one hand, and the Class S certificates, on the other hand, in accordance with their respective percentage allocation entitlement on the related Distribution Date. See “Credit Risk Retention” and “Description of the Certificates” in the Preliminary Prospectus.

■ Distribution of Interest:

On each Distribution Date, accrued interest for each Class of Non-VRR Certificates at the applicable pass-through rate will be distributed in the following order of priority to the extent of the Non-VRR Available Funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates (the “Senior Certificates”), on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates on each Distribution Date, will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a variable rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5, Class A-SB and Class A-S Certificates for the related Distribution Date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-B Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class B and Class C Certificates for the related Distribution Date weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Structural Overview

rates on the Class D and Class E Certificates for the related Distribution Date weighted on the basis of their respective Certificate Balances outstanding immediately prior to that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for the related Distribution Date.

The pass-through rate for the Class X-G Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class G Certificates for the related Distribution Date.

The pass-through rate for the Class X-NR Certificates for any Distribution Date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class NR Certificates for the related Distribution Date.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Distribution of Principal:

On any Distribution Date prior to the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Available Funds:

first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the Class A-SB planned principal balance for the related Distribution Date set forth in Annex H to the Preliminary Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates, until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 and Class A-4A1 Certificates, pro rata based on their respective Certificate Balances, until their Certificate Balances have been reduced to zero, sixth, to the Class A-5 Certificates until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of the Non-VRR Percentage of principal on the Non-VRR Certificates will be distributed, up to the Non-VRR Available Funds, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates, pro rata based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F, Class G and Class NR Certificates have been reduced to zero as a result of the allocation of realized losses to such Classes.

The Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5, Class A-SB and Class A-S Certificates, the notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class B and Class C Certificates, the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class D and Class E Certificates, the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class F Certificates, the notional amount of the Class X-G Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class G Certificates, and the notional amount of the Class X-NR Certificates will be reduced by the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

aggregate amount of principal distributions, realized losses and trust fund expenses, if any, allocated to the Class NR Certificates.

See “Description of the Certificates—Distributions” in the Preliminary Prospectus.

■ Yield Maintenance / Fixed Penalty Allocation:

For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, the Non-VRR Percentage of any Yield Maintenance Charges collected in respect of the mortgage loans will be allocated pro rata among certain groups (based on the aggregate amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5, Class A-SB, Class A-S and Class X-A Certificates ("YM Group A"), (b) the Class X-B, Class B and Class C Certificates (“YM Group B”) and (c) the Class X-D, Class D and Class E Certificates (“YM Group D”), As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Preliminary Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

YM Charge	X	Principal Paid to Class	X	(Pass-Through Rate on Class – Discount Rate)
		Total Principal Paid to the related YM Group		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-F, Class X-G, Class X-NR, Class F, Class G, Class NR, Class R or Class S Certificates.
■ Realized Losses:

On each Distribution Date, the Non-VRR Percentage of losses on the mortgage loans will be allocated first to the Class NR, Class G, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of all such Classes have been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates, pro rata, based on the Certificate Balance of each such Class, until the Certificate Balance of each such Class has been reduced to zero. The notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-D, Class X-F, Class X-G and Class X-NR Certificates, respectively.

Losses on each Whole Loan will be allocated first, to any related subordinate companion loan(s) (if any) until reduced to zero and then to the related mortgage loan and any related pari passu companion loans, pro rata, based on their respective principal balances.

See “Description of the Certificates—Priority of Distributions” in the Preliminary Prospectus.

■ Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of appraisal reductions to reduce P&I Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer, the Special Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Operating Advisor and the Asset Representations Reviewer; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority of Distributions” in the Preliminary Prospectus.
■ Appraisal Reduction Amounts:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Special Servicer (prior to the occurrence of a Consultation Termination Event and only with respect to any Mortgage Loan other than an Excluded Loan, in consultation with the Directing Certificateholder) will calculate the Appraisal Reduction Amount. The “Appraisal Reduction Amount” is generally

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

the amount by which the current principal balance of the related mortgage loan or serviced whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds the sum of (a) 90% of the appraised value of the related mortgaged property, (b) the amount of any escrows, letters of credit and reserves as of the date of calculation and (c) all insurance and casualty proceeds and condemnation awards that are collateral for the related mortgage loan or serviced whole loan.

With respect to the Non-Serviced Whole Loans, any Appraisal Reduction Amount will be similarly determined pursuant to the related trust and servicing agreement or pooling and servicing agreement, as applicable, under which it is serviced.

In general, the Non-VRR Percentage of any Appraisal Reduction Amount that is allocated to a mortgage loan is notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4A1, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class. As a result of calculating one or more Appraisal Reduction Amounts (and, in the case of any Whole Loan, to the extent allocated to the related mortgage loan), the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate class of certificates then-outstanding (i.e., first, to Class NR Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and finally, pro rata based on their respective interest entitlements, to the Senior Certificates).

With respect to each Serviced Whole Loan, the Appraisal Reduction Amount is notionally allocated, first, to any related serviced subordinate companion loan(s), (if any), then pro rata, between the related mortgage loan and any related serviced pari passu companion loan(s), based upon their respective principal balances.

Except as described in the Preliminary Prospectus, no event, circumstance or action that has occurred or will occur with respect to a COVID modified loan or the entry into of a COVID modification agreement will constitute an appraisal reduction event, but only if, and for so long as, the related borrower and each related obligor is in compliance with the terms of the related COVID modification agreement. See “Pooling and Servicing Agreement—Appraisal Reduction Amounts” in the Preliminary Prospectus.

■ Master Servicer Advances:

The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction Amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on any mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction Amount and (y) a fraction, expressed as a percentage, the numerator of which is the then-outstanding principal balance of the mortgage loan, as applicable, minus the Appraisal Reduction Amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

■ Whole Loans:

Ten mortgage loans are each evidenced by one mortgage loan and one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property(ies). Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of all of the Whole Loans, referred to as the “One SoHo Square Whole Loan”, the “College Point Whole Loan”, the “Watermark Tempe Whole Loan”, the “Huntsville Office Portfolio Whole Loan”, the “Woodbridge Corporate Plaza Leased Fee Whole Loan”, the “ExchangeRight Net Leased Portfolio #48 Whole Loan”, the “2 Washington Whole Loan”, the “Colonnade Corporate Center Whole Loan”, “4500 Academy Road Distribution Center Whole Loan” and the “The Domain Whole Loan”, one or more related Companion Loans are pari passu with the related mortgage loan (these Companion Loans are also referred to as the “Pari Passu Companion Loans”). In the case of each of the One SoHo Square, one or more related Companion Loans are subordinate in right of payment to the related mortgage loan and any related Pari Passu Companion Loans (these Companion Loans are also referred to as the “Subordinate Companion Loans”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The One SoHo Square Whole Loan, the Colonnade Corporate Center Whole Loan, the 4500 Academy Road Distribution Center Whole Loan and The Domain Whole Loan (each, a “Non-Serviced Whole Loan”) are being serviced and administered pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, “—The Non-Serviced AB Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

The Watermark Tempe Whole Loan, the Huntsville Office Portfolio Whole Loan and the 2 Washing Whole Loan (each, a “Servicing Shift Whole Loan”, and the related mortgage loan, a “Servicing Shift Mortgage Loan”) will initially be serviced pursuant to the Pooling and Servicing Agreement. After the securitization of the related controlling companion loan, the related Servicing Shift Whole Loan is expected to be serviced pursuant to the pooling and servicing agreement relating to the securitization of such controlling companion loan as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans”, “—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in the Preliminary Prospectus.

■ Highlighted Servicing Provisions:

The following are certain servicing provisions of note:

A mortgage loan may become a specially serviced loan as a result of an imminent or reasonably foreseeable default only if the Master Servicer or, if Midland is not both the Special Servicer and the Master Servicer, the Special Servicer determines such default is not likely to be cured by the related borrower within 60 days.

A mortgage loan will not become a specially serviced loan for up to 120 days in circumstances where the related borrower does not make its balloon payment at maturity upon satisfaction of certain conditions, including that the borrower has, prior to such maturity date, provided documentation from an acceptable lender, including, without limitation, an executed term sheet or refinancing commitment or an executed purchase and sale agreement, in each case, that is consistent with CMBS market practices and is reasonably satisfactory in form and substance to the Master Servicer or the Special Servicer evidencing an expected refinancing of the mortgage loan or sale of the related mortgaged property.

The Special Servicer will not be entitled to any fees from the securitization trust or the related borrower during a fee restricted period, other than a special servicing fee, and, in certain circumstances described in the succeeding paragraph, a liquidation fee, if the Special Servicer elects to cause a mortgage loan to be transferred to special servicing as a result of an imminent or reasonably foreseeable default when the Master Servicer has not independently transferred the mortgage loan to special servicing for that reason.

Notwithstanding the foregoing, the special servicer may be entitled to a liquidation fee if it transfers a mortgage loan into special servicing as described above and a default occurs that leads to a liquidation of the applicable mortgage loan.

In order to streamline the servicing and administration of the mortgage loans with the goal of reducing the amount of time a CMBS borrower has to wait for certain approvals from the lender, “major decisions” will be administered solely by the Special Servicer, thereby reducing the number of parties involved in the approval process. Under these updated terms, the Special Servicer will be directly responsible for obtaining the consent of the Directing Certificateholder for “major decisions” involving all mortgage loans, rather than requiring the Master Servicer’s involvement in the approval process for Non-Specially Serviced Loans. In prior CMBS transactions, the master servicer would commonly prepare a recommendation related to a particular approval and be required to obtain the consent of the special servicer (who, in turn, would commonly be required to obtain the consent of the Directing Certificateholder before providing its consent to the master servicer) prior to taking any action with respect to that “major decision”.

In addition, certain revisions have been incorporated in the scope of the “major decisions” in the Preliminary Prospectus, that limit the involvement of the Directing Certificateholder in (1) the replacement of the related property management company, (2) the approval of releases of certain performance escrows and earnouts, and (3) the consent to modifications of any mezzanine intercreditor agreement in circumstances when the Directing Certificateholder is affiliated with the mezzanine lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Certificate Administrator will be required to identify the then-current Directing Certificateholder as part of its monthly distribution date statement.

See “Description of the Certificates” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

■ Liquidated Loan Waterfall:

On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any delinquent interest that was not advanced as a result of Appraisal Reduction Amounts or interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay delinquent interest that was not advanced as a result of Appraisal Reduction Amounts and any interest that accrued on any junior note(s) if such mortgage loan is an AB Modified Loan. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class R Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class R Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■ Sale of Defaulted Loans and REO Properties:

The Special Servicer is required to solicit offers for any defaulted loan (other than a non-serviced mortgage loan) in such a manner as will be reasonably likely to maximize the value of the defaulted loan on a net present value basis, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the Certificateholders and the RR Interest Owner (or, in the case of any Serviced Whole Loan, the Certificateholders, the RR Interest Owner and any holders of the related serviced Companion Loans, as a collective whole, taking into account the pari passu or subordinate nature of such serviced Companion Loans), on a net present value basis. Additionally, the Special Servicer may offer to sell any REO property if, and when, the Special Servicer determines that such a sale would be in the best economic interest of the issuing entity and the holders of any related Companion Loans, on a net present value basis.

In the case of each non-serviced mortgage loan, under certain circumstances permitted under the related intercreditor agreement, to the extent that such non-serviced mortgage loan is not sold together with the related non-serviced companion loan by the special servicer for the related Non-Serviced Whole Loans, the Special Servicer will be entitled to sell (with respect to any mortgage loan other than an Excluded Loan, with the consent of the Directing Certificateholder if no Control Termination Event has occurred and is continuing) such non-serviced mortgage loan if it determines in accordance with the servicing standard that such action would be in the best interests of the Certificateholders and the RR Interest Owner.

The Special Servicer is required to accept a cash offer received from any person for any defaulted loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Purchase Price”) except as described in the Preliminary Prospectus.

With respect to the Serviced Whole Loans, any such sale of the related defaulted loan is required to also include any related Companion Loans, if any, and the prices will be adjusted accordingly.

Within 30 days of a defaulted loan becoming a specially serviced loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt or permit mezzanine debt in the future, the mezzanine lenders may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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If the Special Servicer does not receive a cash offer at least equal to the Purchase Price, the Special Servicer may purchase the defaulted loan or REO property at the Purchase Price. If the Special Servicer does not purchase the defaulted loan or REO property at the Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced loan) for such defaulted loan or REO property, if the highest offeror is a person other than an Interested Person. If the highest offer is made by an Interested Person, the Trustee will determine (based upon the most recent appraisal or updated appraisal conducted in accordance with the terms of the Pooling and Servicing Agreement) whether the offer constitutes a fair price for the defaulted loan or REO property provided that no offer from an Interested Person will constitute a fair price unless (A) it is the highest offer received and (B) if the offer is less than the applicable Purchase Price, at least two other offers are received from independent third parties and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any specially serviced loan or REO property. An “Interested Person” is any person that is (i) a party to the Pooling and Servicing Agreement, the Directing Certificateholder, any Risk Retention Consultation Party, any sponsor, any Borrower Party, any independent contractor engaged by the Special Servicer, any holder of a mezzanine loan (but only with respect to the related mortgage loan) or any known affiliate of any such person or, (ii) with respect to a defaulted whole loan, the depositor, the master servicer, the special servicer (or independent contractor engaged by such special servicer) or the trustee for any securitization that includes a related Companion Loan and each holder of any related Companion Loan, or any known affiliate of any such person.

The Special Servicer is not required to accept the highest offer for a defaulted loan or REO property if the Special Servicer determines, in accordance with the servicing standard (and subject to the requirements of any related intercreditor agreement), that a rejection of such offer would be in the best interests of the Certificateholders, the RR Interest Owner and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders, the RR Interest Owner and, if applicable, the related Companion Loan Holder(s) constituted a single lender), and may accept a lower offer (so long as such lower offer was not made by the Special Servicer or any of its affiliates) if it determines that acceptance of such lower offer would be in the best interests of the Certificateholders, the RR Interest Owner and, with respect to any Serviced Whole Loan, the holder of the related Companion Loans, as a collective whole, as if such Certificateholders and, if applicable, the related Companion Loan Holder(s) constituted a single lender).

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants (or has not denied) a qualifying extension of time to sell such mortgaged property or (b) the Special Servicer obtains for the Trustee, the Certificate Administrator and the Master Servicer an opinion of independent counsel to the effect that the holding of the property by the trust longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to each Non-Serviced Whole Loan, if the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement determines to sell the related Companion Loan(s) as described above, then the applicable special servicer will be required to sell the related non-serviced mortgage loan included in the Benchmark 2021-B28 trust, and the related Companion Loan(s), as a single loan. In connection with any such sale, the thenapplicable special servicer will be required to follow procedures substantially similar to those set forth above.

■ Control Eligible Certificates:	Classes G and NR.
■ Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be, (A) with respect to each serviced mortgage loan (other than any Servicing Shift Mortgage Loan), the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement and (B) with respect to any Servicing Shift Mortgage Loan, the related “controlling holder” or any analogous concept under the related intercreditor agreement, which prior to the securitization of the related controlling companion loan will be the holder of such companion loan. With respect to any mortgage loan (other than any Excluded Loan), unless a Control Termination Event has occurred and is continuing, the Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking, certain actions with respect to such mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan (other than any non-serviced mortgage loan, any Servicing Shift Mortgage Loan or any Excluded Loan). With respect to any mortgage loan that has or may in the future have mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

A “Borrower Party” means a borrower, a mortgagor, a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate.

A “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (a) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (b) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable. For purposes of this definition, “control” when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

An “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan.

An “Excluded Loan” means (a) with respect to the Directing Certificateholder, a Mortgage Loan or Whole Loan with respect to which the Directing Certificateholder or the holder of the majority of the Controlling Class is a Borrower Party or (b) with respect to any Risk Retention Consultation Party, a Mortgage Loan or Whole Loan with respect to which, as of the applicable date of determination, such Risk Retention Consultation Party or the person entitled to appoint such Risk Retention Consultation Party or the applicable VRR Interest owner is a Borrower Party. As of the Closing Date, it is expected that there will be no Excluded Loans in this securitization.

With respect to the Serviced Whole Loans, direction, consent and consultation rights with respect to the related Whole Loan are subject to certain consultation rights of the holders of the related Pari Passu Companion Loans pursuant to the related intercreditor agreement.

With respect to any Non-Serviced Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the directing certificateholder or controlling class representative under the applicable trust and servicing agreement or pooling and servicing agreement or the holder of the related controlling Companion Loan, as applicable.

With respect to any Servicing Shift Whole Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the related controlling noteholder and, after the securitization of the related controlling note, the applicable directing holder pursuant to the applicable pooling and servicing agreement and related intercreditor agreement.
■ Directing Certificateholder:

Eightfold Real Estate Capital Fund V, L.P. (or an affiliate) is expected to be appointed as the initial directing certificateholder with respect to all serviced mortgage loans (other than any Excluded Loans and any Servicing Shift Mortgage Loans).

■ Controlling Class:	The “Controlling Class” will at any date of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class; provided that if at any

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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time the Certificate Balances of the certificates (other than the Control Eligible Certificates and the Class RR Certificates) have been reduced to zero as a result of the allocation of principal payments on the mortgage loans, then the Controlling Class will be the most subordinate Class among the Control Eligible Certificates that has an aggregate Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class NR Certificates.

Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

■ Control Termination Event:

A “Control Termination Event” will occur with respect to any serviced Mortgage Loan, when the Class G Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such class) of less than 25% of the initial Certificate Balance of that class; provided that prior to the applicable securitization of the controlling Companion Loan with respect to a Servicing Shift Whole Loan, no Control Termination Event may occur with respect to the Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Control Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Control Termination Event will not be deemed to be continuing in the event the Certificate Balances of the certificates (other than the Control Eligible Certificates and the Class RR Certificates) have been reduced to zero.

The “Cumulative Appraisal Reduction Amount” as of any date of determination, is equal to the sum of (i) with respect to any mortgage loan, all Appraisal Reduction Amounts then in effect, and (ii) with respect to any AB Modified Loan, any Collateral Deficiency Amount then in effect.

An “AB Modified Loan” means any corrected loan (1) that became a corrected loan (which includes for purposes of this definition any non-serviced mortgage loan that became a “corrected loan” (or any term substantially similar thereto) pursuant to the trust and servicing agreement or pooling and servicing agreement, as applicable, governing such non-serviced mortgage loan) due to a modification thereto that resulted in the creation of an A/B note structure (or similar structure) and as to which the new junior note(s) did not previously exist or the principal amount of the new junior note(s) was previously part of either an A note held by the issuing entity or the original unmodified mortgage loan and (2) as to which an Appraisal Reduction Amount is not in effect.

The “Collateral Deficiency Amount” means, with respect to any AB Modified Loan as of any date of determination, the excess of (i) the principal balance of such AB Modified Loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a Whole Loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent Appraised Value for the related mortgaged property or mortgaged properties, plus (y) solely to the extent not reflected or taken into account in such Appraised Value and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan became (and as part of the modification related to) such AB Modified Loan for the benefit of the related mortgaged property or mortgaged properties (provided that in the case of a non-serviced mortgage loan, the amounts set forth in this clause (y) will be taken into account solely to the extent relevant information is received by the Special Servicer), plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y)) held by the lender in respect of such AB Modified Loan as of the date of such determination.

Upon the occurrence and during the continuance of a Control Termination Event, the Controlling Class will no longer have any control rights and the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to any mortgage loan other than an Excluded Loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■ Consultation Termination Event:	A “Consultation Termination Event” will occur with respect to any serviced Mortgage Loan, when there is no class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided that prior to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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applicable securitization of the controlling Companion Loan with respect to a Servicing Shift Whole Loan, no Consultation Termination Event may occur with respect to with respect to the Directing Certificateholder related to such Servicing Shift Whole Loan, and the term “Consultation Termination Event” will not be applicable to the Directing Certificateholder related to such Servicing Shift Whole Loan; provided, further, that a Consultation Termination Event will not be deemed to be continuing in the event the Certificate Balances of the certificates (other than the Control Eligible Certificates and the Class RR Certificates) have been reduced to zero.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class and the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■ Risk Retention Consultation Parties:	The risk retention consultation parties will have certain non-binding consultation rights with respect to certain material servicing actions. The owners of the VRR Interest, which is expected to be transferred by the depositor on the Closing Date to JPMCB and CREFI will each be entitled to appoint a risk retention consultation party. JPMCB and CREFI are expected to be appointed as the initial risk retention consultation parties.
■ Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction Amounts or Collateral Deficiency Amounts allocable to such Class, to no longer be the Controlling Class.
■ Remedies Available to Holders of an Appraised-Out Class:

Holders of the majority of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order a supplemental appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan (or Serviced Whole Loan) that results in the Class becoming an Appraised-Out Class.

Upon receipt of that supplemental appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the supplemental appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Master Servicer will be required to recalculate the Appraisal Reduction Amount or Collateral Deficiency Amount, as applicable, based on the supplemental appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a supplemental appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■ Operating Advisor:

The Operating Advisor will initially be Pentalpha Surveillance LLC. The Operating Advisor will have access to any final asset status report and information available with respect to the transaction on the certificate administrator’s website and will have certain monitoring responsibilities on behalf of the entire issuing entity. During the continuance of a Control Termination Event, the Operating Advisor will be entitled to consult with the Special Servicer with respect to certain major decisions on behalf of the issuing entity and in the best interest of, and for the benefit of, the certificateholders, the RR Interest Owner and, in the case of a serviced whole loan, the related companion loan holder(s), as a collective whole, as if those certificateholders, RR Interest Owner and, if applicable, such companion loan holder(s) constituted a single lender (taking into account the pari passu or subordinate nature of any related companion loan(s)).

In addition, if during the continuance of a Control Termination Event, the Operating Advisor determines, in its sole discretion exercised in good faith, that (1) the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard and (2) the replacement of the Special Servicer would be in the best interest of the certificateholders and the RR Interest Owner as a collective whole, then, the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates and Class RR Certificates evidencing at least a majority of a quorum of certificateholders (which, for this purpose, is the holders of Certificates that (i) evidence at least 20% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis and (ii) consist of at least three Certificateholders or certificate owners that are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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not affiliated with each other. In the event the holders of Principal Balance Certificates and Class RR Certificates evidencing at least a majority of a quorum of certificateholders elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator's website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time.

■ Replacement of Operating Advisor:

The Operating Advisor may be terminated or removed under certain circumstances and a replacement operating advisor appointed as described in the Preliminary Prospectus.

Any replacement operating advisor (or the personnel responsible for supervising the obligations of the replacement operating advisor) must be an institution (A) that is a special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by the Rating Agencies (including, in the case of the Operating Advisor, this transaction) but has not been special servicer or operating advisor on a transaction for which any of the Rating Agencies has qualified, downgraded or withdrawn its rating or ratings of, one or more classes of certificates for such transaction publicly citing servicing concerns with the operating advisor in its capacity as special servicer or operating advisor on such commercial mortgage-backed securities transaction as the sole or a material factor in such rating action; (B) that can and will make the representations and warranties of the operating advisor set forth in the Pooling and Servicing Agreement; (C) that is not (and is not affiliated with) the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Directing Certificateholder, a Risk Retention Consultation Party, a depositor, a trustee, a certificate administrator, a master servicer or special servicer with respect to any securitization that includes a Companion Loan, or any of their respective affiliates; (D) that has not been paid by any Special Servicer or successor special servicer any fees, compensation or other remuneration (x) in respect of its obligations hereunder or (y) for the appointment or recommendation for replacement of a successor special servicer to become the Special Servicer; (E) that (x) has been regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and that has at least five years of experience in collateral analysis and loss projections and (y) has at least five years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets; and (F) that does not directly or indirectly, through one or more affiliates or otherwise, own or have derivative exposure in any interest in any certificates, any mortgage loans, any Companion Loan or any securities backed by a Companion Loan or otherwise have any financial interest in the securitization transaction to which the Pooling and Servicing Agreement relates, other than in fees from its role as operating advisor and asset representations reviewer (to the extent it also acts as the asset representations reviewer).

■ Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded and notification from the Certificate Administrator that the required percentage of Certificateholders have voted to direct a review of such delinquent mortgage loans. An “Asset Review Trigger” will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan) held by the issuing entity as of the end of the applicable Collection Period are Delinquent Loans, (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are Delinquent Loans and the outstanding principal balance of such Delinquent Loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO Loans (or a portion of any REO Loan in the case of a Whole Loan)) held by the issuing entity as of the end of the applicable Collection Period.

Following the determination that an Asset Review Trigger has occurred, the Certificate Administrator will include in the Form 10-D relating to the distribution period in which the Asset Review Trigger occurred a description of the events that caused the Asset Review Trigger to occur. Once an Asset Review Trigger has occurred, Certificateholders evidencing not less than 5% of the voting rights may deliver to the Certificate Administrator a written direction requesting a vote on whether to commence an Asset Review within 90 days after the filing of the Form 10-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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D reporting the occurrence of the Asset Review Trigger (an “Asset Review Vote Election”). If directed by such Certificateholders, a vote of all Certificateholders will commence and an Asset Review will occur if a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of the Asset Review Vote Election. If the vote does not pass, then no Certificateholder may request a vote or cast a vote for an Asset Review and the Asset Representations Reviewer will not be required to review any delinquent mortgage loan until an additional mortgage loan becomes a Delinquent Loan, an Asset Review Trigger occurs as a result or is otherwise in effect, another Asset Review Vote Election is made and a majority of Certificateholders voting (assuming Certificateholders representing a minimum of 5% of the voting rights respond) vote affirmatively within 150 days of such Asset Review Vote Election.

Delinquent Loan means a mortgage loan that is delinquent at least 60 days in respect of its periodic payments or balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period. For the avoidance of doubt, a delinquency that would have existed but for a COVID modification will not constitute a delinquency for so long as the related borrower is complying with the terms of such COVID modification.

■ Replacement of the Asset Representations Reviewer:	The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of Certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor asset representations reviewer that is an Eligible Asset Representations Reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all Certificateholders and the Asset Representations Reviewer of such request by posting such notice on its website, and by mailing to all Certificateholders, the RR Interest Owner and the Asset Representations Reviewer. Upon the written direction of holders of Principal Balance Certificates and Class RR Certificates evidencing at least 75% of a Certificateholder Quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the Pooling and Servicing Agreement by written notice to the Asset Representations Reviewer, and the proposed successor asset representations reviewer will be appointed.
■ Appointment and Replacement of Special Servicer:

The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date.  Prior to the occurrence and continuance of a Control Termination Event, the Special Servicer may generally be replaced at any time, with or without cause by the Directing Certificateholder.

If the Special Servicer obtains knowledge that it is a Borrower Party with respect to any mortgage loan or Serviced Whole Loan (any such mortgage loan or Serviced Whole Loan, an “Excluded Special Servicer Loan”), the Special Servicer will be required to resign as Special Servicer of that Excluded Special Servicer Loan. Prior to the occurrence and continuance of a Control Termination Event, if the applicable Excluded Special Servicer Loan is not also an Excluded Loan, the controlling class certificateholders or the Directing Certificateholder on their behalf will be required to select a successor special servicer that is not a Borrower Party in accordance with the terms of the Pooling and Servicing Agreement (an “Excluded Special Servicer”) for the related Excluded Special Servicer Loan. After the occurrence and during the continuance of a Control Termination Event or if at any time the applicable Excluded Special Servicer Loan is also an Excluded Loan, the resigning Special Servicer will be required to use reasonable efforts to select the related Excluded Special Servicer.

Upon the occurrence and during the continuance of a Control Termination Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

The Operating Advisor may also recommend the replacement of the Special Servicer at any time as described in “—Operating Advisor” above.

■ Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Termination Event and upon (a) the written direction of holders of Principal Balance Certificates and/or Class RR Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Principal Balance Certificates and/or Class RR Certificates) requesting a vote to replace the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to post notice of such direction on its website and by mail, and conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of Principal Balance Certificates and/or Class RR Certificates evidencing at least 50% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with a qualified replacement special servicer designated by such holders of Certificates.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer or the Asset Representations Reviewer described above, the holders of Certificates evidencing at least 50% of the aggregate Voting Rights (taking into account the application of realized losses and, other than with respect to the termination of the Asset Representations Reviewer, the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Principal Balance Certificates and the Class RR Certificates on an aggregate basis.

With respect to each of the Serviced Whole Loan, subject to the related intercreditor agreement, the holders of the related Pari Passu Companion Loans, under certain circumstances following a servicer termination event with respect to the Special Servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the Special Servicer solely with respect to such Serviced Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Termination Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to any Non-Serviced Whole Loan, subject to the related intercreditor agreement, the Benchmark 2021-B28 trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, as described above, which may be exercised by the Directing Certificateholder prior to the Control Termination Event. However, the successor special servicer will be selected pursuant to the applicable trust and servicing agreement or pooling and servicing agreement, as applicable, by the related directing holder prior to a control event under such trust and servicing agreement or pooling and servicing agreement, as applicable. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Dispute Resolution Provisions:

Each Mortgage Loan Seller will be subject to the dispute resolution provisions set forth in the Pooling and Servicing Agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the Depositor by a Mortgage Loan Seller and such Mortgage Loan Seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a request to repurchase a mortgage loan (a “Repurchase Request”) is not “Resolved” (as defined below) within 180 days after the related Mortgage Loan Seller receives such Repurchase Request (a “Resolution Failure”), then the Enforcing Servicer (as defined below) will be required to send a notice to the “Initial Requesting Certificateholder” (if any) indicating the Enforcing Servicer’s intended course of action with respect to the Repurchase Request. If (a) the Enforcing Servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner wishes to exercise its right to refer the matter to mediation (including nonbinding arbitration) or arbitration, or (b) the Enforcing Servicer’s intended course of action is to pursue further action to exercise rights against the related Mortgage Loan Seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other Certificateholder or Certificate Owner does not

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

agree with the dispute resolution method selected by the Enforcing Servicer, then the Initial Requesting Certificateholder, if any, or such other Certificateholder or Certificate Owner may deliver a written notice to the Enforcing Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

The Enforcing Servicer will be required to consult with any Certificateholder or Certificate Owner that delivers a notice of its intent to exercise its dispute resolution rights (a “Requesting Certificateholder”) so that a Requesting Certificateholder may consider the views of the Enforcing Servicer as to the claims underlying the Repurchase Request and possible dispute resolution methods. If a Requesting Certificateholder elects to exercise its right to refer the matter to either mediation or arbitration, then it will become the party responsible for enforcing the Repurchase Request and must promptly submit the matter to mediation (including nonbinding arbitration) or arbitration. Failure to make an election to exercise that right or failure to begin the elected form of proceedings within the certain timeframe set forth in the Pooling and Servicing Agreement will generally waive the Certificateholders’ or Certificate Owners’ rights with respect to the related Repurchase Request.

The “Enforcing Servicer” will be (a) with respect to a specially serviced loan, the Special Servicer, and (b) with respect to a non-specially serviced loan, (i) in the case of a Repurchase Request made by the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, the Master Servicer, and (ii) in the case of a Repurchase Request made by any person other than the Special Servicer, the Directing Certificateholder or a Controlling Class Certificateholder, (A) prior to a Resolution Failure relating to such non-specially serviced loan, the Master Servicer, and (B) from and after a Resolution Failure relating to such non-specially serviced Loan, the Special Servicer.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable Mortgage Loan Seller has made a Loss of Value Payment, (v) a contractually binding agreement is entered into between the Enforcing Servicer, on behalf of the issuing entity, and the related Mortgage Loan Seller that settles the related Mortgage Loan Seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the Pooling and Servicing Agreement.

■ Investor Communications

The Certificate Administrator is required to include on any Form 10–D any request received from a Certificateholder to communicate with other Certificateholders related to Certificateholders exercising their rights under the terms of the Pooling and Servicing Agreement. Any Certificateholder wishing to communicate with other Certificateholders regarding the exercise of its rights under the terms of the Pooling and Servicing Agreement should deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator at the address below:

9062 Old Annapolis Road

Columbia, Maryland 21045

Attention: Corporate Trust Administration Group – Benchmark 2021-B28

With a copy to: trustadministrationgroup@wellsfargo.com

■ Master Servicer and Special Servicer Compensation:

The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan, any related REO loan and any related serviced Companion Loan that will accrue at the related servicing fee rate described in the Preliminary Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced loan and REO loan (other than a non-serviced mortgage loan) at the special servicing fee rate described in the Preliminary Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees, processing fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Structural Overview

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or Serviced Whole Loan is the sum of (A) the excess, if any, of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan, as applicable, over (ii) all unpaid or unreimbursed additional expenses described in the Preliminary Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding or previously incurred on behalf of the issuing entity with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 18 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan, as applicable, on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loans) or serviced Companion Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan and/or related serviced Companion Loan (other than all assumption fees, assumption application fees, consent fees, defeasance fees, Special Servicing Fees, Liquidation Fees or Workout Fees).

A “Workout Fee” will generally be payable with respect to each corrected loan (except with respect to a corrected loan that was a fee restricted specially serviced loan and became a corrected loan while it was a fee restricted specially serviced loan) (as more specifically described in the Preliminary Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected loan, subject to a maximum of $1,000,000 in the aggregate with respect to any particular corrected loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected loan (including any related serviced Companion Loan) that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected loan (including any related serviced Companion Loan) to be $25,000.

The “Excess Modification Fee Amount” for any corrected loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including the related serviced Companion Loan, unless prohibited under the related intercreditor agreement) and received and retained by the Master Servicer or the Special Servicer, as applicable, as compensation within the prior 18 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

A “Liquidation Fee” will generally be payable with respect to (i) each specially serviced loan (except, under certain circumstances, with respect to any fee restricted specially serviced loan) or REO property (except with respect to any non-serviced mortgage loan), (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced loan will be payable at a rate of 1.00% of the liquidation proceeds (exclusive of default interest) subject to a maximum of $1,000,000; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including a serviced Companion Loan) or REO property as additional compensation within the prior 18 months, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the applicable special servicer for the Non-Serviced Whole Loans under the related trust and servicing agreement or pooling and servicing agreement, as applicable.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan or Serviced Whole Loan becomes a specially serviced loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the related maturity date as a result of the related mortgage loan or Serviced Whole Loan being refinanced or otherwise repaid in full.

See “Pooling and Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in the Preliminary Prospectus.

■ Deal Website:

The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:

▪    special notices;

▪    summaries of any final asset status reports;

▪    appraisals in connection with Appraisal Reductions plus any second appraisals ordered;

▪    an “Investor Q&A Forum”;

▪    a voluntary investor registry;

▪    SEC EDGAR filings; and

▪    risk retention.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GSMC, GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$135,000,000	Title:	Fee
Cut-off Date Principal Balance(2):	$135,000,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	9.8%	Net Rentable Area (SF):	786,891
Loan Purpose:	Refinance	Location:	New York, NY
Borrowers:	SOHO AOA Owner LLC, OSS 2016	Year Built / Renovated:	1904-1926 / 2016
	LLC, and 2016 SOHO LLC	Occupancy:	92.5%
Guarantor:	The Gluck Family Trust	Occupancy Date:	6/1/2021
Interest Rate:	2.72466879%	Number of Tenants:	14
Note Date:	7/9/2021	Fourth Most Recent NOI:	NAV
Maturity Date:	8/6/2028	Third Most Recent NOI(4):	$24,995,700 (December 31, 2019)
Interest-only Period:	84 months	Second Most Recent NOI:	$46,957,475 (December 31, 2020)
Original Term:	84 months	Most Recent NOI:	$51,408,293 (TTM April 30, 2021)
Original Amortization:	None	UW Economic Occupancy(6):	95.9%
Amortization Type:	Interest Only	UW Revenues:	$83,142,799
Call Protection(3):	YM(24),DorYM(54),O(6)	UW Expenses:	$19,231,486
Lockbox / Cash Management:	Hard / Springing	UW NOI(4):	$63,911,313
Additional Debt(2):	Yes	UW NCF(4):	$63,328,788
Additional Debt Balance(2):	$335,000,000 / $315,000,000 /	Appraised Value / Per SF:	$1,350,000,000 / $1,716
	$120,000,000	Appraisal Date:	6/10/2021
Additional Debt Type(2):	Pari Passu / Subordinate /
	Mezzanine

Escrows and Reserves(5)				Financial Information(2)(6)
	Initial	Monthly	Initial Cap		Senior Notes	Whole Loan	Total Debt
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$597	$998	$1,150
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$597	$998	$1,150
Replacement Reserves:	$0	Springing	$150,000	Cut-off Date LTV:	34.8%	58.1%	67.0%
TI/LC:	$0	Springing	$1,500,000	Maturity Date LTV:	34.8%	58.1%	67.0%
				UW NCF DSCR:	4.88x	2.92x	2.28x
				UW NOI Debt Yield:	13.6%	8.1%	7.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Senior Loan	$470,000,000	51.8%	Purchase Price	$900,036,150	99.2%
Subordinate Loan	315,000,000	34.7	Closing Costs	7,272,952	0.8_
Mezzanine Loan	120,000,000	13.2
Loan Sponsor Cash Contribution	2,309,102	0.3
Total Sources	$907,309,102	100.0%	Total Uses	$907,309,102	100.0%
(1)	The One SoHo Square Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal. GSMC will be contributing $103,950,000 (Notes A-1-C-1 and A-1-C-3) and GACC will be contributing $31,050,000 (Notes A-2-C-1 and A-2-C-5) to the Benchmark 2021-B28 transaction.

(2)	The One SoHo Square Loan (as defined below) is part of a whole loan evidenced by 20 senior pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $470.0 million (the “One SoHo Square Senior Notes”) and three pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $315.0 million. The Financial Information in the chart above reflects the Cut-off Date Balances of the One SoHo Square Senior Notes, the One SoHo Square Whole Loan (as defined below), and the total debt inclusive of the related $120.0 million mezzanine loan on the One SoHo Square Property (as defined below).
(3)	The defeasance lockout period, with respect to a defeasance of the One SoHo Square Whole Loan, will be at least 24 payment dates beginning with and including the first payment date on September 6, 2021. Defeasance of the full $785.0 million One SoHo Square Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) July 9, 2024. Prepayment in whole or in part is permitted at any time, subject to yield maintenance for any payment prior to March 6, 2028.
(4)	The increase from Third Most Recent NOI to UW NCF and UW NOI are primarily attributable to the One SoHo Square Property (as defined below) undergoing lease up.
(5)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.
(6)	While the One SoHo Square Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The One SoHo Square Whole Loan more severely than assumed in the underwriting of The One SoHo Square Whole Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 38 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

The Loan. The One SoHo Square mortgage loan (the “One SoHo Square Loan”) is part of a whole loan with an aggregate outstanding principal balance as of the Cut-off Date of $785.0 million (the “One SoHo Square Whole Loan”) consisting of 20 senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $470.0 million and three pari passu subordinate notes with an aggregate outstanding principal balance as of the Cut-off Date of $315.0 million. The One SoHo Square Whole Loan is secured by the borrowers’ fee interest in a 786,891 square foot office property located in New York, New York (the “One SoHo Square Property”). The non-controlling Notes A-1-C-1, A-1-C-3, A-2-C-1 and A-2-C-5, with an aggregate outstanding principal balance as of the Cut-off Date of $135.0 million, will be included in the Benchmark 2021-B28 trust. The remaining notes have been, or are expected to be, contributed to one or more future securitization trusts or may otherwise be transferred at any time. The One SoHo Square Whole Loan, which accrues interest at an interest rate of 2.72466879% per annum, was co-originated by Goldman Sachs Bank USA, DBR Investments Co. Limited and Bank of Montreal on July 9, 2021 and had an aggregate original principal balance of $785.0 million and has an aggregate outstanding principal balance as of the Cut-off Date of $785.0 million. The proceeds of the One SoHo Square Whole Loan were primarily used to refinance the One SoHo Square Property and pay origination costs. The One SoHo Square Whole Loan was previously securitized in GSMS 2019-SOHO. The relationship between the holders of the One SoHo Square Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB Whole Loans—The One SoHo Square Whole Loan” in the Preliminary Prospectus. The One SoHo Square Whole Loan had an initial term of 84 months and has a remaining term of 84 months as of the Cut-off Date. The One SoHo Square Whole Loan requires monthly payments of interest only for the entire duration of the loan. The scheduled maturity date of the One SoHo Square Whole Loan is the due date in August 2028.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-S	$685,083	$685,083	SOHO 2021-SOHO(1)	Yes
A-1-C-1	$53,950,000	$53,950,000	Benchmark 2021-B28	No
A-1-C-2	$75,000,000	$75,000,000	GSBI(2)	No
A-1-C-3	$50,000,000	$50,000,000	Benchmark 2021-B28	No
A-1-C-4	$50,000,000	$50,000,000	GSBI(2)	No
A-1-C-5	$50,000,000	$50,000,000	GSBI(2)	No
A-1-C-6	$20,000,000	$20,000,000	GSBI(2)	No
A-1-C-7	$20,000,000	$20,000,000	GSBI(2)	No
A-1-C-8	$2,353,868	$2,353,868	GSBI(2)	No
A-2-S	$204,420	$204,420	SOHO 2021-SOHO(1)	No
A-2-C-1	$21,050,000	$21,050,000	Benchmark 2021-B28	No
A-2-C-2	$20,000,000	$20,000,000	DBRI(2)	No
A-2-C-3	$20,000,000	$20,000,000	DBRI(2)	No
A-2-C-4	$16,000,000	$16,000,000	DBRI(2)	No
A-2-C-5	$10,000,000	$10,000,000	Benchmark 2021-B28	No
A-2-C-6	$8,822,928	$8,822,928	DBRI(2)	No
A-3-S	$110,497	$110,497	SOHO 2021-SOHO(1)	No
A-3-C-1	$24,000,000	$24,000,000	BMO(2)	No
A-3-C-2	$16,000,000	$16,000,000	BMO(2)	No
A-3-C-3	$11,823,204	$11,823,204	BMO(2)	No
Total Senior Notes	$470,000,000	$470,000,000
B-1	$215,801,105	$215,801,105	SOHO 2021-SOHO(1)	No
B-2	$64,392,265	$64,392,265	SOHO 2021-SOHO(1)	No
B-3	$34,806,630	$34,806,630	SOHO 2021-SOHO(1)	No
Whole Loan	$785,000,000	$785,000,000
(1)	Expected to close prior to the Closing Date.
(2)	Expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time.

The Borrowers. The borrowers are SOHO AOA Owner, LLC, OSS 2016, LLC and 2016 SOHO LLC, each a Delaware limited liability company. The borrowers are structured to be single purpose bankruptcy-remote entities, having at least two independent directors in their organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the One SoHo Square Whole Loan.

The Loan Sponsor. The loan sponsor is comprised of entities controlled by the trustees of the Amended and Restated 2013 LG Revocable Trust (d/b/a Stellar Management) and the non-recourse carveout guarantor is The Gluck Family Trust. At origination, in lieu of funding an unfunded obligations reserve, the guarantor also provided a guaranty of certain unfunded obligations including tenant improvements and leasing commissions in an amount equal to $3,142,373.13. Stellar Management (“Stellar”) was founded in 1985 by Laurence Gluck, formerly a partner at New York real estate law firm Dreyer & Traub and a former member of the executive committee of the Real Estate Board of New York. Stellar owns and manages over 12,000 apartments, over two million square feet of office space and 1.3 million square feet of retail space. Notable New York City projects, past and present, include 14 Wall Street, The Milk Building, 522 Fifth Avenue, 220 Fifth Avenue, Otto Greenpoint, The Windermere, Embassy House, Columbus Square and Independence Plaza. Since its inception, Stellar has partnered with a number of institutions and has been a fiduciary to investors on over 150 transactions. Stellar employs over 700 people.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 39 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

The Property. The One SoHo Square Property is a 786,891 square foot, Class A, office property located in New York, New York that was designed by the architecture firm Gensler. The One SoHo Square Property is situated in the Hudson Square / Meatpacking District submarket on the northwest corner of 6th Avenue and Spring Street. The One SoHo Square Property features multiple amenities, including roof decks with panoramic views, building management systems, destination dispatch elevators, 24/7 attended lobby with exclusive key card access, a bike room, a message center, and an online tenant service request system. The One SoHo Square Property serves as the corporate headquarters for Flatiron Health, MAC, Warby Parker, Glossier and Double Verify (through November 2023, at which time Flatiron Health is expected take this space through February 2031 as further described below) which together occupy 59.2% of the NRA.

As of June 1, 2021, the One SoHo Square Property was 92.5% leased to 14 tenants.

Major Tenants.

The largest tenant, Flatiron Health (“Flatiron”) (223,402 square feet; 28.4% of net rentable area; 29.0% of underwritten base rent; Moody’s/S&P/Fitch: Aa3/AA/AA) is an oncology-focused electronic health records company that seeks to accelerate cancer research and improve the quality of care for cancer patients. Founded in 2012, Flatiron Health partners with hundreds of cancer centers and developers of oncology therapeutics to facilitate the collection of patient data for research and development purposes to accelerate and impact treatment worldwide. Flatiron’s lease at the One SoHo Square Property commenced in June 2018 and expires in February 2031. Flatiron’s lease has two, five-year extension options.

The second largest leased tenant, Aetna (106,350 square feet; 13.5% of net rentable area; 14.9% of underwritten base rent; Moody’s/S&P/Fitch: Baa2/BBB/NR) provides health insurance, as well as dental, vision and other plans to individuals, families and employers. Founded in 1853 in Hartford, Connecticut, Aetna offers: (i) a range of insurance and employee benefits products, (ii) programs and services that help control rising costs while striving to improve the quality of healthcare and (iii) tools and information to help people make better-informed decisions about their healthcare and financial well-being. Aetna’s lease at the One SoHo Square Property commenced in August 2018 and expires in July 2029. Aetna’s lease has two, one-year or five-year extension options.

The third largest leased tenant, MAC (88,699 square feet; 11.3% of net rentable area; 13.1% of underwritten base rent; Moody’s/S&P/Fitch: A1/A+/NR) which stands for Make-Up Art Cosmetics (“MAC”), is a makeup and cosmetic supplier. Founded in 1984 in Toronto, Canada by photographer Frank Toskan and salon owner Frank Angelo, MAC is now sold in more than 120 countries around the globe and offers more than 50 collections each year. MAC’s lease at the One Soho Square Property commenced in November 2017 and expires in March 2034. MAC’s lease has two, five-year extension options.

The Market. The One SoHo Square Property is located within the New York City-Jersey City-White Plains metropolitan area and is part of the Hudson Square/Meatpacking Office submarket. The One SoHo Square Property benefits from the area’s mass transit infrastructure that connects Manhattan to the outer boroughs and the surrounding suburbs in the tri-state area. Air transportation is available via JFK International Airport, Newark Liberty International Airport, and LaGuardia Airport, all of which are in close proximity to the One SoHo Square Property. Further, Penn Station and Grand Central are located in New York City, offering railroad access to Long Island, New York state, Connecticut, and New Jersey. The New York City metropolitan area has a diverse economy, with major employers including JP Morgan Chase & Co., Bank of America, New York-Presbyterian Healthcare System, Macy’s, Verizon Communications, PWC, Delta Air Lines Inc., and Time Warner Inc.

As of the first quarter of 2021, the Midtown South Office Market had approximately 3.4 million square feet under construction with an overall vacancy rate of 17.5% and average asking rents of $76.60 per square foot. As of the first quarter of 2021, the Hudson Square/Meatpacking Office submarket had approximately 988,866 square feet under construction with an overall vacancy rate of 6.4% and average asking rents of $79.55 per square foot.

The appraisal identified seven directly competitive office comparables. Comparable buildings were built between 1910 and 1987 and range in size from 236,512 square feet to 2,921,914 square feet. Average asking rents ranged from $85.00 to $90.00 per square foot.

Historical and Current Occupancy(1)
T12 (Apr 2021)	Current(2)
91.1%	92.5%
(1)	Historical occupancies are not presented as the One SoHo Square Property was undergoing lease up.
(2)	Current Occupancy is as of June 1, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 40 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

Sales Comparables(1)
	Address	RSF	Year Built / Renovated	Occupancy	Sale Date	Price	Price PSF	Cap Rate	Adjusted Price PSF
1	635-641 Avenue of the Americas	267,000	1902 / 2015	84.0%	Jun-2021	$ 325,000,000	$ 1,217	5.36%	$ 1,339
2	546 Broadway	93,600	1900	100.0%	Jun-2021	160,000,000	1,709	6.17%	1,197
3	125 West End Avenue	399,309	1929	0.0%	Mar-2021	597,015,923	1,495	4.58%	1,719
4	410 Tenth Avenue	634,359	1927 / 2021	98.0%	Dec-2020	952,840,000	1,502	4.30%	1,577
5	One Madison Avenue	1,392,565	1932 / 2023	0.0%	May-2020	2,300,000,000	1,652	4.30%	1,817
6	424 Fifth Avenue	680,493	1929 / 2020	100.0%	Mar-2020	1,289,501,065	1,895	5.21%	1,710
7	450 West 15th Street	320,789	1928 / 2012	94.0%	May-2019	600,000,000	1,870	3.30%	1,688
8	330 Hudson Street	467,905	1910 / 2013	100.0%	Feb-2018	385,000,000	823	4.54%	1,214
Weighted Average / Total		532,003		56.1%		$1,268,227,178	$ 1,553	4.53%	$ 1,635
	One SoHo Square(2)	786,891	1904-1926 / 2016	92.5%		$1,350,000,000	$ 1,716	4.25%	$ 1,716
(1)	Source: Appraisal
(2)	The One SoHo Square Property’s Price and Price PSF are based on the “as-is” appraised value. The One SoHo Square Property’s Occupancy and RSF is based on in-place rent roll as of June 2021 with rent steps through August 31, 2022.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)(3)	% of Total NRA	Base Rent PSF(4)	% of Total Base Rent	Lease Expiration Date
Flatiron Health(5)(6)	Aa3/AA/AA	223,402	28.4%	$87.17	29.0%	2/28/2031
Aetna	Baa2/BBB/NR	106,350	13.5	$93.77	14.9%	7/31/2029
MAC	A1/A+/NR	88,699	11.3	$99.03	13.1%	3/31/2034
Juul Labs(7)	NR/NR/NR	54,068	6.9	$128.13	10.3%	5/31/2032
Warby Parker	NR/NR/NR	83,286	10.6	$75.68	9.4%	1/31/2025
Glossier	NR/NR/NR	39,637	5.0	$88.13	5.2%	4/30/2028
Double Verify(8)	NR/NR/NR	30,668	3.9	$87.40	4.0%	2/28/2031
Trader Joe's	NR/NR/NR	26,126	3.3	$95.69	3.7%	5/31/2033
Managed By Q(9)	NR/NR/NR	27,334	3.5	$86.53	3.5%	6/30/2028
Aveda	A1/A+/A+	20,194	2.6	$90.52	2.7%	5/31/2025
Total		699,764	88.9%	$91.93	95.8%
Other Occupied		28,208	3.6
Total Occupied		727,972	92.5%
Vacant		58,919	7.5
Total		786,891	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Borrower owned space. Does not include non-owned anchors or outparcels.
(4)	Base Rent PSF is inclusive of contractual rent steps through August 31, 2022.
(5)	Flatiron Health receives an abatement of 87.71% for the months of March 2027 through March 2028. Does not include space that has been pre-leased to Flatiron Health (35,523 square feet), which is currently occupied by Double Verify (see footnote (8) below) and another tenant.
(6)	Flatiron Health originally put up approximately 111,000 square feet (approximately 49%) of its leased space for sublease during the COVID-19 pandemic. They currently have approximately 40,890 square feet (approximately 17.9%) of its leased space up for sublease, of which 30,668 square feet has been subleased to Petal for three years at approximately 35% of Flatiron Health’s contractual rent. We cannot assure you that Flatiron Health will be able to sublease its remaining space or continue paying rent.
(7)	Juul Labs has yet to take occupancy of its space but continues to pay its current rent. This space is presently on the market for sublease. We cannot assure you that this space will be subleased or that Juul Labs will continue to pay rent.
(8)	Suite 4 is presently leased to Double Verify through November 30, 2023. Flatiron Health has executed a lease for this space commencing on March 1, 2024. UW Base Rent depicts Double Verify’s base rent through November 2023 and Flatiron Health’s rent thereafter. Flatiron Health receives an abatement of 91.28% for the months of March 2027 through September 2027 and 58.1% for the month of October 2027.
(9)	Additional credit enhancement in the form of a parent company guaranty from WeWork, a letter of credit in the amount of one year of rent and a prohibition on using the space for co-working.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 41 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

Lease Rollover Schedule
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(1)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	58,919	7.5%	NAP	NAP	58,919	7.5%	NAP	NAP
MTM & 2021	0	0	0.0	$0	0.0%	58,919	7.5%	$0	0.0%
2022	0	0	0.0	0	0.0	58,919	7.5%	$0	0.0%
2023(2)	0	0	0.0	0	0.0	58,919	7.5%	$0	0.0%
2024	0	0	0.0	0	0.0	58,919	7.5%	$0	0.0%
2025	2	103,480	13.2	8,130,858	12.1	162,399	20.6%	$8,130,858	12.1%
2026	1	4,855	0.6	89,652	0.1	167,254	21.3%	$8,220,510	12.2%
2027	0	0	0.0	0	0.0	167,254	21.3%	$8,220,510	12.2%
2028	2	66,971	8.5	5,858,247	8.7	234,225	29.8%	$14,078,757	21.0%
2029	1	106,350	13.5	9,972,297	14.9	340,575	43.3%	$24,051,054	35.8%
2030	0	0	0.0	0	0.0	340,575	43.3%	$24,051,054	35.8%
2031	3	254,862	32.4	22,332,354	33.3	595,437	75.7%	$46,383,408	69.1%
2032 and Thereafter	5	191,454	24.3	20,756,829	30.9	786,891	100.0%	$67,140,237	100.0%
Total	14	786,891	100.0%	$67,140,237	100.0%

(1)	Base Rent Expiring is based on the underwritten rent roll dated June 1, 2021, with contractual rent steps through August 31, 2022.
(2)	Double Verify’s lease expires in November 2023. Flatiron Health has pre-leased the space subsequent to Double Verify’s lease expiration. Flatiron Health is anticipated to take occupancy of the space in March 2024 until its lease expiration in February 2031 coterminous with the other Flatiron Health spaces. Base Rent represents the term of the Double Verify Lease. The Lease Expiration represents the lease expiration of Flatiron Health.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM 4/30/2021	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$53,253,724	$63,763,493	$65,746,242	$67,140,237	$85.32	77.4%
Rent Steps(4)	0	0	0	5,035,662	6.40	5.8%
Vacant Income	0	0	0	3,588,186	4.56	4.1%
Gross Potential Rent	$53,253,724	$63,763,493	$65,746,242	$75,764,085	$96.28	87.4%
Total Reimbursements	2,129,581	2,664,812	2,973,859	10,451,209	13.28	12.1%
Total Other Income(5)	665,493	545,417	410,353	515,692	0.66	0.6%
Net Rental Income	$56,048,799	$66,973,722	$69,130,454	$86,730,986	$110.22	100.0%
(Vacancy/Credit Loss)	(16,604,337)	(5,059,796)	(2,158,794)	(3,588,186)	(4.56)	(4.1)%
Effective Gross Income	$39,444,461	$61,913,927	$66,971,660	$83,142,799	$105.66	95.9%
Total Expenses	14,448,761	14,956,452	15,563,367	19,231,486	24.44	23.1%
Net Operating Income	$24,995,700	$46,957,475	$51,408,293	$63,911,313	$81.22	76.9%
Total TI/LC, Capex/RR	0	0	0	582,525	0.74	0.7%
Net Cash Flow	$24,995,700	$46,957,475	$51,408,293	$63,328,788	$80.48	76.2%
(1)	The increases from 2019 Net Cash Flow and 2019 Net Operating Income to Underwritten Net Cash Flow and Underwritten Net Operating Income are primarily attributable to the One SoHo Square Property undergoing lease up.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Base Rent is based on the in-place rent roll as of June 1, 2021.

(4)	Rent Steps are based on present value of rent steps from credit tenants and are taken through August 31, 2022.
(5)	Underwritten Other Income includes a Vertical Decommission Revenue Adjustment of $115,232.

COVID-19 Update. Torch & Crown (Retail, 0.8% of Underwritten Base Rent) is the only tenant to receive temporary rent relief (in the form of a deferral and a contractual repayment agreement) due to the COVID-19 pandemic. All other tenants are current on rent. The first due date of the One SoHo Square Whole Loan is September 6, 2021.

Property Management. The One SoHo Square Property is self-managed by MEL Management Corp. (d/b/a Stellar Management), a New York corporation that is an affiliate of the borrowers.

Escrows and Reserves.

Tax Reserve – The borrowers are required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a One SoHo Cash Sweep Period (as defined below), 1/12 of the reasonably estimated annual real estate taxes.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 42 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

Insurance Reserve – The borrowers are required to deposit into an insurance reserve, on a monthly basis during the continuance of a One SoHo Square Cash Sweep Period, 1/12 of reasonably estimated insurance premiums unless the borrower maintains a blanket policy in accordance with the One SoHo Square Whole Loan documents.

Replacement Reserves – The borrowers are required to deposit into a replacement reserve during the continuance of a One SoHo Square Cash Sweep Period, an amount equal to the lesser of (i) $13,197 and (ii) the amount that would cause the replacement reserve account to contain $150,000.

Rollover Reserve – The borrowers are required to deposit into a rollover reserve during the continuance of a One SoHo Square Cash Sweep Period, an amount equal to the lesser of (i) $65,984 and (ii) the amount that would cause the replacement reserve account to contain $1.5 million.

A “One SoHo Square Cash Sweep Period” means each period commencing upon (1) an event of default under the One SoHo Square Whole Loan documents and concluding upon a cure of such event of default, (2) an event of default under the One SoHo Square Mezzanine Loan (as defined below) and concluding upon a cure or waiver of such event of default, (3) the debt yield (as calculated under the related loan documents), as determined as of the last day of any two consecutive fiscal quarters, is less than 5.00% (a “One SoHo Square Debt Yield Trigger”), and concluding when the debt yield, determined as of the last day of each of two consecutive fiscal quarters thereafter, exceeds 5.00%, and (4) a failure to deliver annual, quarterly or monthly financial reports as and when required under the related loan documents and concluding when such reports are delivered and indicate that no other One SoHo Square Cash Sweep Period is continuing. Notwithstanding the foregoing, if a One SoHo Square Cash Sweep Period is in effect or would be in effect solely as a result of a One SoHo Square Debt Yield Trigger, the borrowers may avoid the commencement of or terminate the continuance of a One SoHo Square Cash Sweep Period by either (x) prepaying (or partially defeasing) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0%, or (y) delivering to the lender, as additional collateral (the “One SoHo Square Debt Yield Collateral”), a letter of credit or cash equivalents satisfactory to the lender in an amount (the “One SoHo Square Debt Yield Cure Amount”) that, when subtracted from the sum of the then outstanding principal balance of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan would result in a debt yield that exceeds 5.0%. Thereafter, if the One SoHo Square Debt Yield Cure Amount as of the last day of any fiscal quarter exceeds the aggregate amount of the One SoHo Square Debt Yield Collateral held by the lender, then a One SoHo Square Cash Sweep Period will commence unless the borrowers prepay (or partially defease) a portion of the One SoHo Square Whole Loan and/or One SoHo Square Mezzanine Loan, such that the resulting debt yield exceeds 5.0% or increases the amount of the One SoHo Square Debt Yield Collateral to the then-current One SoHo Square Debt Yield Cure Amount.

Lockbox / Cash Management. The One SoHo Square Whole Loan is structured with a hard lockbox and springing cash management. The borrowers were required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrowers are required to cause all cash revenues relating to the One SoHo Square Property and all other money received by the borrowers or the property manager with respect to the One SoHo Square Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account within one business day of receipt. On each business day during the continuance of a One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan, all amounts in the lockbox account are required to be remitted to the cash management account. On each business day that no One SoHo Square Cash Sweep Period or event of default under the One SoHo Square Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a One SoHo Square Cash Sweep Period or an event of default under the One SoHo Square Whole Loan, all funds on deposit in the cash management account after payment of debt service on the One SoHo Square Whole Loan (and the One SoHo Square Mezzanine Loan provided that an event of default is not continuing), required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the One SoHo Square Whole Loan.

Current Mezzanine or Subordinate Indebtedness. Concurrently with the funding of the One SoHo Square Whole Loan, the lender (in such capacity, the “Mezzanine Lender”) also funded a mezzanine loan in the amount of $120.0 million (the “One SoHo Square Mezzanine Loan”, and together with the One SoHo Square Whole Loan, the “One SoHo Square Total Debt”). The One SoHo Square Mezzanine Loan is secured by the pledge of the direct equity interest in the borrowers and is coterminous with the One SoHo Square Whole Loan. The One SoHo Square Mezzanine Loan accrues interest at a rate of 5.05000% per annum. The rights of the Mezzanine Lender under the One SoHo Square Mezzanine Loan are further described under “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

One SoHo Square

The Cut-off Date LTV Ratio, Maturity Date LTV Ratio, DSCR Based on Underwritten NCF and Debt Yield Based on Underwritten NOI for the One SoHo Square Total Debt are set forth below:

Mezzanine Loan
Loan Amount	Interest Rate	Total Debt Cut-off Date LTV Ratio	Total Debt Maturity Date LTV Ratio	Total Debt Underwritten NCF DSCR	Total Debt Underwritten NOI Debt Yield
$120,000,000	5.05000%	67.0%	67.0%	2.28x	7.1%

Future Mezzanine or Subordinate Indebtedness Permitted. The related loan documents permit future mezzanine financing, subject to satisfaction of certain conditions, including among others, such mezzanine debt (i) is not in excess of $90.5 million, (ii) is subordinate to the One SoHo Square Mezzanine Loan, (iii) is obtained any time after July 9, 2023, (iv) is provided by a qualified lender (as defined in the loan documents), (v) is subject to an intercreditor agreement reasonably acceptable to the lender, (v) is either coterminous with the One SoHo Square Whole Loan or freely pre-payable without premium or penalty from and after the related One SoHo Square Whole Loan maturity date, (vii) as of the date of its incurrence, does not cause the DSCR to be less than 2.22x or the debt yield to be less than 6.82%, (viii) as of the date of its incurrence, does not cause the aggregate loan-to-value ratio of the One SoHo Square Whole Loan and the One SoHo Square Mezzanine Loan, based on an updated appraisal of the One SoHo Square Property, to be greater than 67.0%, (ix) delivery of a rating agency confirmation and (x) if the mezzanine debt bears a floating rate of interest, execution of an interest rate cap agreement from a counterparty reasonably acceptable to the lender. See “Description of the Mortgage Pool—Additional Indebtedness—Mezzanine Indebtedness” in the Preliminary Prospectus.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 45 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 46 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 47 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$59,065,000	Title:	Fee
Cut-off Date Principal Balance:	$59,065,000	Property Type - Subtype:	Office – CBD
% of Pool by IPB:	4.3%	Net Rentable Area (SF):	373,725
Loan Purpose:	Acquisition	Location:	West Sacramento, CA
Borrower:	SAC Ziggurat LLC	Year Built / Renovated:	1998 / NAP
Guarantors:	Rohit Kumar and Jayaprasad Vejendla	Occupancy:	100.0%
Interest Rate:	3.13000%	Occupancy Date:	8/6/2021
Note Date:	7/20/2021	Number of Tenants:	1
Maturity Date:	8/6/2031	Fourth Most Recent NOI(1):	NAV
Interest-only Period:	120 months	Third Most Recent NOI:	$6,999,331 (T-10 Annualized December 31, 2019)
Original Term:	120 months	Second Most Recent NOI:	$7,529,617 (December 31, 2020)
Original Amortization:	None	Most Recent NOI:	$7,418,398 (TTM April 30, 2021)
Amortization Type:	Interest Only	UW Economic Occupancy(5):	95.9%
Call Protection:	L(24),D(92),O(4)	UW Revenues:	$11,991,733
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$4,265,060
Additional Debt:	N/A	UW NOI(5):	$7,726,672
Additional Debt Balance:	N/A	UW NCF(5):	$6,863,245
Additional Debt Type:	N/A	Appraised Value / Per SF(5):	$92,800,000 / $248
		Appraisal Date:	6/1/2021

Escrows and Reserves(2)				Financial Information(5)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF	$158
Taxes:	$736,451	$122,742	N/A	Maturity Date Loan / SF:	$158
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	63.6%
Replacement Reserves:	$0	$6,229	N/A	Maturity Date LTV:	63.6%
TI/LC(3):	$0	$62,288	$11,211,750	UW NCF DSCR:	3.66x
Other(4):	$6,457,962	Springing	N/A	UW NOI Debt Yield:	13.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$59,065,000	59.3%	Purchase Price	$90,000,000	90.4%
Preferred Equity	24,850,000	25.0%	Upfront Reserves	7,194,413	7.2%
Sponsor Equity	8,675,730	8.7	Closing Costs	2,318,340	2.3%
Other Sources(6)	6,947,308	7.0	Other Uses	25,285	0.0%
Total Sources	$99,538,038	100.0%	Total Uses	$99,538,038	100.0%
(1)	The Fourth Most Recent NOI is unavailable as The Ziggurat Loan (as defined below) was used to acquire The Ziggurat Property and the seller did not provide 2018 financials.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.
(3)	The borrower is required to deposit into a leasing reserve, (i) on each monthly payment date occurring in September 2021 through and including July 2024, an amount equal to approximately $62,288, (ii) on each monthly payment date occurring in August 2024 through and including July 2026, an amount equal to approximately $249,150, (iii) on each monthly payment date occurring in August 2026 through and including December 2026, an amount equal to approximately $597,960, and (iv) on each monthly payment date on and after January 2027, the sum of $62,288 for TI/LC reserves.
(4)	Other Initial reserve is comprised of an approximately $6,457,962 GDS lease work reserve. See the “Escrows and Reserves” section for more details.
(5)	While The Ziggurat Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact The Ziggurat Loan more severely than assumed in the underwriting of The Ziggurat Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(6)	Other Sources consists of a buyer credit totaling $6,947,308 for the DGS lease work reserve, base rent and reimbursement revenues, real estate taxes and utilities service contracts.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 48 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

The Loan. The Ziggurat mortgage loan (“The Ziggurat Loan”) is secured by the borrower’s fee interest in a 373,725 square foot office property in West Sacramento, California (“The Ziggurat Property”). The Ziggurat Loan has a 10-year term and will be interest-only for its entire term. The Ziggurat Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on July 20, 2021. The borrower utilized the proceeds of The Ziggurat Loan, cash equity and other sources to acquire The Ziggurat Property, fund upfront reserves, other uses and pay origination costs.

The Borrower. The borrower is SAC Ziggurat LLC, a Delaware limited liability company with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of The Ziggurat Loan.

The Loan Sponsors. The borrower sponsors and non-recourse carve out guarantors are Jayaprasad Vejendla and Rohit Kumar. Jayaprasad Vejendla and Rohit Kumar are principals of Nome Capital Partners, a private real estate investment company. Nome Capital Partners is a real estate investment management firm founded in 2014. Based in the San Francisco bay area, the firm invests in and manages income generating commercial real estate, with a current portfolio totaling $250 million and an additional $300 million under contract in 2021.

The Properties. The Ziggurat Property is ten-story pyramid shaped office building with a basement totaling 373,725 square feet of space located on a 7.23-acre site at 701-707 3rd Street in West Sacramento, California. The Ziggurat Property was originally constructed in 1998 by the Money Store and was designed to resemble the ancient ziggurats in the Mesopotamian Valley. Additionally, there is also a 1,490 space five-level parking garage in addition to surface parking. The Ziggurat Property has a waterfront location along the Sacramento River and is three blocks from Downtown Sacramento via the Tower Bridge. The building is in the process of achieving LEED Silver certification.

As of August 6, 2021, The Ziggurat Property is 100.0% leased to the State of California – DGS through February 28, 2032. The tenant has been in occupancy since 2001 and renewed its lease term in March 2019 for an additional 13 years. The State of California – DGS serves the public by providing a variety of services to state agencies through procurement and acquisition solutions, real estate management and design, environmentally friendly transportation, professional printing, design and web services, administrative hearings, legal services, building standards, oversight of structural safety, fire/life safety and accessibility for the design and construction of K-12 public schools and community colleges, funding for school construction, and disability access.

The Market. The Ziggurat Property is located in Yolo County in the Sacramento Metropolitan Statistical Area (“MSA”). The city of Sacramento is the California state capitol and the Sacramento MSA is representative of a typical state capital economy with high levels of both government and healthcare employment. According to the Sacramento Business Journal, as of June 2020 the three largest employers in the Sacramento MSA were Kaiser Permanente (23,485 employees), Sutter Health (18,947 employees), and Dignity Health (9,033 employees). US Highway 50, State Highway 99, Interstate 5 and Interstate 80 provide access to the San Francisco Bay Area to the west, Southern California to the south, Oregon, then Washington, to the north, and Nevada to the east. Sacramento International Airport and smaller county airports serve the area and the Port of Sacramento, a deep-water, bulk-commodity port utilized in the import and export of bulk agricultural- and construction-related products, is located in the Sacramento MSA.

The Ziggurat Property is in the Downtown office submarket within the larger Sacramento office market. The Downtown office Submarket reported average office asking rents of $34.56 per square foot as of the first quarter of 2021, representing a 33% increase over asking rents in 2011, a 21% increase over the 10-year average and a 2% increase over average asking rents in 2020. The Sacramento office market reported average office rents of $24.60 PSF as of the first quarter of 2021, an increase of 18% over asking rents in 2011, 16% over the 10-year average asking rent and 3% over average asking rents in 2020. The vacancy rate in the Downtown office submarket at the end of the first quarter of 2021 was 8.0% and the vacancy rate of the greater Sacramento office market was 10.0%.

According to the appraisal, the 2020 population, population growth from 2010-2020 and average household income are presented in the chart below:

	1 Mile	3 Miles	5 Miles
Population	14,963	131,482	296,559
Population Growth	16.57%	13.09%	11.31%
Average Household Income	$63,048	$86,042	$85,607

COVID-19 Update. As of July 22, 2021, The Ziggurat Property is open and operating. There has been no rent relief requested and the State of California – DGS has paid rent each month. As of July 22, 2021, no loan modification or forbearance requests have been made on The Ziggurat Loan. The first payment date of The Ziggurat Loan is September 6, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

Historical and Current Occupancy
2019(1)	2020(1)	Current(2)
100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of August 6, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
State of California – DGS(4)	Aa2/AA/AA-	373,725	100.0%	$32.24	100.0%	2/28/2032
Occupied Total		373,725	100.0%	$32.24	100.0%
Vacant		0	0.0
Total		373,725	100.0%
(1)	Based on the underwritten rent roll dated August 6, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF is inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.
(4)	The State of California – DGS may terminate its lease at any time effective on or after December 31, 2026 by giving written notice at least 180 days prior to the date when such termination will become effective.

Lease Rollover Schedule(1)(2)(3)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(4)	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2021	0	0	0.0	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2023	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2024	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2025	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2026	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2027	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2028	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2029	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2030	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2031	0	0	0.0	0	0.0	0	0.0%	$0	0.0%
2032 and Thereafter	1	373,725	100.0	12,050,184	100.0	373,725	100.0%	$12,050,184	100.0%
Total	1	373,725	100.0%	$12,050,184	100.0%

(1)	Based on the underwritten rent roll dated August 6, 2021.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule. See “Tenant Summary” above.
(4)	Base Rent Expiring is inclusive of contractual rent steps underwritten through the termination option per the tenant’s lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 50 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM 4/30/2021	Underwritten	Per Square Foot	%(1)
Base Rent(2)	$10,658,237	$11,270,237	$11,400,228	$11,660,211	$31.20	96.00%
Rent Steps(3)	0	0	0	389,974	1.04	3.2%
Potential Income from Vacant Space	0	0	0	0	0.00	0.0%
Gross Potential Rent	$10,658,237	$11,270,237	$11,400,228	$12,050,184	$32.24	99.2%
Total Reimbursements	0	52,745	67,283	96,325	0.26	0.8%
Net Rental Income	$10,658,237	$11,322,982	$11,467,512	$12,146,509	$32.50	100.0%
(Vacancy/Credit Loss)	0	0	0	(501,044)	(1.34)	(4.1)%
Total Other Income	962,733	574,712	350,797	346,267	0.93	2.9%
Effective Gross Income	$11,620,970	$11,897,693	$11,818,308	$11,991,733	$32.09	98.7%
Total Expenses	4,621,639	4,368,077	4,399,910	4,265,060	11.41	35.6%
Net Operating Income	$6,999,331	$7,529,617	$7,418,398	$7,726,672	$20.67	64.4%
Total TI/LC, RR	0	0	0	863,427	2.31	7.2%
Net Cash Flow	$6,999,331	$7,529,617	$7,418,398	$6,863,245	$18.36	57.2%
(1)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(2)	Underwritten Base Rent is based on the underwritten rent roll as of August 6, 2021.

(3)	Rent steps underwritten through the termination option per the tenant’s lease.

Property Management. The Ziggurat Property is managed by G&E Real Estate Management Services, Inc., a Delaware corporation, doing business as Newmark Knight Frank.

Escrows and Reserves. At origination of The Ziggurat Loan, the borrower deposited (i) approximately $736,451 into the real estate taxes reserve and (ii) $6,457,962 into the DGS lease work reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the taxes that the lender estimates will be payable over the next-ensuing 12-month period (initially estimated at approximately $122,742).

Insurance Reserve – On each payment date, The borrower is required to deposit an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage afforded by such policies unless the borrower maintains a blanket policy in accordance with The Ziggurat loan documents. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $6,229 for replacement reserves.

TI/LC Reserve – The borrower is required to deposit into a leasing reserve, (i) on each monthly payment date occurring in September 2021 through and including July 2024, an amount equal to approximately $62,288, (ii) on each monthly payment date occurring in August 2024 through and including July 2026, an amount equal to approximately $249,150, (iii) on each monthly payment date occurring in August 2026 through and including December 2026, an amount equal to approximately $597,960, and (iv) on each monthly payment date on and after January 2027, the sum of $62,288 for TI/LC reserves. The amount of funds on deposit in the leasing reserve account at any given time will not exceed $11,211,750 in the aggregate.

DGS Supplemental Reserve – During the continuance of a DGS Dark Period (as defined below), the borrower is required to deposit, on a monthly basis from September 2021 through and including December 2026, an amount equal to approximately $155,719 into the DGS supplemental reserve for tenant improvements and leasing commissions that may be incurred. Notwithstanding anything to the contrary, the borrower will not be entitled to duplicate draws from the DGS supplemental reserve and the leasing reserve for the same tenant improvement or leasing commission costs.

A “DGS Dark Period” means for the period commencing upon the origination date through and including December 31, 2026, any period during which a Specified Tenant Trigger Period (as defined below) would be in effect with respect to the State of California – DGS due to the State of California – DGS failing to be open to the public for business during customary hours and/or “going dark” in its Specified Tenant space, but for the satisfaction of the DGS safe harbor condition (i.e., a Specified Tenant Trigger Period would exist due to the matters described above, but the Department of General Services is then an investment grade tenant (i.e., rated “BBB –“ or its equivalent from each of S&P, Moody’s and Fitch)).

Lockbox / Cash Management. The Ziggurat Loan is structured with a springing lockbox and springing cash management. At origination of The Ziggurat Loan, the borrower was required to deliver to lender for lender to hold in escrow a notice to each tenant directing each tenant to remit all payments under the applicable lease directly to the lender-controlled lockbox. Upon the occurrence and during the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

The Ziggurat

continuance of a Trigger Period (as defined below), the borrower will, or will cause the manager to, immediately deposit all revenue into the lockbox account. Within five days after the first occurrence of a Trigger Period, the borrower is required to send a notice to all tenants then occupying space at The Ziggurat Property directing them to pay all rent and other sums due under into the lender-controlled lockbox, provided, that, if the borrower fails to do so, the lender may deliver the notices delivered to lender at or after the origination of The Ziggurat Loan. Following the first occurrence of a Trigger Period, all funds transferred into the lockbox will be transferred on each business day, at the direction of borrower if no Trigger Period then exists or if a Trigger Period then exists, to a cash management account under the control of the lender to be applied and disbursed in accordance with The Ziggurat Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with The Ziggurat Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for The Ziggurat Loan. The lender has been granted a security interest in the cash management account.

A “Trigger Period” means a period commencing upon the earliest of (A) (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.25% and (iii) the occurrence of Specified Tenant Trigger Period (as defined below); and (B) expiring upon (I) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (II) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt yield is equal to or greater than 7.50% for two consecutive calendar quarters and (III) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of The Ziggurat Loan documents. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur of (i) Specified Tenant (as defined below) being in default under the applicable Specified Tenant lease, (ii) Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (or applicable portion thereof) (provided, however, with respect to the State of California – DGS, during the period beginning on the origination date through and including December 31, 2026, a Specified Tenant Trigger Period will not be deemed to be in effect as a result the State of California – DGS failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant Space (or applicable portion thereof) if the State of California – DGS is then an investment grade tenant (for the avoidance of doubt, will not apply from and after January 1, 2026 or at any time that the State of California – DGS is not an investment grade tenant (i.e., rated “BBB –“ or its equivalent from each of S&P, Moody’s and Fitch))), (iii) Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect, (v) any bankruptcy or similar insolvency of Specified Tenant and (vi) Specified Tenant failing to extend or renew the applicable Specified Tenant lease on or prior the earlier of (I) 12 months prior to the expiration of the Specified Tenant lease and (II) the earliest date upon which Specified Tenant may provide notice of the exercise of its right to extend or renew the applicable Specified Tenant lease, in either case, in accordance with the applicable terms and conditions thereof and in The Ziggurat Loan Documents for the applicable Specified Tenant renewal term, and (B) expiring upon the first to occur of lender’s receipt of evidence reasonably acceptable to lender (which such evidence will include, without limitation, a duly executed estoppel certificate from the applicable Specified Tenant in form and substance acceptable to lender) of (1) the satisfaction of the Specified Tenant Cure Conditions (as defined below) or (2) (x) with respect to the Specified Tenant space demised to the initial Specified Tenant on the origination date, (A) the borrower leasing 60% of such Specified Tenant space in accordance with the applicable terms and conditions under The Ziggurat Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease and (B) the debt yield is equal to or greater than 8.50% for two consecutive calendar quarters, and (y) with respect to the Specified Tenant space demised to any other Specified Tenant, Borrower leasing the entire Specified Tenant space (or applicable portion thereof) in accordance with the applicable terms and conditions under The Ziggurat Loan documents, the applicable tenant under such lease being in actual, physical occupancy of, and open to the public for business in, the space demised under its lease and paying the full amount of the rent due under its lease.

A “Specified Tenant” means (i) the State of California – DGS and (ii) any other lessee(s) of 25% or more of the initial Specified Tenant space as of the origination date (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant lease(s).

“Specified Tenant Cure Conditions” means each of the following, as applicable: (i) the applicable Specified Tenant has cured all defaults under the applicable Specified Tenant lease (beyond applicable notice and cure periods, if any), (ii) the applicable Specified Tenant is in actual, physical possession of the Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the Specified Tenant space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant lease and has re-affirmed the applicable Specified Tenant lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant lease for a term of not less than five years, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant and/or the applicable Specified Tenant lease, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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or insolvency proceedings and has affirmed the applicable Specified Tenant lease pursuant to final, non-appealable order of a court of competent jurisdiction and (vi) the applicable Specified Tenant is paying full, unabated rent under the applicable Specified Tenant lease.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. The Ziggurat Property is subject to a purchase option in favor of PacificCal Debt II, LLC (“PacificCal”) pursuant to which PacificCal has an option to purchase the portion of The Ziggurat Property developed as a parking garage (the “Parking Garage”) for $30,000,000. The purchase option can be exercised at any time prior to December 31, 2026. The sale is conditioned upon (i) confirmation that the sale will not result in a default under the State of California – DGS lease, (ii) that the sale does not require the consent of the City of West Sacramento pursuant to documents relating to the initial development of the site within which The Ziggurat Property is located (or that such consent has been granted) and (iii) that the sale will not cause the office building that will remain as collateral for The Ziggurat Loan (the “Office Building”) to be out of compliance with applicable zoning laws. The option includes a requirement to enter into an easement agreement in favor of the Office Building that provides for use of parking spaces in favor of the Office Building such that the Office Building will be provided with the spaces required to be made available to the State of California – DGS pursuant to the current terms of its lease (or, in the event such lease has been terminated, the greater of (x) 784 spaces and (y) the minimum number of spaces required for the Office Building pursuant to applicable zoning laws). The Ziggurat Loan documents provide for a partial release of the Parking Garage in connection with PacificCal’s exercise of the purchase option, which is subject to yield maintenance if the purchase option is exercised prior to the date that The Ziggurat Loan may be defeased pursuant to The Ziggurat Loan documents, and otherwise pursuant to a partial defeasance in accordance with The Ziggurat Loan documents. The amount of The Ziggurat Loan to be prepaid or defeased, as applicable, is (A) the greater of (i) 125% of the allocated loan amount of the Parking Garage (i.e., $8,995,221) and (ii) such amount as is necessary such that the debt yield with respect to the Office Building is no less than the greater of (x) the debt yield prior to release and (y) 11.0%, (iii) such amount as is necessary such that the loan-to-value ratio with respect to the Office Property is no greater than the lesser of (x) the loan-to-value ratio prior to release and (y) 65.7% and (iv) such amount as is necessary such that the debt service coverage ratio with respect to the remaining property is no less than the greater of (x) the debt service coverage ratio prior to release and (y) 3.70x, plus (B) to the extent the amount described in the foregoing clause (A) when applied to partial prepayment or defeasance, as applicable, is insufficient under REMIC requirements, as determined by the lender, the amount equal to such insufficiency.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$56,000,000	Title:	Fee
Cut-off Date Principal Balance:	$56,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	4.1%	Net Rentable Area (SF):	240,669
Loan Purpose:	Acquisition	Location:	Doral, FL
Borrower:	MG3 Doral Office LLC	Year Built / Renovated:	2001 / 2018
Guarantor:	MG3 REIT, LLC	Occupancy(2):	94.6%
Interest Rate:	3.31000%	Occupancy Date:	6/1/2021
Note Date:	7/12/2021	Number of Tenants:	11
Maturity Date:	8/6/2031	Fourth Most Recent NOI:	$3,837,758 (December 31, 2018)
Interest-only Period:	120 months	Third Most Recent NOI:	$4,599,483 (December 31, 2019)
Original Term:	120 months	Second Most Recent NOI:	$5,005,189 (December 31, 2020)
Original Amortization:	None	Most Recent NOI(3):	$5,113,960 (TTM April 30, 2021)
Amortization Type:	Interest Only	UW Economic Occupancy(2):	94.6%
Call Protection:	L(24),D(92),O(4)	UW Revenues:	$9,175,334
Lockbox / Cash Management:	Springing / Springing	UW Expenses:	$3,299,736
Additional Debt:	N/A	UW NOI(2)(3):	$5,875,598
Additional Debt Balance:	N/A	UW NCF(2):	$5,540,370
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$96,200,000 / $400
		Appraisal Date:	6/4/2021

Escrows and Reserves(1)				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$233
Taxes:	$1,096,651	$109,665	N/A	Maturity Date Loan / SF:	$233
Insurance:	$233,020	$41,510	N/A	Cut-off Date LTV:	58.2%
Replacement Reserves:	$0	$5,816	N/A	Maturity Date LTV:	58.2%
TI/LC:	$1,000,000	Springing	$1,000,000	UW NCF DSCR:	2.95x
Other:	$71,568	$0	N/A	UW NOI Debt Yield:	10.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$56,000,000	55.0%	Purchase Price	$96,000,000	94.2%
Sponsor Equity	44,842,088	44.0	Closing Costs	3,462,286	3.4
Other Sources	1,021,437	1.0	Upfront Reserves	2,401,239	2.4

Total Sources	$101,863,525	100.0%	Total Uses	$101,863,525	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.
(2)	While the Doral Concourse Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Doral Concourse Loan more severely than assumed in the underwriting of the Doral Concourse Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	The increase from Most Recent NOI to UW NOI can be attributed to in-place rent steps.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The Loan. The Doral Concourse Loan (the “Doral Concourse Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 240,669 square foot, six-story, Class A, office building located in Doral, Florida (the “Doral Concourse Property”). The Doral Concourse Loan was originated by Citi Real Estate Funding Inc. (“CREFI”) on July 12, 2021 and accrues interest at a rate of 3.31000% per annum. The Doral Concourse Loan has an original term to maturity and remaining term to maturity of 120 months as of the Cut-off Date. The borrower used the proceeds of the Doral Concourse Loan along with approximately $44,842,088 of new cash equity and other sources to acquire the Doral Concourse Property, fund upfront reserves, and pay origination costs.

The Borrower. The borrower is MG3 Doral Office LLC, a single purpose Delaware limited liability company with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Doral Concourse Loan.

The Loan Sponsor. The loan sponsor and non-recourse carve-out guarantor is MG3 REIT, LLC, which is a Delaware limited liability company. Founded in 2003, MG3 REIT, LLC is a private real estate company that specializes in investment management, property management, development, design, construction, leasing, and financing a diverse portfolio of commercial real estate investments across Florida. Since 2003, MG3 REIT, LLC has developed 2,250,000 square feet with $540 million in assets under management. MG3 REIT, LLC currently owns 12 properties, all of which are in Florida, totaling 825,890 square feet of rentable building area.

The Property. The Doral Concourse Property is a six-story, Class A, office building located at 8400 Northwest 36th Street in Doral, Florida. The property was built in 2001 and renovated in 2018. The Doral Concourse Property consists of 240,669 square feet of net rentable area approximately 5.1 acres of land. According to the appraisal, the building has a connected five-story parking garage with 1,160 parking spaces at a ratio of 4.82 spaces per 1,000 square feet. Over the past several years, the building has undergone several major capital improvement items including a lobby/corridor upgrade, new cooling tower and HVAC system, and roof repairs.

As of June 1, 2021, the Doral Concourse Property was approximately 94.6% leased to 11 unique tenants.

The largest tenant, Starboard Holdings Ltd., a Delaware corporation (“Starboard”) (60,504 square feet; 25.1% of net rentable area; 20.6% of underwritten base rent) was founded in 1958 and is in the cruise retail industry. Since 2000, Starboard has been part of LVMH Moët Hennessy (“LVMH”) and has approximately 2,400 employees while operating 100 cruise ships worldwide with 700 onboard stores. Starboard is headquartered at the Doral Concourse Property and has over 300 employees at the location. Starboard has been at the Doral Concourse Property since 2004 and has a lease expiration in April 2030. The Starboard lease has a one-time right to give back up to 10,000 square feet of space on 5th floor effective December 31, 2025 with at least nine months’ notice, but no more than 12 months’ notice and a termination fee. Additionally, Starboards’ lease has one extension option for five to ten years.

The second largest tenant, Infinity Insurance Company (39,198 square feet; 16.3% of net rentable area; 18.5% of underwritten base rent), is a subsidiary of Kemper Corporation, one of the nation’s leading specialized insurance companies. Kemper Corporation has over 9,500 employees and services approximately 6.2 million policies. Kemper Corporation offers insurance for auto, home, life, health, and valuables and is licensed to sell insurance in all 50 states and the District of Columbia. Infinity Insurance Company has been at the Doral Concourse Property since 2012 and has a lease expiration of December 31, 2025 with no termination options and one, five-year extension option.

The third largest tenant, the Transportation Security Administration (“TSA") (29,657 square feet; 12.3% of net rentable area; 14.4% of underwritten base rent), manages security policies for railroads, buses, pipelines, ports, mass transit systems, and highways. The TSA also screens baggage and travelers at most of the major airports in the United States and oversees contracts that are held by private screening firms. The TSA has been at the Doral Concourse Property since 2016 and has a lease expiration of November 30, 2026. The TSA lease has an ongoing termination option effective November 30, 2021 with at least 180 days prior notice. Additionally, TSA’s lease has one, five year extension option.

COVID-19 Update. As of July 6, 2021, the Doral Concourse Property is open and operating, with most tenants operating in limited capacity. There has been no rent relief requested, other than rent relief to Marriott Int'l Admin Svcs, Inc for the months of May and June, 2020, totaling $75,155.36 (which the landlord agreed for the tenant to repay in installments of $6,399.71 starting January 1, 2021) and all tenants are current on rent. As of July 6, 2021, no loan modification or forbearance requests have been made on the Doral Concourse Loan. The first payment date of the Doral Concourse Loan is September 6, 2021.

The Market. According to the appraisal, the Doral Concourse Property is located in the Miami-Miami Beach-Kendall metro area (“Miami MSA”). The Miami MSA is a major center in finance, commerce, and trade. Per the Appraisal, Miami-Dade County has a 2020 population of 2,759,670, up 10.5% from 2010 when the population was 2,496,435. The population is projected to grow at an annual rate of one percent to 2,894,298 in 2025. The estimated 2020 population within a one-, three-, and five- mile radius of the Doral Concourse Property was 11,125, 105,325, and 463,403. The estimated 2020 average household income within a one-, three-, and five- mile radius of the Doral Concourse Property was $72,180, $82,869, and $66,943.

The Doral Concourse Property is adjacent to the recently developed, one-billion-dollar mixed-use development, Park Square at Doral encompassing four blocks (51-acres). City Place at Doral features a 300,000 SF lifestyle center developed by a joint venture between Related and Prudential, which includes a Fresh Market, 22 bars and restaurants, a movie theatre, various boutiques, and an upmarket

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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bowling alley. The development also includes The Manor and The Flats, two luxury apartment properties with 701-units built atop the retail component of City Place at Doral.

Primary access to the Doral Concourse Property is provided from Northwest 36th Street via the Palmetto Expressway, a freeway with portions of the road carrying more than 250,000 vehicles a day. Northwest 36th Street is a primary east/west highway in the area that provides access to an array of shopping areas and the Miami International Airport (5.6 miles), as well as surrounding residential neighborhoods. The Miami International Airport was founded in 1928 and is one of the largest international passenger and freight airports in the world with 100 different carriers servicing 163 destinations.

The appraisal identified six sale comparables, located in South Florida. The comparable buildings were built between 1986 and 2019 and range in size from 56,710 square feet to 498,073 square feet. The sales price per square foot ranged from $221.13 to $408.68, while net operating income per square foot ranged from $14.51 to $25.46. In addition, the appraisal identified six Class A lease comparables located in Doral and Miami. The comparable leases range in size from 1,422 square feet to 5,526 square feet with rents ranging from $23.00 per square foot to $40.00 per square foot.

Historical and Current Occupancy
2018(1)	2019(1)	2020(1)	Current(2)
90.3%	86.4%	97.5%	94.6%
(1)	Historical Occupancies are as of December 31 of each respective year unless specified otherwise.
(2)	Current Occupancy is as of June 1, 2021.

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Starboard(4)	A1/NR/A+	60,504	25.1%	$25.91	20.6%	4/30/2030
Infinity Insurance Company	A3/NR/A	39,198	16.3	$35.87	18.5	12/31/2025
TSA(5)	NR/NR/NR	29,657	12.3	$37.00	14.4	11/30/2026
Greenberg Traurig, P.A.	NR/NR/NR	28,600	11.9	$35.05	13.2	3/31/2026
Franchise World Headquarters, LLC(6)	NR/NR/NR	21,111	8.8	$36.58	10.1	11/30/2028
Pipeline Doral, LLC	NR/NR/NR	12,456	5.2	$38.21	6.3	12/31/2026
Marriott Int'l Admin Svcs, Inc(7)	Baa3/NR/BBB-	11,244	4.7	$38.21	5.6	3/31/2025
Evolent Health LLC	NR/NR/NR	10,276	4.3	$38.24	5.2	4/30/2024
General Mills Sales, Inc.	Baa2/NR/BBB	6,950	2.9	$26.31	2.4	7/31/2023
Alight Solutions, LLC	NR/NR/B+	6,517	2.7	$39.14	3.4	3/31/2027
Total		226,513	94.1%	$33.47	99.6%
Remaining Tenants		1,249	0.5	$22.52	0.4%
Total Occupied		227,762	94.6%
Vacant		12,907	5.4
Total		240,669	100.0%	$33.41	100.0%
(1)	Based on the underwritten rent roll dated June 1, 2021.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent are inclusive of contractual rent steps of $648,741 through May 1, 2022.
(4)	Starboard has a one-time right to terminate its lease for up to 10,000 square feet on the fifth floor effective December 31, 2025 with at least nine, but no more than 12, months’ notice.
(5)	TSA has an ongoing termination option after November 30, 2021 upon at least 180 days’ notice.
(6)	Franchise World Headquarters, LLC has a one-time right to terminate its lease as of November 1, 2025 upon nine months prior notice.
(7)	Marriot Int’l Admin Svcs, Inc has a one-time right to terminate its lease as of March 31, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	12,907	5.4%	NAP	NAP	12,907	5.4%	NAP	NAP
MTM & 2021	0	0	0.0	$0	0.0%	12,907	5.4%	$0	0.0%
2022	0	0	0.0	0	0.0	12,907	5.4%	$0	0.0%
2023	2	8,199	3.4	210,982	2.8	21,106	8.8%	$210,982	2.8%
2024	1	10,276	4.3	392,954	5.2	31,382	13.0%	$603,936	7.9%
2025	2	50,442	21.0	1,835,528	24.1	81,824	34.0%	$2,439,464	32.1%
2026	3	70,713	29.4	2,575,683	33.8	152,537	63.4%	$5,015,146	65.9%
2027	1	6,517	2.7	255,075	3.4	159,054	66.1%	$5,270,222	69.3%
2028	1	21,111	8.8	772,240	10.1	180,165	74.9%	$6,042,462	79.4%
2029	0	0	0.0	0	0.0	180,165	74.9%	$6,042,462	79.4%
2030	1	60,504	25.1	1,567,726	20.6	240,669	100.0%	$7,610,188	100.0%
2031	0	0	0.0	0	0.0	240,669	100.0%	$7,610,188	100.0%
2032 and Thereafter	0	0	0.0	0	0.0	240,669	100.0%	$7,610,188	100.0%
Total	11	240,669	100.0%	$7,610,188	100.0%
(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant leases that are not considered in this rollover schedule.
(2)	Based on the underwritten rent roll dated June 1, 2021.
(3)	Base Rent Expiring and % of Base Rent Expiring are inclusive of contractual rent steps of $648,741 through May 1, 2022.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM (4/30/2021)(1)	Underwritten(1)	Per Square Foot	%(2)
Base Rent(3)	$5,136,723	$5,908,365	$6,223,600	$6,296,823	$6,961,447	$28.93	71.8%
Rent Steps	0	0	0	0	648,741	2.70	6.7%
Potential Income from Vacant Space	0	0	0	0	516,280	2.15	5.3%
Gross Potential Rent	$5,136,723	$5,908,365	$6,223,600	$6,296,823	$8,126,468	$33.77	83.9%
Total Reimbursements	805,420	870,168	876,614	893,339	1,414,657	5.88	14.6%
Total Other Income	164722	167701	154336	150489	150489	0.63	1.6%
Net Rental Income	$6,106,865	$6,946,234	$7,254,551	$7,340,651	$9,691,614	$40.27	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(516,280)	(2.15)	(5.3%)
Effective Gross Income	$6,106,865	$6,946,234	$7,254,551	$7,340,651	$9,175,334	$38.12	94.7%
Total Expenses	2,269,107	2,346,752	2,249,362	2,226,691	3,299,736	13.71	36.0%
Net Operating Income	$3,837,758	$4,599,483	$5,005,189	$5,113,960	$5,875,598	$24.41	64.0%
Total TI/LC, RR	0	0	0	0	335228	1.39	3.7%
Net Cash Flow	$3,837,758	$4,599,483	$5,005,189	$5,113,960	$5,540,370	$23.02	60.4%
(1)	The increase from TTM NOI to UW NOI can be attributed to in-place rent steps.
(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	Underwritten Base Rent is based on the in place rent roll as of June 1, 2021.

Property Management. The Doral Concourse Property is managed by Blanca Property Management, LLC, a Delaware limited liability company and third-party property management company.

Escrows and Reserves. At loan origination, the borrower deposited approximately (i) $1,096,651 into a real estate taxes reserve, (ii) $233,020 into an insurance reserve, (iii) $1,000,000 for ongoing tenant improvements and leasing commissions, and (iv) $71,568 into an unfunded tenant obligations reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the estimated annual real estate taxes (initially estimated at approximately $109,665).

Insurance Reserve – On each payment date, the borrower is required to deposit an amount equal to 1/12 of estimated insurance premiums (initially estimated at approximately $41,510).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Doral Concourse

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $5,816.

Tenant Improvements and Leasing Commissions Reserve – The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $25,700 if the balance in the tenant improvement and leasing commission reserve falls below $250,000, in which event such monthly reserve deposits will no longer be required once the balance in the tenant improvement and leasing commission reserve reaches $1,000,000.

Lockbox / Cash Management. The Doral Concourse Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Trigger Period the borrower is required to establish a lender-controlled lockbox account for the sole and exclusive benefit of the lender. Upon and after the first occurrence of a Trigger Period, the borrower is required to cause revenue received by the borrower or the property manager from the Doral Concourse Property to be deposited into such lockbox immediately upon receipt. All funds deposited into the lockbox are required during a Trigger Period to be transferred on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Doral Concourse Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Doral Concourse Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Doral Concourse Loan, subject to the following limitations: (i) if the Trigger Period is solely on account of either a Renewal Trigger (as defined below) or a Rating Trigger (as defined below), the sweep of excess cash flow to the excess cash flow reserve account is capped at an amount equal to 12 monthly excess cash flow deposits, and in addition the borrower may deposit cash or a letter of credit with the lender in such capped amount to avoid or end the sweep of excess cash flow into the excess cash flow reserve account (in either case excess cash flow would then be disbursed to the borrower); and (ii) if the Trigger Period is solely on account of a DSCR Trigger (as defined below), the borrower may deposit cash or a letter of credit with the lender in an amount equal to six months of excess cash flow assuming the debt service coverage ratio was 1.80x, and to increase such deposit or letter of credit by the same amount each six months thereafter, to avoid or end the sweep of excess cash flow into the excess cash flow reserve account (in which case excess cash flow would then be disbursed to the borrower). Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow reserve account will be disbursed to the borrower upon the expiration of any Trigger Period.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt service coverage ratio falling below 1.75x (a “DSCR Trigger”), and (iii) the occurrence of a Specified Tenant Trigger Period (as defined below); and (B) expiring upon (x) with regard to any Trigger Period commenced in connection with clause (i) above, the cure (if applicable) of such event of default, (y) with regard to any Trigger Period commenced in connection with clause (ii) above, the date that the debt service coverage ratio is equal to or greater than 1.80x for two consecutive calendar quarters and (z) with regard to any Trigger Period commenced in connection with clause (iii) above, a Specified Tenant Trigger Period ceasing to exist in accordance with the terms of the Doral Concourse Loan documents. Notwithstanding the foregoing, a Trigger Period will not be deemed to expire in the event that a Trigger Period then exists for any other reason.

A “Specified Tenant Trigger Period” means a period (A) commencing upon the first to occur (i) any Specified Tenant being in default under the applicable Specified Tenant Lease, (ii) any Specified Tenant failing to be in actual, physical possession of the Specified Tenant space (or applicable portion thereof), failing to be open to the public for business during customary hours and/or “going dark” in the Specified Tenant space (except pursuant to Starboard’s exercise of its 10,000 square foot contraction option), (iii) any Specified Tenant giving notice that it is terminating its lease for all or any portion of the Specified Tenant space (or applicable portion thereof) (except pursuant to Starboard’s exercise of its 10,000 square foot contraction option), (iv) any termination or cancellation of any Specified Tenant lease (including, without limitation, rejection in any bankruptcy or similar insolvency proceeding) and/or any Specified Tenant lease failing to otherwise be in full force and effect (except pursuant to Starboard’s exercise of its 10,000 square foot contraction option), (v) any bankruptcy or similar insolvency of any Specified Tenant, (vi) any Specified Tenant failing to extend or renew its lease on or prior to the earlier of 12 months prior to the expiration of the then applicable term of such lease or the date set forth in such lease for which the applicable Specified Tenant is required to give its renewal notice (a “Renewal Trigger”), and (vii) LVMH Moet Hennessy Louis Vuitton SE ceasing to satisfy the Credit Rating Condition (as defined below)(a “Rating Trigger”), and (B) expiring upon the earlier of satisfaction of the Specified Tenant Cure Conditions (as defined below) or the borrower leasing the entire applicable Specified Tenant space (or applicable portion thereof) in accordance with the terms of the Doral Concourse Loan documents.

A “Specified Tenant” means, as applicable, (i) Starboard and (ii) any other lessee(s) of the Specified Tenant space (or any portion thereof) and any guarantor(s) of the applicable related Specified Tenant lease(s).

A “Credit Rating Condition” means as to any entity, a condition which shall be satisfied to the extent that, as of the applicable determination, such entity maintains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies which rate such entity.

The “Specified Tenant Cure Conditions” shall mean each of the following, as applicable: (i) the applicable Specified Tenant has cured all defaults under its lease, (ii) the applicable Specified Tenant is in actual, physical possession of the applicable Specified Tenant space (or applicable portion thereof), open to the public for business during customary hours and not “dark” in the applicable Specified Tenant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Doral Concourse

space (or applicable portion thereof), (iii) the applicable Specified Tenant has revoked or rescinded all termination or cancellation notices with respect to the applicable Specified Tenant Lease and has re-affirmed the applicable Specified Tenant Lease as being in full force and effect, (iv) in the event the Specified Tenant Trigger Period is due to the applicable Specified Tenant’s failure to extend or renew the applicable Specified Tenant Lease in accordance with clause (vi) of the definition of “Specified Tenant Trigger Period”, the applicable Specified Tenant has renewed or extended the applicable Specified Tenant Lease in accordance with the terms hereof and thereof for at least a five year term, (v) with respect to any applicable bankruptcy or insolvency proceedings involving the applicable Specified Tenant, the applicable Specified Tenant is no longer insolvent or subject to any bankruptcy or insolvency proceedings and has affirmed its lease pursuant to final, non-appealable order of a court of competent jurisdiction, (vi) the applicable Specified Tenant is paying full, unabated rent under its lease, and (vii) in the event the Specified Tenant Trigger Period is due to LVMH Moet Hennessy Louis Vuitton SE ceasing to satisfy the Credit Rating Condition, LVMH Moet Hennessy Louis Vuitton SE maintains a long-term unsecured debt rating of at least “BBB-” from S&P and an equivalent rating from each of the other rating agencies that rate such entity for at least two consecutive calendar quarters.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. From and after July 12, 2023, the direct and/or indirect equity owners of the borrower are permitted, provided no event of default under the Doral Concourse Loan documents has occurred and is continuing, to obtain mezzanine financing secured by direct or indirect equity interests in the borrower, subject to satisfaction of the applicable conditions set forth in the Doral Concourse Loan documents, including (i) the mezzanine loan is junior and subordinate to the Doral Concourse Loan, (ii) the lender’s review and approval in its reasonable discretion of the terms and conditions of the mezzanine loan including the lender thereunder and the mezzanine loan documents, (iii) the mezzanine loan has a maturity date that is co-terminus with or is after the maturity date of the Doral Concourse Loan, (iv) as of the origination of the mezzanine loan, the mezzanine loan, together with the Doral Concourse Loan, has a combined debt yield of at least 9.25%, (v) as of the origination of the mezzanine loan, the mezzanine loan, together with the then-outstanding principal balance of the Doral Concourse Loan, has a combined loan-to-value ratio of no greater than 58.20%, (vi) as of the origination of the mezzanine loan, the mezzanine loan, together with the Doral Concourse Loan, has a combined debt service coverage ratio of at least 2.75x, (vii) the lender under the mezzanine loan satisfies certain qualified lender criteria set forth in the Doral Concourse Loan documents, (viii) the mezzanine lender has entered into an intercreditor agreement with the lender under the Doral Concourse Loan satisfactory to the lender under the Doral Concourse Loan, and (ix) upon request of the lender under the Doral Concourse Loan, the borrower delivers a rating agency confirmation with respect to the mezzanine loan.

Partial Release. None.

TSA Tenant. Under federal regulations, TSA is not required to recognize a purchaser of real property as a successor landlord under a lease unless and until TSA has determined that it is in the TSA’s “best interest” and issues a novation agreement. Until such time as TSA delivers a novation agreement, TSA (a) continues to pay rent under its lease to the prior owner/seller of the Doral Concourse Property, (b) is not obligated to recognize the borrower as landlord under its lease, (c) may look to the prior landlord to perform any landlord obligations under its lease, and (d) if the lender were to become the owner of the Doral Concourse Property through foreclosure, deed-in-lieu or otherwise, absent a fully executed SNDA between TSA and the lender, is not obligated to recognize the lender as lessor. A fully executed novation agreement was not delivered at origination with respect to the Doral Concourse Property because the TSA will not entertain delivery of same until the borrower has acquired the Doral Concourse Property. At origination, (a) the borrower entered into an escrow agreement, pursuant to which the borrower (i) deposited into escrow an Assignment of Claims executed by the borrower and approving the lender’s Notice of assignment of claims, and (ii) permits the lender, upon the occurrence of a Trigger Period (as such term is defined in the mortgage loan documents), to send the notice of assignment of claims, attaching the assignment of claims, to TSA, directing TSA to thereafter pay rent to the lender and (b) the seller agreed, under the related purchase and sale agreement, to deliver all rents under the TSA lease to borrower until such time as the novation agreement is delivered. The Doral Concourse Loan documents require the borrower to deliver (a) a fully executed SNDA, (b) a novation agreement, and (c) supplemental lease agreements evidencing the terms of the applicable novation agreements within 90 days of origination. The loan is recourse for losses to the Doral Concourse and guarantor (a) for the failure of the novation agreement to be delivered to lender, (b) the failure of any rents due under the TSA lease to be delivered to borrower until such time as the novation agreement is delivered, (c) following the occurrence of a Trigger Period, the failure of any rents due under the TSA Lease to be delivered into the clearing account (or as otherwise directed by lender) as required pursuant to the terms of the Doral Concourse Loan documents, (d) following a foreclosure of the security instrument, deed-in-lieu of foreclosure, or other exercise of lender’s remedies pursuant to the terms of this agreement, the security instrument, and/or the other Doral Concourse Loan documents, the borrower’s failure to immediately deliver all revenue derived from the Doral Concourse Property with respect to TSA tenant and/or the TSA lease received by borrower or the property manager, as the case may be, and (e) if borrower, guarantor or any affiliate interferes with lender’s exercise of its rights under the TSA escrow agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,000,000	Title:	Fee
Cut-off Date Principal Balance:	$45,000,000	Property Type - Subtype:	Other – Leased Fee
% of Pool by IPB:	3.3%	Net Rentable Area (SF)(2):	82,341
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	909 Third Holding LLC	Year Built / Renovated(2):	NAP / NAP
Guarantor:	Walter J. Hinneberg GMBH	Occupancy:	NAP
Interest Rate(1):	3.18800%	Occupancy Date:	NAP
Note Date:	6/11/2021	Number of Tenants:	1
ARD Date(1):	7/5/2031	Fourth Most Recent NOI(3):	NAV
Maturity Date(1):	5/5/2041	Third Most Recent NOI(3):	NAV
Interest-only Period:	120 months	Second Most Recent NOI(3):	NAV
Original Term:	120 months	Most Recent NOI(3):	NAV
Original Amortization:	None	UW Economic Occupancy(7):	100.0%
Amortization Type:	Interest Only - ARD	UW Revenues:	$1,600,000
Call Protection:	L(25),YM1(91),O(4)	UW Expenses:	$0
Lockbox / Cash Management:	None / In Place	UW NOI(4)(7):	$1,600,000
Additional Debt:	N/A	UW NCF(4)(7):	$1,600,000
Additional Debt Balance:	N/A	Appraised Value / Per SF(5):	$192,500,000 / $2,338
Additional Debt Type:	N/A	Appraisal Date:	2/23/2021

Escrows and Reserves(6)				Financial Information(1)(7)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$547
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$547
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	23.4%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	23.4%
TI/LC:	$0	$0	N/A	UW NCF DSCR(4):	1.10x
Other:	$0	$0	N/A	UW NOI Debt Yield(4):	3.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$45,000,000	23.1%	Purchase Price	$192,500,000	98.8%
Sponsor Equity	149,810,643	76.9%	Closing Costs	2,310,643	1.2%
Total Sources	$194,810,643	100.0%	Total Uses	$194,810,643	100.0%
(1)	The 909 Third Avenue Fee Loan (as defined below) is structured with an ARD (as defined below) of July 5, 2031 and a final maturity date of May 5, 2041. After the ARD, the interest rate will be revised to the greater of (i) 5.18800%, (ii) the 10-year swap yield as of the ARD plus 3.65000%, subject to a cap of 8.18800% and (iii) the default rate, when applicable, pursuant to the 909 Third Avenue Fee Loan documents. The Mortgage Loan Information and Financial Information presented in the tables above are calculated based on the ARD.
(2)	Net Rentable Area (SF) reflects square footage attributable to the parcel of land which serves as collateral for the 909 Third Avenue Fee Loan. The improvements (which do not serve as collateral for the 909 Third Avenue Fee Loan) consist of a 32-story, Class A office building comprised of an above grade gross building area of 1,321,050 square feet. The related leasehold improvements were built in 1967 and altered between 2011 and 2014.
(3)	Historical financials are not provided for as the leased fee nature of the collateral requires only an annual contractual ground lease payment with no accompanying expenses. Historical financials for the leasehold improvements are not provided for as the ground lessee is under no contractual obligation to provide financial reporting to the leased fee owner.
(4)	UW NOI, UW NCF, UW NCF DSCR and UW NOI Debt Yield are reflective of the contractual ground lease payments and do not account for any income attributable to the leasehold improvements. According to the loan sponsor, based on the leasehold cash flow, UW NOI, UW NCF, UW NCF DSCR and UW NOI Debt Yield would significantly exceed such amounts attributable to the contractual ground lease payments.
(5)	Appraised Value / Per SF is reflective of the Lease Fee value of the 909 Third Avenue Fee property, exclusive of any and all value attributable to the leasehold improvements. The fee simple land value, as determined by the appraiser as of February 23, 2021 absent the contractual ground lease in-place, was approximately $603.9 million with a projected land value in November 2063 (upon expiration of the in-place ground lease) of approximately $921.8 million.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.
(7)	While the 909 Third Avenue Fee Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 909 Third Avenue Fee Loan more severely than assumed in the underwriting of the 909 Third Avenue Fee Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

The Loan. The 909 Third Avenue Fee mortgage loan (the “909 Third Avenue Fee Loan”) is secured by a first mortgage lien on the borrower’s leased fee interest in an 82,341 square foot parcel located in Midtown East Manhattan, New York. The 909 Third Avenue Fee property is improved with a 32-story, Class A office building (which does not serve as collateral for the 909 Third Avenue Fee Loan). The leasehold improvements were completed in 1967 and are comprised of an above grade gross building area of 1,321,050 square feet. The 909 Third Avenue Fee Loan has a 10-year term through the anticipated repayment date of July 5, 2031 (the “ARD”). From origination until the ARD, the 909 Third Avenue Fee Loan accrues at the rate of 3.18800%. From and after the ARD, through and including May 5, 2041 (the “Maturity Date”), the interest rate will be revised to the greater of (i) 5.18800%, (ii) the 10-year swap yield as of the ARD plus 3.65000%, subject to a cap of 8.18800% and (iii) the default rate, when applicable, pursuant to the 909 Third Avenue Fee Loan documents (the “Revised Interest Rate”). Each monthly debt service payment paid by the borrower after the ARD will be applied to the payment of interest computed at the initial interest rate. The differences between the interest accrued at the Revised Interest Rate and the initial interest rate, if not paid on the applicable payment date, will be deferred and paid on the Maturity Date to the extent not sooner paid by the borrower. From and after the ARD, the borrower will be required to make payments in reduction of the outstanding principal balance of the 909 Third Avenue Fee Loan and accrued interest as set forth in the “Lockbox / Cash Management” description herein.

The Borrower. The borrower is 909 Third Holding LLC, a Delaware limited liability company, which is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 909 Third Avenue Fee Loan.

The Loan Sponsor. The loan sponsor is the Walter J. Hinneberg Company. The Walter J. Hinneberg Company is a German company founded in 1958 and run by Christian Hinneberg and Walter Jr. Hinneberg. Christian Hinneberg and Walter Jr. Hinneberg are successful ship brokers and real estate investors. The non-recourse carveout guarantor is Walter J. Hinneberg GMBH. The guarantor’s liability under the recourse guaranty and the environmental indemnity is limited to a maximum aggregate amount of $25,000,000.00 (the “Guarantor Liability Cap”); provided, however, that any costs and expenses incurred by lender (including reasonable attorney’s fees and costs) in connection with the enforcement of the recourse guaranty and the environmental indemnity and the collection of amounts due thereunder is not subject to the Guarantor Liability Cap.

The Property. The 909 Third Avenue Fee property is an 82,341 square foot leased fee parcel located in Midtown East Manhattan, New York. The leasehold improvements built atop the 909 Third Avenue Fee property are comprised of a 32-story, Class A office building totaling an above grade gross building area of 1,321,050 square feet. The leasehold improvements were constructed in 1967 and altered between 2011 and 2014.

The 909 Third Avenue Fee property is ground leased to 909 Third Company, L.P., an affiliate of Vornado Realty Trust (“Vornado”). Vornado is a fully-integrated real estate investment trust with a concentration on commercial assets and a strategy of growing its position in New York City office and Manhattan high street retail with approximately 2,899 employees as of December 31, 2020. Additionally, Vornado held approximately 28.6 million square feet of real estate across 79 properties in New York alone as of December 31, 2020. As of March 31, 2021, Vornado had approximately $16.1 billion in assets.

The ground lease term commenced on April 7, 1966, and Vornado exercised its first renewal option under the lease which commenced on December 1, 2018 and will expire on May 31, 2041. Vornado has one additional renewal option of 22.5 years for a term expiring on November 30, 2063. There are no escalations; ground rent will remain at $1,600,000 through the end of the second renewal term. Vornado must provide notice of renewal at least two years prior to the May 31, 2041 expiration date.

COVID-19 Update. As of July 20, 2021, the leasehold improvements built atop the 909 Third Avenue Fee property are open and operating. There has been no rent relief requested and Vornado is current with respect to all contractual ground rent obligations. As of July 20, 2021, the 909 Third Avenue Fee is not subject to any modification or forbearance requests. The first payment date is scheduled for August 5, 2021. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2018	2019	2020	Current
NAP	NAP	NAP	NAP
(1)	The ground lease term commenced on April 7, 1966, and Vornado exercised its first renewal option under the lease which commenced on December 1, 2018 and will expire on May 31, 2041. Vornado has one additional renewal option of 22.5 years for a term expiring on November 30, 2063.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date(4)
909 Third Company, L.P. c/o Vornado Realty Trust	Leased Fee	Baa2 / BBB / BBB-	82,341	100.0%	$19.43	100.0%	11/30/2063
Total			82,341	100.0%	$19.43	100.0%
(1)	Based on the underwritten rent roll.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent are reflective of contractual ground lease payments, exclusive of any rents attributable to the leasehold improvements.
(4)	The Lease Expiration Date represents the expiration date of Vornado’s second renewal term of 22.5 years. Vornado has already exercised its first renewal option, which is set to expire on May 31, 2041.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2021	0	0	0.0%	$0	0.0%	0	0.0%	$0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2023	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2024	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2025	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2026	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2027	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2028	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2029	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2030	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2031	0	0	0.0%	0	0.0%	0	0.0%	$0	0.0%
2032 & Thereafter(3)	1	82,341	100.0%	1,600,000	100.0%	82,341	100.0%	$1,600,000	100.0%
Total	1	82,341	100.0%	$1,600,000	100.0%
(1)	Based on the underwritten rent roll.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are reflective of contractual ground lease payments, exclusive of any rents attributable to the leasehold improvements.
(3)	The lease expiration date represents the expiration date of Vornado’s second renewal term of 22.5 years. Vornado has already exercised its first renewal option, which is set to expire on May 31, 2041.

Underwritten Net Cash Flow(1)
	Underwritten	PSF	%
Rents in Place	$1,600,000	$19.43	100.0%
Gross Potential Rent	$1,600,000	$19.43	100.0%
Effective Gross Income	$1,600,000	$19.43	100.0%
Total Expenses	0	0.00	0.0%
Net Operating Income	$1,600,000	$19.43	100.0%
TI/LC	0	0.00	0.0%
Capital Expenditures	0	0.00	0.0%
Net Cash Flow	$1,600,000	$19.43	100.0%
(1)	Historical financials are not provided for as the leased fee nature of the collateral requires only an annual contractual ground lease payment with no accompanying expenses. Historical financials for the leasehold improvements are not provided for as the ground lessee is under no contractual obligation to provide financial reporting to the Leased Fee owner.

The Market. The 909 Third Avenue Fee property is located within the Turtle Bay neighborhood of Manhattan’s Community District 6, which runs from East 14th to East 59th Street, east of Lexington Avenue (extending to Madison Avenue between East 34th and 40th Street) to the East River. In addition to Turtle Bay, this district includes Stuyvesant Town, Peter Cooper Village, Beekman Place, Kips Bay, Sutton Place, Tudor City, Turtle Bay, the United Nations and portions of Murray Hill and Gramercy Park. According to the appraisal, the 909 Third Avenue Fee property is located near multiple transportation options, providing accessibility to the Downtown office and commercial centers, the rest of Midtown and the outer boroughs. Nearby subways facilitate access to various transportation hubs, including Grand Central Terminal, the Long Island Railroad, the JFK Airtrain and the Port Authority Bus Terminal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 67 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

The appraiser identified three comparable properties with land sales prices ranging from $3,092 to $10,763 per square foot. Based on the land sale comparables, the appraiser concluded a market value of $603.9 million for the 909 Third Avenue Fee property (if unencumbered by the ground lease currently in-place), approximately 213.7% higher than the $192,500,000 purchase price which is largely reflective of the discounted value of contractual ground rent through the term of the ground lease.

Sales Comparables(1)
Property Address	Size (SF)	Buildable Area (SF)	Sale Price	Sale Price PSF	Sale Price per Buildable SF
909 Third Avenue, New York, NY	82,341	1,321,050	$192,500,000	$2,337.84	$145.72
131-141 East 47th Street, New York, NY	10,545	153,370	113,500,000	10,763.29	740.04
678-688 Lexington Avenue, New York, NY	13,196	164,037	97,460,207	7,385.35	594.14
646-662 Eleventh Avenue, New York, NY	30,121	150,609	93,125,000	3,091.70	618.32
Total / Wtd. Avg.(2)	53,863	154,439	$98,176,112	$5,645.58	$649.73
(1)	Source: Appraisal.

(2)	Total / Wtd. Avg. does not include the 909 Third Avenue Fee property.

Property Management. There is no manager in place with respect to the 909 Third Avenue Fee property. If the ground lease is not in full force and effect, the borrower is required to enter into a management agreement with a qualified manager under the 909 Third Avenue Fee Loan documents.

Escrows and Reserves. At loan origination, the borrower was not required to deposit reserves.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve 1/12 of the estimated annual real estate taxes, unless the ground lessee pays such taxes in compliance with the ground lease and no event of default is continuing. As of the origination date, the ground lessee was paying taxes in compliance with the ground lease.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve 1/12 of estimated insurance premiums, unless the ground lessee maintains insurance in compliance with the ground lease. As of the origination date, the ground lessee was maintaining insurance in compliance with the ground lease.

Lockbox / Cash Management. The 909 Third Avenue Fee Loan is not structured with a lockbox account. The borrower was required at loan origination to establish a cash management account. Pursuant to the tenant direction letter delivered to the ground lessee at loan origination, the ground lessee is required to deposit all rents from the ground lease into the cash management account and the borrower is required to deposit all amounts received by it into the cash management account within two business days after receipt thereof. Prior to the ARD, (a) all funds in the cash management account are required to be applied in accordance with the 909 Third Avenue Fee Loan documents with remaining funds to be disbursed to the borrower; (b) during the continuance of a Cash Sweep Event (as defined below), any excess cash flow remaining after satisfaction of the waterfall items outlined in the 909 Third Avenue Fee Loan documents is required to be swept to a lender-controlled account to be held as additional collateral for the 909 Third Avenue Fee Loan; and (c) provided no event of default is continuing, following a Cash Sweep Event Cure (as defined below), remaining funds in the excess cash flow account will be disbursed to the borrower. After the ARD, any excess cash flow remaining after satisfaction of the waterfall items outlined in the 909 Third Avenue Fee Loan documents is required to be paid to the lender to repay the outstanding principal and the accrued interest due under the 909 Third Avenue Fee Loan documents.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event and continuing until the earlier of (i) the payment date next occurring following the related Cash Sweep Event Cure or (ii) payment in full of all principal and interest on the 909 Third Avenue Fee Loan.

A “Cash Sweep Event” means the occurrence of (a) an event of default, (b) any bankruptcy action of the borrower, or (c) the date that is one month prior to the ARD (the “ARD Trigger”).

A “Cash Sweep Event Cure” means (i) with respect to clause (a) above, the acceptance by the lender of a cure of such event of default and (ii) with respect to clause (b) above if the Cash Sweep Event is caused solely by an involuntary non-collusive bankruptcy action of borrower, if such bankruptcy action is dismissed within 30 days; provided, (A) no event of default has occurred and is continuing under the 909 Third Avenue Fee Loan documents, (B) a Cash Sweep Event Cure may occur no more than a total of four times in the aggregate during the term of the 909 Third Avenue Fee Loan, (C) the borrower must pay all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure including reasonable attorney’s fees and expenses, and (D) the borrower has no right to cure a Cash Sweep Event caused by a bankruptcy action of the borrower. A Cash Sweep Period which is caused by (or continues to exist) because of the occurrence of an ARD Trigger is not capable of being cured.

Current Mezzanine or Subordinate Indebtedness. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

909 Third Avenue Fee

Future Mezzanine or Secured Subordinate Indebtedness Permitted. In connection with an assumption of the 909 Third Avenue Fee Loan, the transferee is entitled to incur a single tier of mezzanine indebtedness upon the satisfaction of certain conditions, including, without limitation, (a) delivery of a rating agency confirmation, (b) the debt service coverage ratio must not be less than 1.10x, (c) the debt yield must not be less than 3.60%, and (d) the loan-to-value ratio must not be greater than 23.40%.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 69 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 70 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 71 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	331,130
Loan Purpose:	Recapitalization	Location:	College Point, NY
Borrower:	CP Property Owner LLC	Year Built / Renovated:	1998 / NAP
Guarantor:	The Related Companies, L.P.	Occupancy:	100.0%
Interest Rate:	3.56600%	Occupancy Date:	6/4/2021
Note Date:	6/15/2021	Number of Tenants:	5
Maturity Date:	7/6/2031	Fourth Most Recent NOI:	$5,710,380 (December 31, 2018)
Interest-only Period:	120 months	Third Most Recent NOI:	$5,647,668 (December 31, 2019)
Original Term:	120 months	Second Most Recent NOI:	$5,685,202 (December 31, 2020)
Original Amortization:	None	Most Recent NOI:	$5,641,161 (TTM March 31, 2021)
Amortization Type:	Interest Only	UW Economic Occupancy(4):	95.2%
Call Protection(2):	L(25),D(91),O(4)	UW Revenues:	$8,899,157
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$3,964,950
Additional Debt(1):	Yes	UW NOI(4):	$4,934,206
Additional Debt Balance(1):	$30,000,000	UW NCF(4):	$4,585,671
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF:	$117,000,000 / $353
		Appraisal Date:	4/19/2021

Escrows and Reserves(3)				Financial Information(1)(4)
	Initial	Monthly	Initial Cap		Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$211
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$211
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	59.8%
TI/LC:	$0	$17,936	N/A	Maturity Date LTV:	59.8%
				UW NCF DSCR:	1.81x
				UW NOI Debt Yield:	7.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$70,000,000	100.0%	Return of Equity	$65,525,985	93.6%
			Loan Payoff	4,088,594	5.8%
			Closing Costs	385,421	0.6%
Total Sources	$70,000,000	100.0%	Total Uses	$70,000,000	100.0%
(1)	The College Point Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million. The Financial Information in the chart above reflects the Cut-off Date Balance of the College Point Whole Loan (as defined below).

(2)	The defeasance lockout period, with respect to a defeasance of the College Point Whole Loan, will be at least 25 payment dates beginning with and including the first payment date on August 6, 2021. Defeasance of the full $70.0 million College Point Whole Loan is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 15, 2024.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

(4)	While the College Point Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the College Point Whole Loan more severely than assumed in the underwriting of the College Point Whole Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The College Point loan (the “College Point Loan”) is part of a whole loan consisting of two pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $70.0 million (the “College Point Whole Loan”). The College Point Loan evidenced by the controlling Note A-1, had an original balance and has an outstanding balance as of the Cut-off Date of $40.0 million. The non-controlling Note A-2 had an original balance and has an outstanding balance as of the Cut-off Date of $30.0 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 72 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

The College Point Whole Loan was originated by Goldman Sachs Bank USA on June 15, 2021. The College Point Whole Loan has a 10-year interest only term and accrues interest at a fixed rate of 3.56600% per annum. The College Point Whole Loan proceeds were used to recapitalize the College Point Property (as defined below), return equity to the borrower and pay origination costs.

The College Point Whole Loan had an initial term of 120 months and has a remaining term of 119 months as of the Cut-off Date. The scheduled maturity date of the College Point Whole Loan is the due date in July 2031. Voluntary prepayment of the College Point Whole Loan in whole (but not in part) is permitted on or after the due date occurring in April 2031 without payment of any prepayment premium. Defeasance of the College Point Whole Loan in whole (but not in part) is permitted after the date that is earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) June 15, 2024.

The table below summarizes the promissory notes that comprise the College Point Whole Loan. The relationship between the holders of the College Point Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” in the Preliminary Prospectus.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$40,000,000	$40,000,000	Benchmark 2021-B28	Yes
A-2	$30,000,000	$30,000,000	GSBI(1)	No
Whole Loan	$70,000,000	$70,000,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower. The borrower is CP Property Owner LLC, a Delaware limited liability company. The borrower is structured to be a single purpose bankruptcy-remote entity, having one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the College Point Whole Loan.

The Loan Sponsor. The loan sponsor is a principal of The Related Companies, L.P. (“Related”) and the non-recourse carveout guarantor is The Related Companies, L.P., which is wholly owned, directly and indirectly, by a principal of the borrower. Related is an American privately owned real estate firm based in New York City with offices and major developments in Boston, Chicago, Los Angeles, Las Vegas, Miami / West Palm Beach, San Francisco, Abu Dhabi and London. Related manages a $60 billion real estate portfolio of assets owned or under development across 78,500 residential units and 30 million square feet of commercial space.

COVID-19 Update. The first debt service payment on the College Point Whole Loan is due in August 2021 and, as of July 22, 2021, the College Point Whole Loan is not subject to any forbearance, modification or debt service relief request. According to the borrower sponsor, approximately 98% of rent was collected in May and June.

The Property. The College Point Property is a 331,130 square foot anchored retail center located on approximately 25 acres in College Point, New York and includes on-grade parking for 1,544 vehicles (the “College Point Property”). The College Point Property’s tenants include Target, TJ Maxx, BJ’s, P.C. Richard & Son, and Buffalo Wild Wings. The College Point Property is situated within a larger strip of big box retailers which include ShopRite, PetCo, Old Navy, Bob’s Discount Furniture and Starbucks and is readily accessible via Interstate 678.

Major Tenants.

Target (139,896 square feet; 42.2% of NRA; 16.6% of U/W Base Rent): Target is an international company with more than 350,000 team members around the world. Minneapolis-based Target Corporation (NYSE: TGT) is one of North America’s largest discount retailers; serving guests at over 1,900 stores and on Target.com. Target is a Fortune 50 company that generated more than $90 billion in annual revenue in 2020. Target’s lease at the College Point Property commenced in July 1998 and expires in July 2023. Target’s lease has four, five-year extension options and one, three-year and 10-month extension option.

BJ’s Wholesale Club (“BJ’s”) (119,500 square feet; 36.1% of NRA; 36.4% of U/W Base Rent): BJ’s is a leading warehouse club operator on the East Coast of the United States, which offers to its members savings on a representative basket of manufacturer branded groceries compared to traditional supermarket competitors. BJ’s lease at the College Point Property commenced in September 1998 and expires in September 2023. BJ’s lease has four, five-year extension options.

P.C. Richards & Son (32,786 square feet; 9.9% of NRA; 20.6% of U/W Base Rent): P.C. Richards & Son is a chain of private, family-owned, appliances, television, electronics, and mattress stores. The online and showroom selection includes categories such as appliances and housewares, TV and video, mattresses, home furnishings like recliners, home and portable audio, computers and tablets, video games, smart home, car audio and home office. P.C. Richards & Son’s lease at the College Point Property commenced in March 2009 and expires in January 2029. P.C. Richards & Son’s lease has two, five-year extension options.

TJ Maxx (32,768 square feet; 9.9% of NRA; 17.3% of U/W Base Rent): TJ Maxx is an American department store chain, selling at prices generally lower than other major similar stores. It has more than 1,000 stores in the United States, making it one of the largest clothing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 73 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

retailers in the country. The company is part of the TJX Companies, which also owns HomeGoods / HomeSense and other off-price retail chains, including Sierra in the United States, Marshalls in the US and Canada, and Winners in Canada. Under the name TJ Maxx, its parent company TJX operates stores throughout the United Kingdom, Ireland, Austria, Germany, The Netherlands, Poland and Australia. It sells men’s, women’s and children’s apparel and shoes, toys, bath and beauty, accessories, and home products ranging from furniture to kitchen utensils. TJ Maxx’s lease at the College Point Property commenced in November 1998 and expires in November 2023. TJ Maxx’s lease has one, five-year extension option.

Buffalo Wild Wings (6,180 square feet; 1.9% of NRA; 9.1% of U/W Base Rent): Buffalo Wild Wings is an American casual dining restaurant and sports bar franchise in the United States, Canada, India, Mexico, Oman, Panama, Philippines, Saudi Arabia, United Arab Emirates, and Vietnam which specializes in Buffalo wings and sauces. As of November 2020, it had 1,279 locations across the United States. The company is operated out of Sandy Springs, Georgia, home to its parent company, Inspire Brands, just north of Atlanta. However, the brand still runs its support center out of Minneapolis, Minnesota, the location of its previous headquarters. Buffalo Wild Wings took over the space at the College Point Property and the related lease in September 2020 after the local franchisee missed rental payments. Buffalo Wild Wings’ lease at the College Point Property commenced in September 2020 and expires in August 2028. Buffalo Wild Wings’ lease has one, five-year extension option.

Tenant Summary(1)
Tenant Names	Ratings (Fitch/Moody’s/S&P)(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Target	A2 / A / A-	139,896	42.2%	$6.54	16.6%	7/31/2023
BJ’s	NR / BB / NR	119,500	36.1	16.76	36.4	9/25/2023
P.C Richards & Son	NR / NR / NR	32,786	9.9	34.57	20.6	1/31/2029
TJ Maxx	NR / A / NR	32,768	9.9	29.00	17.3	11/30/2023
Buffalo Wild Wings(4)	NR / NR / NR	6,180	1.9	80.91	9.1	8/31/2028
Largest Tenants		331,130	100.0%	$16.62	100.0%
Remaining Tenants		0	0.0	$0.00	0.0
Vacant		0	0.0	$0.00	0.0
Total / Wtd. Avg.		331,130	100.0%	$16.62	100.0%
(1)	Based on the underwritten rent roll dated June 4, 2021.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Base Rent PSF and % of Total Base Rent are inclusive of contractual rent steps through August 31, 2022.
(4)	Buffalo Wild Wings paid 8% of gross sales from September 2020 to March 2021 and is required to pay 10% of gross sales from April 2021 to March 2022. Beginning April 1, 2022, the tenant is required to pay $80.91 PSF.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% Base Rent Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	0	0	0.0%	$ 0	0.0%	0	0.0%	$ 0	0.0%
MTM	0	0	0.0%	0	0.0%	0	0.0%	0	0.0%
2021	0	0	0.0%	0	0.0%	0	0.0%	0	0.0%
2022	0	0	0.0%	0	0.0%	0	0.0%	0	0.0%
2023	3	292,164	88.2%	3,868,818	70.3%	292,164	88.2%	3,868,818	70.3%
2024	0	0	0.0%	0	0.0%	292,164	88.2%	3,868,818	70.3%
2025	0	0	0.0%	0	0.0%	292,164	88.2%	3,868,818	70.3%
2026	0	0	0.0%	0	0.0%	292,164	88.2%	3,868,818	70.3%
2027	0	0	0.0%	0	0.0%	292,164	88.2%	3,868,818	70.3%
2028(4)	1	6,180	1.9%	500,000	9.1%	298,344	90.1%	4,368,818	79.4%
2029	1	32,786	9.9%	1,133,412	20.6%	331,130	100.0%	5,502,230	100.0%
2030	0	0	0.0%	0	0.0%	331,130	100.0%	5,502,230	100.0%
2031 and Thereafter	0	0	0.0%	0	0.0%	331,130	100.0%	5,502,230	100.0%
Total / Wtd. Avg.	5	331,130	100.0%	$ 5,502,230	100.0%	331,130	100.0%	$ 5,502,230	100.0%
(1)	Based on the underwritten rent roll dated June 4, 2021.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.
(3)	Base Rent Expiring is inclusive of contractual rent steps through August 31, 2022.
(4)	Buffalo Wild Wings paid 8% of gross sales from September 2020 to March 2021 and is required to pay 10% of gross sales from April 2021 to March 2022. Beginning April 1, 2022, the tenant is required to pay $80.91 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 74 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

Operating History and Underwritten Net Cash Flow(1)
	2018	2019	2020	TTM(2)	Underwritten	U/W (PSF)	%(3)
Base Rent(4)(5)	$5,397,169	$5,607,219	$5,405,564	$5,254,314	$5,502,230	$16.62	58.9%
Overage / Percentage Rent	171,534	171,683	256,200	317,121	173,542	0.52	1.9%
Other Rental Revenue	204,912	17,076	0	0	0	0.00	0.0%
Total Reimbursement Revenue	3,537,382	3,111,164	3,309,595	3,592,579	3,669,959	11.08	39.3%
Other Revenue	155,976	0	2,196	2,196	0	0.00	0.0%
Gross Potential Revenue	$9,466,973	$8,907,143	$8,973,555	$9,166,210	$9,345,731	$28.22	100.0%
Less: Vacancy	0	0	0	0	(446,575)	(1.35)	(4.8%)
Less: Credit Loss	0	0	0	0	0	0.00	0.0%
Effective Gross Revenue	$9,466,973	$8,907,143	$8,973,555	$9,166,210	$8,899,157	$26.88	95.2%
Real Estate Taxes	1,479,790	1,601,336	1,710,549	1,741,632	1,807,498	5.46	20.3%
Insurance	41,577	38,980	48,083	50,769	73,987	0.22	0.8%
Management Fee	81,000	81,000	81,000	81,000	355,966	1.08	4.0%
Total Other Expenses	2,154,226	1,538,159	1,448,721	1,651,648	1,727,499	5.22 .	19.4%
Total Operating Expenses	$3,756,593	$3,259,475	$3,288,353	$3,525,049	$3,964,950	$11.97	44.6%
Net Operating Income	$5,710,380	$5,647,668	$5,685,202	$5,641,161	$4,934,206	$14.90	55.4%
Tenant Improvements	0	0	0	0	149,433	0.45	1.7%
Leasing Commissions	0	0	0	0	149,433	0.45	1.7%
Replacement Reserves	0	0	0	0	49,670	0.15	0.6%
Net Cash Flow	$5,710,380	$5,647,668	$5,685,202	$5,641,161	$4,585,671	$13.85	51.5%
(1)	Certain items such as interest income, ground lease expense, bad debt expense, lease settlement income, and any other non-recurring or non-property level items were excluded from the historical presentation and are not considered for the underwritten cash flow.
(2)	TTM represents the trailing 12-month period ending March 31, 2021.
(3)	% column represents percent of Gross Potential Revenue for all revenue lines and represents percent of Effective Gross Revenue for the remainder of fields.
(4)	Underwritten Base Rent is based on the underwritten rent roll dated June 4, 2021.
(5)	Base Rent includes contractual rent steps that were underwritten for various tenants through August 31, 2022.

Property Management.   The College Point Property is managed by CP Whitestone Property Manager LLC, an affiliate of the loan sponsor.

Escrows and Reserves.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis during the continuance of a College Point Trigger Period (as defined below) or an event of default, 1/12 of the reasonably estimated annual real estate taxes.

Insurance Reserve – The borrower is required to deposit into an insurance reserve, on a monthly basis during the continuance of a College Point Trigger Period (as defined below) or an event of default, 1/12 of reasonably estimated insurance premiums.

TI/LC Reserve – The borrower is required to deposit into a tenant improvement and leasing commission reserve, on a monthly basis, an amount equal to approximately $17,936, which amount will be reduced to approximately $6,899 upon both Target and BJ’s renewing their respective leases as of the origination date (or upon the reletting of substantially all of the space previously occupied by either Target or BJ’s, or both, pursuant to a lease(s) executed in accordance with the terms of the College Point Whole Loan documents).

Lockbox / Cash Management. The College Point Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required to direct each tenant to remit all rents directly to a lender-controlled lockbox account. In addition, the borrower is required to cause (or with respect to any property manager that is not an affiliate of borrower, use commercially reasonable efforts to cause) all cash revenues relating to the College Point Property and all other money received by the borrower or the property manager with respect to the College Point Property (other than tenant security deposits) to be deposited into the lockbox account or a lender-controlled cash management account by the end of the first business day following receipt. At the end of each business day during the continuance of a College Point Trigger Period or event of default under the College Point Whole Loan documents, all amounts in the lockbox are required to be remitted to the cash management account. At the end of each business day that no College Point Trigger Period or an event of default under the College Point Whole Loan is continuing, all amounts in the lockbox account are required to be remitted to a borrower-controlled operating account.

On each due date during the continuance of a College Point Trigger Period (or, at the lender’s discretion, during an event of default under the College Point Whole Loan), all funds on deposit in the cash management account after payment of debt service on the College Point Whole Loan, required reserves and budgeted operating expenses are required to be deposited into an excess cash flow reserve account as additional collateral for the College Point Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

College Point

A “College Point Trigger Period” means (i) each College Point Significant Tenant Trigger Period, and (ii) each period (a) commencing when the DSCR (as calculated under the College Point Whole Loan documents), as determined as of the first day of any fiscal quarter, is less than 1.10x, and concluding when the DSCR, determined as of the first day of each of two consecutive fiscal quarters thereafter, is equal to or greater than 1.10x and (b) commencing upon the borrower’s failure to deliver annual, quarterly or monthly financial reports as and when required under the College Point Whole Loan documents and concluding when such reports are delivered and indicate that no other College Point Trigger Period is continuing.

A “College Point Significant Tenant Trigger Period” means any period that (i) commences if BJ’s or Target has yet to exercise its currently-existing extension option at the College Point Property by the earlier of (a) December 22, 2022 with respect to BJ’s and October 31, 2022 with respect to Target, and concludes when either (x) BJ’s or Target, as applicable, exercises such extension option or (y) the space currently demised to BJ’s or Target has been relet to tenants in occupancy under lender-approved replacement leases and the DSCR exceeds 1.10x, and all associated leasing costs have been paid or reserved with the lender or (ii) commences upon the filing of a bankruptcy or similar insolvency proceeding of either BJ’s or Target, and concludes on the earliest to occur of (x) the date that the applicable bankruptcy or similar insolvency proceeding has been dismissed in accordance with the requirements of the applicable lease, (y) the date that the applicable bankruptcy or similar insolvency proceeding has been terminated and the applicable lease has been affirmed, assumed or assigned or (z) the date on which the space currently demised to BJ’s or Target has been relet to tenants in occupancy under lender-approved replacement leases such that the DSCR exceeds 1.10x, and all associated costs have been paid or reserved with the lender.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 77 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 78 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 79 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$40,000,000	Title:	Fee
Cut-off Date Principal Balance:	$40,000,000	Property Type - Subtype:	Industrial – Flex
% of Pool by IPB:	2.9%	Net Rentable Area (SF):	369,759
Loan Purpose:	Refinance	Location:	Long Island City, NY
Borrower:	Swingstell Owner LLC	Year Built / Renovated:	1951 / 2015
Guarantor:	Amended and Restated 2013 LG Revocable Trust	Occupancy:	93.1%
Interest Rate:	3.50000%	Occupancy Date:	5/1/2021
Note Date:	7/9/2021	Number of Tenants:	9
Maturity Date:	8/6/2031	Fourth Most Recent NOI:	$4,291,958 (December 31, 2018)
Interest-only Period:	120 months	Third Most Recent NOI:	$4,439,587 (December 31, 2019)
Original Term:	120 months	Second Most Recent NOI:	$4,505,413 (December 31, 2020)
Original Amortization:	None	Most Recent NOI:	$4,529,566 (TTM April 30, 2021)
Amortization Type:	Interest Only	UW Economic Occupancy(2):	90.0%
Call Protection:	L(24),D(91),O(5)	UW Revenues:	$6,459,550
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,177,683
Additional Debt:	N/A	UW NOI(2):	$4,281,867
Additional Debt Balance:	N/A	UW NCF(2):	$3,987,601
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$105,100,000 / $284
		Appraisal Date:	5/11/2021

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$108
Taxes:	$301,633	$100,544	N/A	Maturity Date Loan / SF:	$108
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	38.1%
Replacement Reserves:	$0	$3,081	N/A	Maturity Date LTV:	38.1%
TI/LC:	$0	$30,813	$739,518	UW NCF DSCR:	2.81x
Other(1):	$74,750	$0	N/A	UW NOI Debt Yield:	10.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$40,000,000	100.0%	Payoff Existing Debt	$32,493,843	81.2%
			Return of Equity	6,359,234	15.9
			Closing Costs	770,540	1.9
			Upfront Reserves	376,383	0.9
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%
(1)	The Other Initial reserves consists of a $74,750 immediate repairs reserve.

(2)	While the Swingline Building Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Swingline Building Loan more severely than assumed in the underwriting of the Swingline Building Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The Swingline Building mortgage loan (the “Swingline Building Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 369,759 square foot industrial flex building located in Long Island City, New York. The Swingline Building Loan accrues interest at an interest rate of 3.50000% per annum, has an original term of 120 months, has a remaining term of 120 months as of the Cut-off Date, is interest only for 120 months.

The Borrower. The borrower is Swingstell Owner LLC, a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Swingline Building Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is the Amended and Restated 2013 LG Revocable Trust, a New York revocable trust. The loan sponsor of the Swingline Building Loan is affiliated with the loan sponsor of the One SoHo Square Whole Loan.

The Property. The Swingline Building property (the “Swingline Building Property”) is a 369,759 square foot industrial flex building located at 32-00 Skillman Avenue in Long Island City, New York. The Swingline Building Property, the former headquarters of the Swingline Stapler Company, is a three-story building situated on an 85,000 square foot site, which spans an entire square block of the Sunnyside neighborhood of Queens. Renovated in 2015, the Swingline Building Property is serviced by five elevators, three of which are oversized freight elevators, and comprised of approximately 80.0% flex office/warehouse space and 20.0% traditional office space. The flex office/warehouse space features 14-foot ceiling heights and seven loading docks of which four are 15 foot wide and 20 foot high drive-ins with cross docks, while the traditional office space at the Swingline Building Property features spacious floorplans. The Swingline Building Property also includes a fully enclosed two-story rooftop addition which contains an air supported bubble for seven regulation sized tennis courts. The Swingline Building Property generates additional revenue from rooftop signage which is visible along Queens Boulevard and to passengers aboard Long Island Railroad trains.

The loan sponsor acquired the Swingline Building Property in 1999 for $16.0 million and has invested approximately $3.8 million into the asset since 2016. As of May 2021, the appraisal concluded a market value for the property of $105.1 million (38.1% LTV, $65.1 million implied loan sponsor equity) and a market value of $32.3 million for the land, which is 80.8% of the Swingline Building Loan.

As of May 1, 2021, the Swingline Building Property was 93.1% occupied by a granular rent roll comprising of 9 tenants with no individual tenant comprising more than 21.6% of net rentable area. Three of the tenants (120,145 square feet, 32.5% of net rentable area; 41.8% of underwritten base rent) are associated with the entertainment and production industry as the Swingline Building Property is near several major production facilities including Silvercup Studios East, Cine Magic Studios, Kaufman Astoria Studios and Steiner Studios. The Swingline Building benefits from strong historical occupancy, 98.3% occupied since 2015, and strong tenant retention as four of the current tenants (48.9% of occupied NRA) have been at the Swingline Building Property since 2009.

The largest tenant at the Swingline Building Property is Skillman Tennis Associates, Ltd (80,000 square feet; 21.6% of net rentable area; 8.6% of underwritten base rent). Skillman Tennis Associates, Ltd, formerly known as CityView Racquet Club, occupies the rooftop space at the Swingline Building Property and is a private, members-only club featuring seven Har-Tru tennis and four squash courts, full fitness center, a juice bar, cocktail lounge and an outdoor deck with skyline views of Manhattan. Skillman Tennis Associates, Ltd’s lease commenced in January 2005 and expires in December 2023. Skillman Tennis Associates, Ltd has two, 10-year renewal options and no termination options.

The second largest tenant at the Swingline Building Property is Newel, LLC (54,980 square feet; 14.9% of net rentable area; 23.1% of underwritten base rent). Founded in 1939, Newel, LLC is a dealer of luxury, antique, vintage and contemporary furniture, lighting and decorative objects. Newel, LLC utilizes the entire first floor (46,000 square feet, 20.2% of underwritten base rent) and space on the second floor (8,980 square feet; 2.9% of underwritten base rent) as a warehouse for its collection and also as a showroom for its gallery in the Upper East Side. Newel, LLC rents and sells its antique furniture to television and motion picture productions and the Swingline Building, Newel, LLC’s sole warehouse location, provides proximity to several television and movie production studios. Newel, LLC’s lease with respect to the first floor commenced in January 2014 and expires in September 2024. Newel, LLC’s lease with respect to the second floor commences in August 2021 and expires in September 2024. Newel, LLC has two, five-year renewal options and no termination options.

The third largest tenant at the property is Prop N Spoon, LLC (45,165 square feet; 12.2% of net rentable area; 11.8% of underwritten base rent). Prop N Spoon, LLC is a film and television prop rental company, with a catalogue of nearly a million rental items along with full custom fabrication capabilities. The Swingline Building, Prop N Spoon, LLC’s sole warehouse and showroom location, provides access to numerous production facilities nearby. Prop N Spoon’s lease commenced in January 2013 and expires in March 2028. Prop N Spoon, LLC has one, five-year renewal option and no termination options.

COVID-19 Update. As of July 6, 2021, the Swingline Building Property is open for operations. According to the loan sponsor, collections were 90.1% since April 2021 and 84.6% for the month of June 2021. Several of the tenants received a combination of rent deferrals and abatements as a result of COVID-19. As of July 6, 2021, the Swingline Building Loan is not subject to any modification or forbearance requests. The first payment date is scheduled for September 6, 2021. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2018	2019	2020	Current
100.0%	99.0%	91.0%	93.1%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the May 1, 2021 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

Tenant Summary(1)
Tenant	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(2)	% of Total Base Rent	Lease Expiration Date
Skillman Tennis Associates, Ltd	NR / NR / NR	80,000	21.6%	$6.43	8.6%	12/31/2023
Newel, LLC	NR / NR / NR	54,980	14.9%	25.31	23.1%	9/30/2024
Prop N Spoon, LLC	NR / NR / NR	45,165	12.2%	15.66	11.8%	3/31/2028
ACCO Brands, Inc.	NR / NR / NR	35,085	9.5%	17.85	10.4%	MTM
Urban Archeology	NR / NR / NR	35,000	9.5%	18.55	10.8%	4/30/2025
McVicker & Higginbotham, Inc.	NR / NR / NR	31,000	8.4%	22.44	11.6%	12/31/2026
Quality Offset, LLC	NR / NR / NR	22,161	6.0%	19.67	7.2%	12/31/2028
MC Square	NR / NR / NR	20,831	5.6%	20.72	7.2%	8/31/2027
Mayo Studios, Inc.	NR / NR / NR	20,000	5.4%	20.76	6.9%	2/28/2028
Total Occupied		344,222	93.1%	$17.04	97.6%
Capital One Bank(3)	NR / NR / NR	0	0.0%	NAP	2.4%	5/31/2023
Vacant		25,537	6.9%
Total / Wtd. Avg.(4)		369,759	100.0%	$17.47	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2021.

(2)	Base Rent PSF is inclusive of rent steps through May 2022.

(3)	Capital One Bank leases the rooftop signage ($146,069 Base Rent) and is excluded from the number of tenants.

(4)	Total Base Rent PSF is inclusive of Capital One Bank base rent of approximately $146,069.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(2)	Cumulative % of Base Rent Expiring(2)
Vacant	NAP	25,537	6.9%	NAP	NAP	25,537	6.9%	NAP	NAP
MTM & 2021	1	35,085	9.5%	$626,412	10.4%	60,622	16.4%	$626,412	10.4%
2022	0	0	0.0%	0	0.0%	60,622	16.4%	$626,412	10.4%
2023(3)	2	80,000	21.6%	660,159	11.0%	140,622	38.0%	$1,286,571	21.4%
2024	1	54,980	14.9%	1,391,608	23.1%	195,602	52.9%	$2,678,178	44.5%
2025	1	35,000	9.5%	649,193	10.8%	230,602	62.4%	$3,327,372	55.3%
2026	1	31,000	8.4%	695,564	11.6%	261,602	70.7%	$4,022,936	66.9%
2027	1	20,831	5.6%	431,520	7.2%	282,433	76.4%	$4,454,456	74.1%
2028	3	87,326	23.6%	1,558,284	25.9%	369,759	100.0%	$6,012,740	100.0%
2029	0	0	0.0%	0	0.0%	369,759	100.0%	$6,012,740	100.0%
2030	0	0	0.0%	0	0.0%	369,759	100.0%	$6,012,740	100.0%
2031	0	0	0.0%	0	0.0%	369,759	100.0%	$6,012,740	100.0%
2032 & Thereafter	0	0	0.0%	0	0.0%	369,759	100.0%	$6,012,740	100.0%
Total	10	369,759	100.0%	$6,012,740	100.0%
(1)	Based on the underwritten rent roll dated May 1, 2021.

(2)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are inclusive of contractual rent steps through May 2022.

(3)	Inclusive of the Capital One Bank lease (2.4% of Base Rent Expiring with a lease expiration date of May 31, 2023) for the Swingline Building Property’s signage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM(1)	Underwritten(2)	PSF	%(3)
Rents in Place(4)	$5,391,345	$5,637,132	$5,562,739	$5,496,028	$6,012,740	$16.26	83.8%
Vacant Income	0	0	0	0	510,740	$1.38	7.1
Gross Potential Rent	$5,391,345	$5,637,132	$5,562,739	$5,496,028	$6,523,480	$17.64	90.9%
Total Reimbursements	358,104	438,599	507,278	587,198	589,907	$1.60	8.2
Other Income	101,110	86,085	68,228	63,890	63,890	$0.17	0.9
Gross Potential Income	$5,850,559	$6,161,816	$6,138,245	$6,147,116	$7,177,278	$19.41	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(717,728)	(1.94)	(10.0)
Effective Gross Income	$5,850,559	$6,161,816	$6,138,245	$6,147,116	$6,459,550	$17.47	90.0%
Total Expenses	1,558,601	1,722,229	1,632,832	1,617,551	2,177,683	5.89	33.7
Net Operating Income	$4,291,958	$4,439,587	$4,505,413	$4,529,566	$4,281,867	$11.58	66.3%
Total TI/LC, Capex/RR	0	0	0	0	294,265	0.80	4.6
Net Cash Flow	$4,291,958	$4,439,587	$4,505,413	$4,529,566	$3,987,601	$10.78	61.7%
(1)	TTM represents the trailing 12-month period ending April 30, 2021.

(2)	Based on underwritten rent roll dated May 1, 2021.

(3)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income the remainder of the fields.

(4)	Underwritten Rents in Place is inclusive of contractual rent steps through May 2022.

The Market. The Swingline Building Property is located within the Sunnyside neighborhood of Queens, New York. Intersected by major highways Interstate-278 (Brooklyn Queens Expressway) and Interstate-495 (Long Island Expressway), Sunnyside, which is a part of the Northwest Queens submarket, serves as a distribution point for its large urban population with access points near the Queensboro Bridge and major roads such as Queens Boulevard and Northern Boulevard. Additionally, Sunnyside offers quick access to Midtown Manhattan via the 7 train from the 33rd Street–Rawson Street subway station, which is two blocks from the Swingline Building Property, and proximity to LaGuardia airport.

Despite the decrease of industrial inventory over the decade due to the gentrification of Queens, the Northwest Queens industrial submarket remains one of the largest industrial submarkets in New York and the nation. According to the appraisal, the absorption for the last 12 months was slightly positive for the Northwest Queens industrial submarket, which had no new completions, a vacancy rate of 5.4%, and market rents of $23.99 per square foot as of Q4 2020. The appraisal also noted that industrial properties within Northwest Queens are positioned for rent increases given the growth of e-commerce and the projected growth of the submarket’s population. In addition, the appraisal identified seven lease comparables with an adjusted average market rent of $22.09 per square foot. The Swingline Building Property may experience an increase its rental rate ($17.47 per square foot) given its historical occupancy and retention of tenants.

Property Management. Swingline Building Property is currently managed by Mel Management Corp., doing business as Stellar Management Co., Inc., a New York Corporation and an affiliate of the borrower.

Escrows and Reserves. At loan origination of the Swingline Building Loan, the borrower deposited (i) approximately $301,633 into a real estate tax reserve account and (ii) $74,750 into an immediate repairs reserve account.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be approximately $100,544).

Insurance Reserve – At the option of the lender, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that would be sufficient for the renewal of coverage unless the borrower maintains a blanket policy in accordance with the Swingline Building Loan documents. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $3,081 for replacement reserves.

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $30,813 for TI/LC reserves. If at any time the amount on deposit in the TI/LC reserve exceeds $739,518, the borrower may cease making monthly deposits into the TI/LC reserve until such time as the amount on deposit in the TI/LC reserve is less than $739,518.

Lockbox / Cash Management. The Swingline Building Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to the existing tenants at the Swingline Building Property, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause all revenue received by borrower or the property manager for the Swingline Building Property to be deposited into such lockbox within five business days of receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of borrower unless a Trigger Period

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 83 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Swingline Building

(as defined below) exists (subject to such Trigger Period being cured in accordance with the Swingline Building Loan documents. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Swingline Building Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Swingline Building Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Swingline Building Loan. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower. Upon an event of default under the Swingline Building Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default or (ii) the debt yield falling below 6.75% for one calendar quarter (the “Debt Yield Trigger”); and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 6.75% for one calendar quarter, or the Collateral Cure Conditions are and remain satisfied.

The “Collateral Cure Conditions” will be deemed to exist upon satisfaction of the following: the borrower deposits into the excess cash flow account or delivers a letter of credit which, in either case, will serve as additional collateral for the Swingline Building Loan, in an amount equal to $1,300,000.00 (the “Collateral Deposit Amount”) and, thereafter, so long as the borrower elects to satisfy the Collateral Cure Conditions to avoid a Debt Yield Trigger, 30 days prior to each one year anniversary date of said deposit (or delivery of said letter of credit), the borrower deposits the Collateral Deposit Amount. Upon the cure of the Debt Yield Trigger, all cash or Letter of Credit(s) delivered to the lender shall be released to the borrower.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$37,720,000	Title:	Fee
Cut-off Date Principal Balance:	$37,633,193	Property Type - Subtype:	Self-Storage
% of Pool by IPB:	2.7%	Net Rentable Area (SF):	282,197
Loan Purpose:	Refinance	Location(2):	Various
Borrower:	22 SAC, LLC	Year Built / Renovated(2):	Various / Various
Guarantor:	Blackwater Investments, Inc.	Occupancy:	93.8%
Interest Rate(1):	2.59000%	Occupancy Date:	4/30/2021
Note Date:	6/30/2021	Number of Tenants:	N/A
Anticipated Repayment Date(1):	7/6/2031	Fourth Most Recent NOI:	$3,979,725 (December 31, 2018)
Maturity Date(1):	7/6/2041	Third Most Recent NOI:	$3,977,835 (December 31, 2019)
Interest-only Period:	None	Second Most Recent NOI:	$4,086,470 (December 31, 2020)
Original Term(1):	120 months	Most Recent NOI:	$4,089,163 (TTM April 30, 2021)
Original Amortization:	300 months	UW Economic Occupancy:	85.6%
Amortization Type:	Amortizing Balloon - ARD	UW Revenues:	$6,101,454
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$2,055,285
Lockbox / Cash Management:	Soft / Springing	UW NOI:	$4,046,169
Additional Debt:	N/A	UW NCF:	$3,941,756
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$68,050,000 / $241
Additional Debt Type:	N/A	Appraisal Date:	4/2021

Escrows and Reserves(3)				Financial Information(1)(5)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$133
Taxes:	$268,300	Springing	N/A	Maturity Date Loan / SF:	$91
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.3%
Replacement Reserves:	$51,665	Springing	$51,665	Maturity Date LTV:	37.6%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.92x
Other(4):	$261,068	$0	N/A	UW NOI Debt Yield:	10.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$37,720,000	100.0%	Payoff Existing Debt	$22,043,489	58.4%
			Return of Equity	14,397,886	38.2
			Closing Costs	697,592	1.8
			Upfront Reserves	581,033	1.5
Total Sources	$37,720,000	100.0%	Total Uses	$37,720,000	100.0%
(1)	The U-Haul Sac 22 Loan (as defined below) is structured with an anticipated repayment date of July 6, 2031 (“ARD”) and final maturity date of July 6, 2041. From and after the ARD, in the event the U-Haul Sac 22 Loan is not paid-off on or before the ARD, the U-Haul Sac 22 Loan accrues interest at a fixed rate equal to the greater of (i) 5.59000% and (ii) the 10-year treasury swap yield as of the ARD plus 4.04000%. Cut-off Date LTV, Maturity Date LTV, UW NCF DSCR and UW NOI Debt Yield are calculated based on the initial term interest rate and the assumption that the loan is repaid as of the ARD. The Mortgage Loan Information and Financial Information presented in the tables above are calculated based on the ARD.

(2)	See “Portfolio Summary & Unit Mix” table herein.

(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” herein.

(4)	Other reserves are comprised of $261,068 for immediate repairs.

(5)	While the U-Haul Sac 22 Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the U-Haul Sac 22 Loan more severely than assumed in the underwriting of the U-Haul Sac 22 Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The U-Haul Sac 22 loan (the “U-Haul Sac 22 Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a portfolio of nine self-storage properties comprised of 3,667 units totaling 282,197 square feet across eight states (collectively, the “U-Haul Sac 22 Portfolio” or “U-Haul Sac 22 Properties”). The U-Haul Sac 22 Loan accrues interest at an interest rate of 2.59000% per annum, had an original term of 120 months, has a remaining term of 119 months as of the Cut-off Date, and amortizes on a 25-year schedule.

The U-Haul Sac 22 Loan is structured with an anticipated repayment date of July 6, 2031 and a final maturity date of July 6, 2041. Prior to the ARD, the U-Haul Sac 22 Loan accrues interest at a fixed rate of 2.59000% per annum. From and after the ARD, in the event the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

U-Haul Sac 22 Loan is not paid-off on or before the ARD, the U-Haul Sac 22 Loan accrues interest at a fixed rate equal to the greater of (i) 5.59000% and (ii) the 10-year treasury swap yield as of the ARD plus 4.04000% (the “Extension Term Interest Rate”). Additionally, from and after the first monthly payment date following the ARD, all excess cash flow will be swept into a lender controlled account and applied (i) first, to interest in an amount equal to the interest that would accrue at the initial term interest rate (without adjustment for Accrued Interest), (ii) second, to the reduction of principal until the entire outstanding principal balance has been paid in full, and (iii) third, to the payment of Accrued Interest until all Accrued Interest has been paid in full. Interest accrued at the Extension Term Interest Rate and not paid pursuant to the preceding sentence will be added to the outstanding principal balance of the U-Haul Sac 22 Loan and accrue interest at the Extension Term Interest Rate (such accrued interest referred to as, “Accrued Interest”).

The U-Haul Sac 22 Portfolio was previously securitized in the COMM 2012-CCRE1 securitization.

The Borrower. The borrowing entity for the U-Haul Sac 22 Loan is 22 SAC, LLC, a Delaware limited liability company and special purpose entity, with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the U-Haul Sac 22 Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Blackwater Investments, Inc., which controls substantially all of the equity interest in Sac Holding Corporation (“Sac”). Sac was established in order to acquire and develop self-storage properties. Sac acquires, owns, holds, manages, transfers, sells, assigns, mortgages and pledges real property, including but not limited to commercial self-storage rental units. The guarantor is owned and controlled by Mark V. Shoen, a significant stockholder of AMERCO.

The Property. The U-Haul Sac 22 Properties are comprised of nine U-Haul branded properties containing a total of 3,667 traditional storage units (282,197 square feet). The U-Haul Sac 22 Properties range in size from 19,200 to 44,355 square feet and are managed by affiliates of AMERCO. AMERCO is the largest U.S. “do-it-yourself” moving and storage company. Founded in 1945, the company operates as the holding company for business dealings that involve U-Haul International, Inc. (“U-Haul”). U-Haul has a network of 2,065 company-operated retail moving stores and more than 20,000 independent U-Haul dealers.

The U-Haul Sac 22 Properties are located across eight states, with the largest presence in Coon Rapids, Minnesota (one property, 19.7% of ALA), Manassas Park, Virginia (one property, 16.4% of ALA) and Portland, Maine (one property, 15.7% of ALA), with the remaining six properties (48.2% of ALA) located across five different states. The U-Haul Sac 22 Properties were built between 1955 and 1996. As of April 30, 2021, based on the in-place rent roll, the U-Haul Sac 22 Properties were 93.8% occupied based on square feet.

The following table presents certain information relating to the U-Haul Sac 22 Properties:

Portfolio Summary & Unit Mix
Property Name	City/State	Allocated Cut-off Date Loan Amount	% of ALA	Appraised Value	Year Built/Renovated	Total Storage Units	Occupancy (Units)	Total SF	Occupancy (SF)	Avg. Monthly Rent Per Unit(1)
Coon Rapids	Coon Rapids, Minnesota	$7,427,094	19.7%	$13,430,000	1955/2003	628	88.5%	41,094	94.6%	$126
Manassas Park	Manassas Park, Virginia	$6,155,142	16.4%	$11,130,000	1974,1996/NAP	575	91.5%	41,125	93.9%	$150
Route 295	Portland, Maine	$5,900,752	15.7%	$10,670,000	1962,1963,1964,1992/NAP	522	96.7%	31,281	97.7%	$131
Westcreek	Fort Worth, Texas	$4,827,888	12.8%	$8,730,000	1986/NAP	545	91.9%	44,355	94.3%	$116
State Avenue	Kansas City, Kansas	$3,190,941	8.5%	$5,770,000	1969-1992/NAP	308	87.3%	30,757	88.5%	$126
Causeway Boulevard	Metairie, Louisiana	$3,268,364	8.7%	$5,910,000	1994/NAP	260	89.6%	21,950	91.6%	$167
Ina Road	Tucson, Arizona	$3,130,109	8.3%	$5,660,000	1989,1991/NAP	271	98.2%	29,250	98.6%	$146
Jolly & Cedar	Lansing, Michigan	$2,013,003	5.3%	$3,640,000	1958/2003	358	81.8%	23,185	85.4%	$92
Automall	Tucson, Arizona	$1,719,901	4.6%	$3,110,000	1973,1975,1983/NAP	200	98.5%	19,200	97.9%	$108
Total / Wtd. Avg.		$37,633,193	100.0%	$68,050,000		3,667	91.2%	282,197	93.8%	$129
(1)	Avg. Monthly Rent per Unit is based on the in-place rent roll dated as of April 30, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

Historical and Current Occupancy(1)
Property Name	2018	2019	2020	Current(2)
Coon Rapids	88.8%	89.9%	84.9%	94.6%
Manassas Park	89.9%	90.9%	86.6%	93.9%
Route 295	92.4%	90.7%	90.2%	97.7%
Westcreek	89.4%	84.2%	88.2%	94.3%
State Avenue	90.4%	92.5%	94.8%	88.5%
Causeway Boulevard	94.4%	92.1%	89.6%	91.6%
Ina Road	84.6%	93.2%	96.3%	98.6%
Jolly & Cedar	78.5%	82.6%	82.7%	85.4%
Automall	87.3%	75.2%	90.2%	97.9%
Wtd. Avg.	88.7%	88.4%	89.0%	93.8%
(1)	Historical occupancies are as of December 1 of each respective year.

(2)	Current Occupancy is as of April 30, 2021.

COVID-19 Update. As of June 30, 2021, the U-Haul Sac 22 Properties are open and operating (and remained so throughout the COVID-19 pandemic). The U-Haul Sac 22 Loan is not subject to any modification or forbearance requests. The first payment date under the U-Haul Sac 22 Loan documents is in August 2021.

The Market. The U-Haul Sac 22 Portfolio is comprised of nine geographically diverse properties across eight different states. No state accounts for more than 19.7% of the U-Haul Sac 22 Loan by allocated loan amount, nor more than 17.2% of the total square feet of the U-Haul Sac 22 Portfolio.

The following table presents market demographic information relating to the U-Haul Sac 22 Portfolio:

Demographic Summary(1)
Property Name	City/State	1-mile Population	3-mile Population	5-mile Population	1-mile Avg. Household Income	3-mile Avg. Household Income	5-mile Avg. Household Income
Coon Rapids	Coon Rapids, Minnesota	10,564	81,563	184,128	$96,754	$96,176	$102,083
Manassas Park	Manassas Park, Virginia	28,971	112,123	247,321	$93,891	$80,793	$79,311
Route 295	Portland, Maine	13,096	69,658	110,862	$67,821	$81,679	$89,738
Westcreek	Fort Worth, Texas	19,647	131,041	264,684	$65,997	$76,824	$83,178
State Avenue	Kansas City, Kansas	4,021	55,529	122,575	$50,217	$54,387	$57,241
Causeway Boulevard	Metairie, Louisiana	12,896	104,176	229,323	$97,970	$93,694	$87,816
Ina Road	Tucson, Arizona	7,586	59,768	127,815	$81,762	$80,269	$83,647
Jolly & Cedar	Lansing, Michigan	11,682	79,812	166,309	$52,983	$56,969	$59,695
Automall	Tucson, Arizona	10,957	95,005	225,666	$59,989	$60,561	$66,886
Wtd. Avg.(3)		14,233	89,907	190,209	$75,666	$77,245	$80,639
(1)	Source: Appraisal.

(2)	Demographic information is based on a 1, 2 and 3-mile radius.

(3)	Wtd. Avg. is based on the total square feet at each property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM 4/30/2021	Underwritten(1)	Per Square Foot	%(2)
Base Rent(1)	$4,590,965	$4,656,851	$4,653,214	$4,682,198	$4,682,198	$16.59	67.1%
Vacant Income	0	0	0	0	879,282	3.12	12.6%
Gross Potential Rent	$4,590,965	$4,656,851	$4,653,214	$4,682,198	$5,561,480	$19.71	79.7%
Other Income(3)	738,703	727,208	860,664	870,955	870,955	3.09	12.5%
Third Party Leases	589,572	547,368	547,696	547,869	548,301	1.94	7.9%
Net Rental Income	$5,919,240	$5,931,427	$6,061,575	$6,101,022	$6,980,736	$24.74	100.0%
(Vacancy / Credit Loss)	0	0	0	0	(879,282)	(3.12)	(12.6%)
Effective Gross Income	$5,919,240	$5,931,427	$6,061,575	$6,101,022	$6,101,454	$21.62	87.4%
Total Expenses	$1,939,515	$1,953,592	$1,975,105	$2,011,859	$2,055,285	$7.28	33.7%
Net Operating Income	$3,979,725	$3,977,835	$4,086,470	$4,089,163	$4,046,169	$14.34	66.3%
Total TI/LC, CapEx	0	0	0	0	104,413	0.37	1.7%
Net Cash Flow	$3,979,725	$3,977,835	$4,086,470	$4,089,163	$3,941,756	$13.97	64.6%
(1)	Underwritten base rent is based on the in-place rent roll dated as of April 30, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)	Other Income includes net sales, U-Box commissions, U-Move commissions and other miscellaneous income.

Escrows and Reserves. At loan origination, the borrower deposited (i) a real estate tax reserve in the amount of approximately $268,300, (ii) a deferred maintenance reserve in the amount of $261,068 and (iii) a replacement reserve in the amount of $51,665.

Tax Reserve – On each monthly payment date, the borrower is required to deposit into a real estate tax reserve, 1/12 of the amount that the lender estimates will be necessary to pay real estate taxes over the then succeeding 12-month period. The borrower’s obligation to deposit monthly reserves in the tax account is waived so long as (i) no event of default has occurred and (ii) amounts sufficient to pay real estate taxes for six months have been deposited and maintained in the real estate tax reserve account.

Insurance Reserve – On each monthly payment date, the borrower is required to deposit into an insurance reserve, 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period. The borrower’s obligation to deposit monthly reserves in the insurance account is waived so long as (i) no event of default has occurred and (ii) either (A) the borrower has provided satisfactory evidence that all insurance premiums have been paid with respect to an acceptable blanket insurance policy or (B) amounts sufficient to pay insurance premiums for six months have been deposited and maintained in the insurance reserve account.

Replacement Reserve – On each monthly payment date, the borrower is required to deposit into a replacement reserve an amount equal to approximately $8,609 for replacements and repairs to be made at the U-Haul Sac 22 Properties, subject to a cap of $51,665, which is inclusive of the upfront deposit. This reserve is currently springing because the amount reserved upfront equals the cap.

Lockbox / Cash Management. The U-Haul Sac 22 Loan is structured with a soft lockbox and springing cash management. The borrower and/or property manager, as applicable, are required to deposit all amounts constituting rents (including rents derived from an After Acquired Leasehold Property (as defined below)) into a lender controlled lockbox account within three business days of receipt. To the extent no Cash Sweep Period (as defined below) is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept each business day to a segregated cash management account under the control of the lender and disbursed in accordance with the U-Haul Sac 22 Loan documents. To the extent there is a Cash Sweep Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the U-Haul Sac 22 Loan. The lender has been granted a first priority security interest in the cash management account.

A “Cash Sweep Period” means each period commencing on the occurrence of a Cash Sweep Event (as defined below) and continuing until the earlier of the payment date next occurring following the related Cash Sweep Event Cure (as defined below) or payment in full of all principal and interest on the U-Haul Sac 22 Loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) the date on which the debt service coverage ratio for two consecutive calendar quarters (as calculated in the U-Haul Sac 22 Loan documents and based on the trailing 12-month period immediately preceding the date of determination) is less than 1.15x (a “DSCR Trigger Event”), (iii) a bankruptcy or insolvency event of the property manager, (iv) an Extension Term Trigger Event (as defined below) or (v) the borrower’s failure to provide timely evidence of payment of taxes or that the U-Haul Sac 22 Property is properly insured.

An “Extension Term Trigger Event” means the date that is three payment dates prior to the ARD, if the U-Haul Sac 22 Loan has not been repaid in full.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

U-Haul Sac 22

A “Cash Sweep Event Cure” means (a) with respect to clause (i) above, the acceptance by the lender of a cure of such event of default, (b) with respect to clause (ii) above, achievement of a debt service coverage ratio (as calculated in the U-Haul Sac 22 Loan documents and based on the trailing 12-month period immediately preceding the date of determination) of at least 1.15x for four consecutive quarters, (c) with respect to clause (iii) above, the date on which the borrower enters into a replacement management agreement with a qualified manager or (d) with respect to clause (v) above, the borrower has provided evidence of payment of taxes or has provided evidence of insurance; provided, (1) a Cash Sweep Event Cure may occur no more than a total of five times in the aggregate during the term of the UHaul Sac 22 Loan and (2) the borrower will have paid all of the lender’s reasonable expenses incurred in connection with such Cash Sweep Event Cure. The borrower will have no right to cure a Cash Sweep Event caused by (x) an event of default caused by a bankruptcy action of the borrower or (y) an Extension Term Trigger Event.

Property Management. The U-Haul Sac 22 Portfolio is managed by affiliates of AMERCO.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Secured Subordinate Indebtedness Permitted. None.

Partial Release. In connection with the borrower’s election to defease less than all of the U-Haul Sac 22 Loan (a “Partial Defeasance Event”), if the requirements related to a Partial Defeasance Event as set forth in the U-Haul Sac 22 Loan documents have been satisfied, after two years from the Closing Date the borrower may obtain the release of the applicable individual U-Haul Sac 22 Property (each, an “Individual Property”) from the lien of the mortgage thereon (and related U-Haul Sac 22 Loan documents) upon the satisfaction of certain conditions set forth in the U-Haul Sac 22 Loan documents, including, without limitation, the following conditions: (a) the borrower pays 125% of the U-Haul Sac 22 Loan amount allocated to the Individual Property being released, (b) the resulting debt service coverage ratio, based on the trailing 12-month period immediately preceding such release, is equal to or greater than the greater of (i) the 1.92x or (ii) the debt service coverage ratio as of the last day of the calendar month that precedes the release date for all of the U-Haul Sac 22 Properties that were subject to the liens of the mortgage as of that date; (c) the resulting debt yield based on the trailing 12-month period immediately preceding such release is equal to or greater than the greater of (i) the 10.45% or (ii) the debt yield ratio as of the last day of the calendar month that precedes the release date for all of the U-Haul Sac 22 Properties that were subject to the liens of the mortgage as of that date; (d) the Individual Property to be released must be conveyed to a person other than the borrower or an entity owned by the borrower; and (e) upon release of the applicable Individual Property, the customary REMIC rules are satisfied. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases—Property Releases; Partial Defeasance” in the Preliminary Prospectus for additional information.

After Acquired Adjacent Property. Provided no event of default has occurred and is continuing under the U-Haul Sac 22 Loan documents, the borrower has the right to acquire the fee simple estate in land that is adjacent and contiguous to an existing individual U-Haul Sac 22 Property (an “After Acquired Adjacent Property”), provided that the lender has received, among other things: (a) a title insurance policy insuring the lien of the applicable mortgage encumbering the After Acquired Adjacent Property; (b) a settlement statement indicating that such After Acquired Adjacent Property was acquired without debt; (c) an environmental report showing no hazardous materials or risk of contamination at the adjacent property; (d) a REMIC opinion acceptable to the rating agencies; and (e) a confirmation from the rating agencies that such After Acquired Adjacent Property will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such acquisition for the certificates that are then outstanding. Any such After Acquired Adjacent Property will be encumbered by the lien of the mortgage on the related U-Haul Sac 22 Property. The U-Haul Sac 22 Loan documents include a carve-out for any losses resulting from the acquisition of any After Acquired Adjacent Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

After Acquired Leasehold Property. Provided no event of default has occurred and is continuing under the U-Haul Sac 22 Loan documents, the borrower has the right to acquire a leasehold estate in property that is operated as a storage facility, but that is not contiguous to an existing U-Haul Sac 22 Property (an “After Acquired Leasehold Property”), provided that the lender has received, among other things: (a) confirmation that such After Acquired Leasehold Property is owned in fee simple by an affiliate of the guarantor; (b) an environmental report showing no hazardous materials or risk of contamination at the adjacent property; (c) a REMIC opinion acceptable to the rating agencies; and (d) a confirmation from the rating agencies that such After Acquired Leasehold Property will not result in a withdrawal, qualification or downgrade of the respective ratings in effect immediately prior to such acquisition for the certificates that are then outstanding. Any such After Acquired Adjacent Property will be encumbered by the lien of the mortgage on the related Mortgaged Properties. The U-Haul Sac 22 Loan documents include a carve-out for any losses resulting from the acquisition, ownership or operation of any After Acquired Leasehold Property. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Partial Releases” in the Preliminary Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 93 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 94 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 95 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$34,000,000	Title:	Fee
Cut-off Date Principal Balance:	$33,947,501	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	263,453
Loan Purpose:	Refinance	Location:	Lancaster, PA
Borrower:	Red Rose Commons	Year Built / Renovated:	1998 / NAP
	Associates, L.P.	Occupancy:	100.0%
Guarantor:	Kenneth N. Goldenberg	Occupancy Date:	2/28/2021
Interest Rate:	3.28000%	Number of Tenants:	13
Note Date:	6/30/2021	Fourth Most Recent NOI(1):	$3,497,142 (December 31, 2018)
Maturity Date:	7/6/2031	Third Most Recent NOI(1):	$3,875,076 (December 31, 2019)
Interest-only Period:	None	Second Most Recent NOI:	$3,554,438 (December 31, 2020)
Original Term:	120 months	Most Recent NOI:	$3,558,011 (TTM March 31, 2021)
Original Amortization:	360 months	UW Economic Occupancy(5):	95.3%
Amortization Type:	Amortizing Balloon	UW Revenues:	$4,970,640
Call Protection:	L(25),D(91),O(4)	UW Expenses:	$1,367,954
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$3,602,686
Additional Debt:	N/A	UW NCF(5):	$3,144,575
Additional Debt Balance:	N/A	Appraised Value / Per SF(5):	$53,000,000 / $201
Additional Debt Type:	N/A	Appraisal Date:	5/22/2021

Escrows and Reserves				Financial Information(5)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$129
Taxes:	$127,193	$63,596	N/A	Maturity Date Loan / SF:	$100
Insurance(2):	$0	Springing	N/A	Cut-off Date LTV:	64.1%
Replacement Reserves:	$0	$14,270	N/A	Maturity Date LTV:	49.6%
TI/LC(3):	$0	$21,954	$1,053,812	UW NCF DSCR:	1.76x
Other(4):	$23,409	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,000,000	100.0%	Payoff Existing Debt	$24,863,621	73.1%
			Return of Equity	8,250,424	24.3
			Closing Costs	735,353	2.2
			Upfront Reserves	150,602	0.4
Total Sources	$34,000,000	100.0%	Total Uses	$34,000,000	100.0%
(1)	The increase from Fourth Most Recent NOI to Third Most Recent NOI can be attributed to contractual rent steps on in-place leases.

(2)	Monthly Insurance Reserve will commence in the event the borrower fails to maintain a blanket insurance policy, or in the event lender requires the borrower to obtain a separate policy pursuant to the Red Rose Commons Loan (as defined below) documents.

(3)	Upon the delivery of a notice of termination to the borrower by either (a) Burlington Stores, or (b) any tenant under a lease which, individually or when aggregated with all other leases at the Red Rose Commons Property (as defined below) with the same tenant or its affiliate accounts for 15% or more of the total rental income for the Red Rose Commons Property, then the monthly TI/LC reserve deposit will be an amount equal to approximately $32,932.

(4)	The Other Initial Reserve consists of a $23,409 condominium reserve.

(5)	While the Red Rose Commons Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Red Rose Commons Loan more severely than assumed in the underwriting of the Red Rose Commons Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The Red Rose Commons loan (the “Red Rose Commons Loan”) is secured by a first mortgage lien on the borrower’s fee interest in 10 units of a 12-unit condominium (together with an undivided 57.04% interests of the common elements) that comprises a 263,453 square foot retail shopping center in Lancaster, Pennsylvania (the “Red Rose Commons Property”). The Red Rose Commons Loan accrues interest at an interest rate of 3.28000% per annum, had an original term of 120 months, has a remaining term of 119 months

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 96 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

as of the Cut-off Date, and had an original amortization of 360 months. The Red Rose Commons Loan was previously securitized in GSMS 2012-GC6.

The Borrower. The borrowing entity for the Red Rose Commons Loan is Red Rose Commons Associates, L.P., a Pennsylvania limited partnership. The borrower is controlled by two general partners, PR Red Rose LLC, a Delaware limited liability company and RRC General, Inc., a Pennsylvania corporation, each of which is a single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Red Rose Commons Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Kenneth N. Goldenberg.

The Property. The Red Rose Commons Property consists of a 263,453 square foot, anchored retail center which was built in 1998 across approximately 53 acres. The Red Rose Commons Property is anchored by Burlington Stores, Home Goods, Best Buy Store and OfficeMax and shadow-anchored by Weiss Markets and Home Depot (Weiss Markets and Home Depot are not part of the collateral). The borrower owns 10 of the 12 condominium units and Weiss Markets and Home Depot own the remaining two condominium units. The members appointed by the borrower to the condominium board control the board. The Red Rose Commons Property has 2,324 parking spaces at a ratio of 8.8 spaces per 1,000 square feet. As of February 28, 2021, the property was 100.0% leased by 13 tenants.

The largest tenant based on net rentable area at the Red Rose Commons Property, Burlington Stores (Moody’s/S&P/Fitch: NR / BB+ / NR), occupying 43,092 square feet (16.4% of net rentable area). The tenant has been at the Red Rose Commons Property since September 28, 2017 and has a lease expiration date of February 28, 2028. Burlington Stores has a base rent of $15.00 per square foot and three, 5-year extension options. The second largest tenant based on net rentable area, Home Goods, (Moody’s/S&P/Fitch: A2 / A / NR), occupying 39,873 square feet (15.1% of net rentable area). The tenant has been at the Red Rose Commons Property since May 1, 2011 and has a lease expiration date of April 30, 2026. Home Goods has a base rent of $7.58 per square foot and two, 5-year renewal options followed by one, 4-year and 11 month renewal option. The third largest tenant at the Red Rose Commons Property is Best Buy (Moody’s/S&P/Fitch: A3 / BBB+ / NR), which occupies 32,296 square feet (12.3% of net rentable area). The tenant has been at the Red Rose Commons Property since October 17, 2018 and has a lease expiration date of October 31, 2028. Best Buy Store has a base rent of $17.36 per square foot and three, 5-year renewal options followed by one, 4-year renewal option. The below table presents the sales per square foot and occupancy cost for tenants at the Red Rose Commons Property that are required to report sales:

Sales PSF & Occupancy Cost
Tenant	Net Rentable Area (SF)	2018 Sales PSF	2019 Sales PSF	2020 Sales PSF	Occupancy Cost(1)
Burlington Stores(2)	43,092	$183	$190	$276	6.6%
Home Goods	39,873	$265	$258	$237	4.7%
Barnes & Noble(3)	26,306	$270	$260	$252	9.2%
Pep Boys	18,552	NAV	$244	$185	7.7%
Old Navy(4)	15,688	$505	$468	$359	5.2%
Party City	13,491	$207	$194	$158	14.9%
Total/Wtd. Avg.		$262	$253	$249
(1)	Calculated based on underwritten gross rent.
(2)	Burlington Stores generated an increase in sales per square foot and was closed in April and May of 2020 due to COVID-19.
(3)	Barnes & Noble 2020 sales PSF represent March 2020 TTM sales.
(4)	Old Navy was closed in April and May of 2020 due to COVID-19. Sales for June through December 2020 equated to $4.64 million, versus $4.67 million for the same period in 2019.

COVID-19 Update. As of July 6, 2021, the Red Rose Commons Property is open and operating. While the landlord and some of the tenants at the Red Rose Commons Property agreed to rent deferrals and abatements, the rent abatement periods with respect thereto have expired, and as of July 6, 2021, there have been no loan modification or forbearance requests on the Red Rose Commons Loan. The first payment date of the Red Rose Commons Loan is the monthly due date in August 2021. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
100.0%	100.0%	100.0%	100.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the February 28, 2021 rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 97 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Burlington Stores(4)	NR / BB+ / NR	43,092	16.4%	$15.00	15.8%	2/28/2028
Home Goods(5)	A2 / A / NR	39,873	15.1	$7.58	7.4	4/30/2026
Best Buy(6)	A3 / BBB+ / NR	32,296	12.3	$17.36	13.7	10/31/2028
Officemax(7)	NR / NR / NR	30,078	11.4	$14.25	10.5	9/30/2023
Petsmart(8)	B1 / B / NR	28,710	10.9	$16.15	11.3	2/29/2024
Barnes & Noble(9)	NR / NR / NR	26,306	10.0	$19.00	12.2	10/31/2023
Pep Boys(10)	NR / NR / NR	18,552	7.0	$10.40	4.7	10/31/2028
Old Navy(11)	Ba3 / BB- / NR	15,688	6.0	$14.50	5.6	10/31/2023
Party City(12)	NR / NR / NR	13,491	5.1	$20.37	6.7	4/30/2024
Plaza Azteca(13)	NR / NR / NR	9,100	3.5	$23.02	5.1	4/30/2027
Subtotal / Weighted Average		257,186	97.6%	$14.80	93.1%
Remaining Tenants		6,267	2.4	45.25	6.90
Vacant		0	0.0%
Total / Weighted Average		263,453	100.0%	$15.52	100.0%
(1)	Based on the underwritten rent roll as of February 28, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF is inclusive of the average annual rent for the remainder of the respective terms for credit tenants Home Goods and Best Buy Store as well as rent steps through May 1, 2022 for non-investment grade tenants.

(4)	Burlington Stores has three, 5-year renewal options.

(5)	Home Goods has two, 5-year renewal options and one, 4-year and 11 month renewal option.

(6)	Best Buy has three, 5-year renewal options and one, 4-year renewal option.

(7)	Officemax has one, 5-year renewal option and one, 4-year and 11 month renewal option.

(8)	Petsmart has two, 5-year renewal options.

(9)	Barnes & Noble has one, 4-year and 9 month renewal option.

(10)	Pep Boys has four, 5-year renewal options.

(11)	Old Navy has two, 5-year renewal options.

(12)	Party City has one, 5-year renewal option.

(13)	Plaza Azteca has two, 5-year renewal options.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	0	0.0%	NAP	NAP	0	0.0%	NAP	NAP
MTM & 2021	1	161	0.1	$0	0.0%	161	0.1%	$0	0.0%
2022	0	0	0.0	0	0.0	161	0.1%	$0	0.0%
2023	3	72,072	27.4	1,155,902	28.3	72,233	27.4%	$1,155,902	28.3%
2024	2	42,201	16.0	738,468	18.1	114,434	43.4%	$1,894,370	46.3%
2025	1	6,106	2.3	214,931	5.3	120,540	45.8%	$2,109,301	51.6%
2026	1	39,873	15.1	302,400	7.4	160,413	60.9%	$2,411,701	59.0%
2027	1	9,100	3.5	209,440	5.1	169,513	64.3%	$2,621,141	64.1%
2028	3	93,940	35.7	1,399,920	34.2	263,453	100.0%	$4,021,062	98.3%
2029	0	0	0.0	0	0.0	263,453	100.0%	$4,021,062	98.3%
2030	0	0	0.0	0	0.0	263,453	100.0%	$4,021,062	98.3%
2031 & Thereafter	1	0	0.0	68,640	1.7	263,453	100.0%	$4,089,702	100.0%
Total	13	263,453	100.0%	$4,089,702	100.0%

(1)	Based on the underwritten rent roll as of February 28, 2021.

(2)	Base Rent Expiring and % of Base Rent Expiring are inclusive of the average annual rent for the remainder of the respective terms for credit tenants Home Goods and Best Buy Store as well as rent steps through May 1, 2022 for non-investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 98 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

Underwritten Net Cash Flow(1)
	2018	2019	2020	TTM 3/31/2021	Underwritten	Per Square Foot	%(2)
Rents in Place	$3,711,562	$4,070,186	$3,654,475	$3,763,237	$4,057,637	$15.40	78.1%
Rent Steps(3)	0	0	0	0	32,064	0.12	0.6
Potential Income from Vacant Space	0	0	0	0	0	0.00	0.0
Gross Potential Rent	$3,711,562	$4,070,186	$3,654,475	$3,763,237	$4,089,702	$15.52	78.7%
Total Reimbursements	1,103,056	1,129,510	1,110,388	1,063,217	1,108,642	4.21	21.3
Net Rental Income	$4,814,618	$5,199,696	$4,764,863	$4,826,454	$5,198,343	$19.73	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(243,703)	(0.93)	(4.7)
Other Income	0	3,333	0	0	16,000	0.06	0.3
Effective Gross Income	$4,814,618	$5,203,029	$4,764,863	$4,826,454	$4,970,640	$18.87	95.6%

Real Estate Taxes	678,842	708,880	716,827	731,456	731,456	2.78	14.7
Insurance	63,856	69,220	90,885	90,085	90,258	0.34	1.8
Management Fee	130,483	142,920	132,018	135,825	149,119	0.57	3.0
Other Operating Expenses	444,295	406,933	270,695	311,077	397,120	1.51	8.0
Total Expenses	$1,317,476	$1,327,953	$1,210,425	$1,268,443	$1,367,954	$5.19	27.5%

Net Operating Income	$3,497,142	$3,875,076	$3,554,438	$3,558,011	$3,602,686	$13.67	72.5%

TI/LC	0	0	0	0	286,866	1.09	5.8
Capital Expenditures	0	0	0	0	171,244	0.65	3.4
Net Cash Flow	$3,497,142	$3,875,076	$3,554,438	$3,558,011	$3,144,575	$11.94	63.3%
(1)	Based on the underwritten rent roll dated February 28, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income the remainder of the fields.

(3)	Rent Steps include the average annual rent for the remainder of the respective terms for credit tenants Home Goods and Best Buy Store as well as rent steps through May 1, 2022 for non-investment grade tenants.

The Market. The Red Rose Commons Property is located at 1700 Fruitville Pike in Lancaster, Pennsylvania. The Red Rose Commons Property is situated at the crossroads of US Route 30 and Fruitville Pike, with more than 100,000 and 30,000 vehicles respectively, traveling by the center daily. According to a third-party market report, the Red Rose Commons Property is located in the Lancaster retail market. The Lancaster retail market contains 16.3 million square feet with a 3.7% vacancy rate and a market rent of $16.50 per square foot.

Property Management. The Red Rose Commons Property is managed by Goldenberg Management, Inc., an affiliate of the borrower.

Escrows and Reserves. At origination of the Red Rose Commons Loan, the borrower deposited (i) approximately $127,193 into a real estate tax reserve and (ii) $23,409 for a condominium reserve.

Tax Reserve – The borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be approximately $63,596).

Insurance Reserve – If a blanket policy is not maintained in accordance with the Red Rose Commons Loan documents or the lender requires a separate insurance policy pursuant to the Red Rose Commons Loan documents, the borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that would be sufficient for the renewal of coverage unless the borrower maintains an acceptable blanket policy in accordance with the Red Rose Commons Loan documents. As of the origination date, an acceptable blanket policy was in place.

Replacement Reserve – The borrower is required to deposit into a replacement reserve, on a monthly basis, an amount equal to approximately $14,270 for replacement reserves.

TI/LC Reserve – The borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $21,954 for TI/LC reserves (provided, upon the delivery of a notice of termination to the borrower by a Specified Tenant other than with respect to Weis and Home Depot (as defined below), then the monthly TI/LC reserve deposit will be an amount equal to $32,932 until such time as each and every termination notice with respect to a Specified Tenant lease has been revoked or the space demised under any terminated Specified Tenant lease has been re-let in accordance with the Red Rose Commons Loan documents, at which time the monthly TI/LC reserve deposit will revert back to $21,954). If at any time the amount on deposit in the TI/LC reserve equals or exceeds the product of (x) 48 and (y) the then-applicable TI/LC reserve monthly deposit (such amount, the “TI/LC Reserve Cap”, estimated to be $1,053,812 as of the origination date of the Red Rose Common Loan), the borrower may cease making monthly deposits into the TI/LC reserve until such time as the amount on deposit in the TI/LC reserve is less than the TI/LC Reserve Cap.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

Condominium Reserve – $23,409 was deposited into the condominium reserve at origination, such amount representing one month of condominium assessments with respect to the Red Rose Commons Property. The amount required to be maintained in the condominium reserve will change in the event the amount of one month of condominium assessments changes, with the borrower required to increase the deposit into condominium reserve as and when the one-month assessment amount increases, and, provided no event of default is then continuing, to receive a disbursement from the condominium reserve in the event of a reduction in the one-month assessment amount.

Lockbox / Cash Management. The Red Rose Commons Loan is structured with a hard lockbox and springing cash management. The borrower is required to deliver a tenant direction letter to the existing tenants at the Red Rose Commons Properties, directing them to remit their rent checks directly to the lender-controlled lockbox. The borrower is required to cause all revenue received by borrower or the property manager from the Red Rose Commons property to be immediately deposited into such lockbox upon receipt. All funds deposited into the lockbox are required to be transferred on each business day to or at the direction of borrower unless a Trigger Period (as defined below) exists. Upon the occurrence and during the continuance of a Trigger Period, all funds in the lockbox account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Red Rose Commons Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Red Rose Commons Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Red Rose Commons Loan, provided that, to the extent (a) the only Trigger Period in existence on a monthly payment date is a Specified Tenant Trigger, (b) the debt yield exceeds 7.5% (excluding rents from any Specified Tenant for which a Specified Tenant Trigger exists) and (c) amounts on deposit in the excess cash flow account equal or exceed the Specified Tenant Cap (as defined below) (clauses (a) through (c), collectively, the “Excess Cash Flow Condition”), excess cash flow not needed to satisfy Excess Cash Flow Condition shall be released to Borrower. So long as no Event of Default is continuing, upon Borrower’s request, Lender shall disburse excess cash to pay for approved extraordinary expenses provided funds in the replacement and operating expense reserves are insufficient to pay for same. Upon the cure of the applicable Trigger Period, so long as no other Trigger Period exists, the lender is required to return any amounts remaining on deposit in the excess cash flow reserve account to the borrower.  Upon an event of default under the Red Rose Commons Loan documents, the lender will apply funds to the debt in such priority as it may determine.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default, (ii) the debt yield falling below 7.0%, or (iii) a Specified Tenant Trigger; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default, (y) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.0% for one calendar quarter, and (z) with respect to clause (iii) above, the achievement of a Specified Tenant Trigger cure.

A “Specified Tenant Trigger” means a period (A) commencing upon the earliest of a Specified Tenant (i) (other than Weis or Home Depot) being in monetary or material non-monetary default under its lease for a period of at least 30 days beyond the expiration of any applicable notice and cure period with respect to such default, (ii) failing to be in physical possession and occupancy of its space or “going dark” (other than with respect to a pandemic, temporary closure for alteration or repair in accordance with the lease, force majeure, or in connection with restoration following a casualty or condemnation, in each case provided such temporary closure does not give rise to any remedies under any other lease on the property), (iii) (other than Weis or Home Depot) giving a notice of termination with respect to at least 50% of its leased space, or with respect to Weis or Home Depot, selling or leasing its Specified Tenant space, (iv) (other than Weis or Home Depot) whose lease is terminated or cancelled, (v) becomes bankrupt or insolvent, and (vi) (other than Weis or Home Depot) failing to renew its lease by the applicable deadline, and (B) expiring upon, among other things, (i) with respect to clause (A)(i) above, a cure of the applicable default(s) under the applicable Specified Tenant lease, (ii) with respect to clause (A)(ii) or (A)(iv) above, the applicable Specified Tenant being in actual physical possession of its space and (except in the case of a required closure relating the COVID-19 pandemic), open for business, and (except for Home Depot and Weis) paying full rent under its lease, (iii) with respect to clause (A)(iii) above, revocation of any termination or cancellation notice and reaffirmation of the lease, (iv) with respect to clause (A)(v) above, the applicable Specified Tenant no longer being bankrupt and/or insolvent or subject to any bankruptcy or insolvency proceedings, and (except for Home Depot and Weis) its lease having been affirmed by non-appealable court order, or with respect to Home Depot and Weiss, its related space is occupied by a person that satisfies all legal requirements, property-level covenants and does not give rise to remedies of any other tenant at the Rose Commons Property under its lease, and (v) with respect to clause (A)(vi) above, the applicable Specified Tenant renews or extends its lease, or the borrower re-lets such Specified Tenant’s space in accordance with the Red Rose Common Loan documents. With respect to any Specified Tenant Trigger applicable under clause (A) above that causes a default under any lease other than the applicable Specified Tenant Lease, the cure of such Specified Tenant Trigger shall include either (x) the lender’s receipt of satisfactory evidence that the applicable lease defaults have been cured, (y) the borrower re-lets the space encumbered by such lease in accordance with the Red Rose Common Loan documents, or (z) solely with respect to Weis and Home Depot, such space being occupied by an occupant that satisfies all legal requirements, property-level covenants and does not give rise to remedies of any other tenant at the Rose Commons Property under its lease.

Satisfaction of the Excess Cash Flow Condition also suspends a Specified Tenant Trigger.

A “Specified Tenant” means (i) Burlington Stores, (ii) any tenant under a lease which, individually or when aggregated with all other leases at the Red Rose Commons Property with the same tenant or its affiliate accounts for 15% or more of the total rental income for the Red

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Red Rose Commons

Rose Commons Property, (iii) Weis Markets, (iv) Home Depot and (v) any other lessee(s) of the specified tenant space (or any portion thereof) and any guarantor(s) of the applicable related specified tenant lease(s). As noted, Weiss and Home Depot are shadow anchors, are not tenants of the Red Rose Commons Property, and their respective properties are not part of the collateral for the Red Rose Commons Loan.

The “Specified Tenant Cap” means (i) to the extent the only Trigger Period then in existence is a Specified Tenant Trigger Period with respect to Burlington, an amount equal to the product of (x) $20.00 and (y) the square footage of the leased premises under the Burlington Lease that is subject to a termination and (ii) to the extent the only Trigger Period then in existence is a Specified Tenant Trigger Period with respect to any Specified Tenant other than Burlington, an amount equal to the sum of (x) $1,782,366.48 and (y) the product of (I) all reserve funds due and payable with respect to the monthly payment date immediately following the date in which the applicable Specified Tenant Trigger occurred and (II) 12.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Glenmuir of Naperville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 102 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Glenmuir of Naperville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 103 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Glenmuir of Naperville

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Credit Assessments		Title:	Fee
(Moody’s/Fitch/KBRA)(1):	A1(sf) / BBB-sf / AA(sf)	Property Type - Subtype:	Multifamily - Garden
Original Principal Balance:	$33,040,000	Net Rentable Area (Units):	321
Cut-off Date Principal Balance:	$33,040,000	Location:	Naperville, IL
% of Pool by IPB:	2.4%	Year Built / Renovated:	1999 / NAP
Loan Purpose:	Acquisition	Occupancy:	95.0%
Borrower:	CF Glenmuir Multifamily DST	Occupancy Date:	6/2/2021
Guarantor:	CF Real Estate Holdings, LLC	Number of Tenants:	N/A
Interest Rate:	2.42000%	Fourth Most Recent NOI:	$3,695,779 (December 31, 2018)
Note Date:	6/24/2021	Third Most Recent NOI:	$4,142,096 (December 31, 2019)
Maturity Date:	7/6/2031	Second Most Recent NOI:	$4,522,692 (December 31, 2020)
Interest-only Period:	120 months	Most Recent NOI:	$4,680,097 (TTM April 30, 2021)
Original Term:	120 months	UW Economic Occupancy(3):	93.2%
Original Amortization:	None	UW Revenues:	$7,021,589
Amortization Type:	Interest Only	UW Expenses:	$2,246,952
Call Protection:	L(25),D(91),O(4)	UW NOI(3):	$4,774,637
Lockbox / Cash Management:	Springing / Springing	UW NCF(3):	$4,693,745
Additional Debt:	N/A	Appraised Value / Per Unit:	$103,700,000 / $323,053
Additional Debt Balance:	N/A	Appraisal Date:	6/9/2021
Additional Debt Type:	N/A

Escrows and Reserves				Financial Information(3)
	Initial	Monthly	Initial	Cut-off Date Loan / Unit:	$102,928
Taxes:	$235,664	$78,555	N/A	Maturity Date Loan / Unit:	$102,928
Insurance(2):	$18,550	Springing	N/A	Cut-off Date LTV:	31.9%
Replacement Reserves:	$0	$0	N/A	Maturity Date LTV:	31.9%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	5.79x
Other:	$0	$0	N/A	UW NOI Debt Yield:	14.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$33,040,000	31.1%	Purchase Price	$103,700,000	97.6%
Sponsor Equity	72,587,964	68.3	Closing Costs	2,293,671	2.2
Other Sources(4)	619,921	0.6	Upfront Reserves	254,214	0.2

Total Sources	$106,247,885	100.0%	Total Uses	$106,247,885	100.0%
(1)	Moody’s, Fitch and KBRA have confirmed that the Glenmuir of Naperville Loan, in the context of the inclusion in the mortgage pool, has credit characteristics consistent with an investment grade obligation.
(2)	Monthly insurance reserve will commence in the event the borrower fails to maintain a blanket insurance policy.
(3)	While the Glenmuir of Naperville Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Glenmuir of Naperville Loan more severely than assumed in the underwriting of the Glenmuir of Naperville Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(4)	Other Sources consist of a rate lock deposit, June income, prepaid rent, a security deposit and utility reimbursements.

The Loan. The Glenmuir of Naperville loan (the “Glenmuir of Naperville Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 321-unit multifamily property located in Naperville, Illinois (the “Glenmuir of Naperville Property”). The Glenmuir of Naperville Loan accrues interest at an interest rate of 2.42000% per annum, had an original term of 120 months, has a remaining term of 119 months as of the Cut-off Date and is interest only for the entire term.

The Borrower. The borrowing entity for the Glenmuir of Naperville Loan is CF Glenmuir Multifamily DST, a Delaware statutory trust and single purpose entity with one independent director (the “Glenmuir of Naperville Borrower”). Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Glenmuir of Naperville Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Glenmuir of Naperville

The Loan Sponsor. The loan sponsor Cantor Fitzgerald Investors, LLC, and the non-recourse carveout guarantor CF Real Estate Holdings, LLC, are Delaware limited liability companies.

The Property. The Glenmuir of Naperville Property consists of a 321-unit garden-style multifamily property which was built in 1999 across approximately 31.0 acres. The Glenmuir of Naperville Property has 822 parking spaces at a ratio of 2.6 spaces per unit. As of June 2, 2021, the Glenmuir of Naperville Property was 95.0% leased. Amenities at the Glenmuir of Naperville Property include clubhouse, fitness center, business center, conference room, pool, hot tub, playground, sundeck and indoor children’s playroom. Unit amenities include stainless steel appliances, washer/dryers, balconies/patios, ceiling fans, fireplace, attached garages with select units, microwave, and stone countertops.

COVID-19 Update. As of July 6, 2021, the Glenmuir of Naperville Property is open and operating. Throughout COVID-19, monthly rents collected from May 2020 through April 2021 ranged from 97.0% to 98.8% with a total collection percentage of 97.6% across the 12-month period. As of July 6, 2021, there have been no loan modification or forbearance requests on the Glenmuir of Naperville Loan. The first payment date of the Glenmuir of Naperville Loan is the monthly due date in August 2021. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy(1)(2)
2018	2019	2020	Current
88.2%	92.0%	95.5%	95.0%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the June 2, 2021 rent roll.

Multifamily Unit Mix(1)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average Rent Per Unit	Average Market Rent Per Month
1BR	157	48.9%	91.7%	854	$1,549	$1,546
2BR	132	41.1	97.7%	1,169	$1,812	$1,812
3BR	32	10.0	100.0%	1,367	$2,259	$2,246
Total / Wtd. Avg.	321	100.0%	95.0%	1,034	$1,735	$1,725
(1)	Based on the underwritten rent roll as of June 2, 2021.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM 4/30/2021	Underwritten(1)	Per Unit	%(2)
Gross Potential Rent	$5,223,807	$5,564,550	$6,033,024	$6,169,747	$6,349,320	$19,780	100.0%
Potential Income from Vacant Units	0	0	0	0	308,772	$962	4.9%
Vacancy	(27,817)	(6,078)	(89,378)	(107,823)	(452,750)	($1,410)	(7.1)
Other Income	548,625	647,833	756,106	816,247	816,247	$2,543	12.9%
Effective Gross Income	$5,744,615	$6,206,305	$6,699,752	$6,878,171	$7,021,589	$21,874	110.6%
Management Fee	172,154	186,076	200,809	206,195	210,648	$656	3.0%
Real Estate Taxes	851,528	841,530	908,976	908,976	897,768	$2,797	12.8%
Insurance	59,235	76,775	55,781	53,044	108,677	$339	1.5%
Other Operating Expenses	965,920	959,828	1,011,495	1,029,859	1,029,859	$3,208	14.7%
Total Operating Expenses	$2,048,837	$2,064,209	$2,177,061	$2,198,074	$2,246,952	$7,000	32.0%
Net Operating Income	$3,695,779	$4,142,096	$4,522,692	$4,680,097	$4,774,637	$14,874	68.0%
TI/LC	0	0	0	0	0	$0	0.0%
Replacement Reserves	0	0	0	0	80,892	$252	1.2%
Net Cash Flow	$3,695,779	$4,142,096	$4,522,692	$4,680,097	$4,693,745	$14,622	66.8%

(1)	Based on the underwritten rent roll as of June 2, 2021.
(2)	% column represents percent of Gross Potential Rent for all revenue lines and represents percent of Effective Gross Income the remainder of the fields.

The Market. The Glenmuir of Naperville Property is located in a suburban location within the City of Naperville, approximately 35 miles southwest of the Chicago CBD. According to the appraisal, Naperville and the neighboring city to the west, Aurora, have become two of the fastest growing cities in Illinois. Factors contributing to the growth of these two cities include convenient access to the local highway network, employment along the East-West Tollway, and availability of vacant land for new residential developments. The Glenmuir of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Glenmuir of Naperville

Naperville Property is located in the Joliet submarket, which had an average vacancy rate of 5.9% and an average asking rental rate of $1,240 per month as of the first quarter of 2021.

Property Management. The Glenmuir of Naperville Property is managed by BH Management Services, LLC.

Master Lease. The Glenmuir of Naperville Property is subject to a master lease by the Glenmuir of Naperville Borrower to CF Glenmuir Master Tenant, LLC, a Delaware limited liability company (the “Glenmuir of Naperville Master Tenant”), which master lease is subordinate to the Glenmuir of Naperville Loan. The Glenmuir of Naperville Master Tenant is under common ownership with the Glenmuir of Naperville Borrower and is required to be a special purpose entity.

Escrows and Reserves. At origination of the Glenmuir of Naperville Loan, the Glenmuir of Naperville Borrower deposited (i) approximately $235,664 into a real estate tax reserve and (ii) $18,550 into an insurance reserve.

Tax Reserve – The Glenmuir of Naperville Borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the real estate taxes that lender estimates will be payable during the next 12 months (initially estimated to be approximately $78,555).

Insurance Reserve – The Glenmuir of Naperville Borrower is required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that would be sufficient for the renewal of coverage unless no Trigger Period has occurred and is continuing and the Glenmuir of Naperville Borrower maintains an acceptable blanket policy in accordance with the Glenmuir of Naperville Loan documents. As of the origination date, an acceptable blanket policy was in place.

Lockbox / Cash Management. The Glenmuir of Naperville Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Trigger Period, the Glenmuir of Naperville Borrower will be required to cause all revenue relating to the Glenmuir of Naperville Property received by the Glenmuir of Naperville Borrower, the Glenmuir of Naperville Master Tenant or the property manager with respect to the Glenmuir of Naperville Property to be deposited into a lender-controlled lockbox account within two business days of receipt. On each business day during the continuance of a Trigger Period, all amounts in the lockbox account are required to be remitted to a lender-controlled cash management account. On each business day that no Trigger Period exists, funds on deposit in the lockbox account will be transferred at the direction of the Glenmuir of Naperville Borrower. During the continuance of a Trigger Period, all amounts on deposit in the cash management account after payment of debt service, required reserves and budgeted operating expenses are required to be reserved as additional collateral for the Glenmuir of Naperville Loan.

A “Trigger Period” means a period (A) commencing upon the earliest of (i) the occurrence and continuance of an event of default under the Glenmuir of Naperville Loan or (ii) the debt yield being less than 6.75%; and (B) expiring upon (x) with respect to clause (i) above, the cure (if applicable) of such event of default and (y) with respect to clause (ii) above, the date that the debt yield is equal to or greater than 7.0% for one calendar quarter.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 107 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 108 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 109 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	GACC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$32,500,000	Title:	Leasehold
Cut-off Date Principal Balance(1):	$32,500,000	Property Type - Subtype(3):	Mixed Use – Office/Retail
% of Pool by IPB:	2.4%	Net Rentable Area (SF)(3):	309,176
Loan Purpose:	Refinance	Location:	Tempe, AZ
Borrower:	Watermark Tempe I, LLC	Year Built / Renovated:	2020 / NAP
Guarantors:	Mansoureh Nowroozi, Niloufar Norouzi and David Norouzi	Occupancy(4):	92.8%
Interest Rate:	2.84000%	Occupancy Date:	7/15/2021
Note Date:	7/16/2021	Number of Tenants:	17
Maturity Date:	8/6/2031	Fourth Most Recent NOI(5):	NAV
Interest-only Period:	120 months	Third Most Recent NOI(5):	NAV
Original Term:	120 months	Second Most Recent NOI:	$4,410,687 (December 31, 2020)
Original Amortization:	None	Most Recent NOI(6):	$6,438,963 (TTM April 30, 2021)
Amortization Type:	Interest Only	UW Economic Occupancy:	93.6%
Call Protection(2):	L(24),D(89),O(7)	UW Revenues:	$14,610,051
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,823,605
Additional Debt(1):	Yes	UW NOI(6):	$11,786,446
Additional Debt Balance(1):	$88,500,000	UW NCF:	$11,415,435
Additional Debt Type(1):	Pari Passu	Appraised Value / Per SF(7):	$186,150,000 / $602
		Appraisal Date:	5/11/2021

Escrows and Reserves(8)				Financial Information(1)(9)
	Initial	Monthly	Initial Cap
Taxes:	$0	$0	N/A	Cut-off Date Loan / SF:	$391
Insurance:	$65,432	$9,347	N/A	Maturity Date Loan / SF:	$391
Replacement Reserves:	$0	$5,153	$126,670	Cut-off Date LTV(7):	65.0%
TI/LC:	$3,210,045	Springing	$927,528	Maturity Date LTV(7):	65.0%
Other:	$3,403,296	$0	N/A	UW NCF DSCR:	3.28x
				UW NOI Debt Yield:	9.7%

Sources and Uses
Sources	Proceeds	% of Total		Uses	Proceeds	% of Total
Whole Loan	$121,000,000	100.0%		Loan Payoff	$102,673,944	84.9%
				Return of Equity	10,087,449	8.3%
				Upfront Reserves	6,678,772	5.5%
				Closing Costs	1,559,835	1.3%
Total Sources	$121,000,000	100.0%		Total Uses	$121,000,000	100.0%

(1)	The Cut-off Date Principal Balance of $32,500,000 represents the non-controlling Note A-2, and is part of the Watermark Tempe Whole Loan (as defined below) which is evidenced by six pari passu notes and has an aggregate outstanding principal balance as of the Cut-off Date of $121,000,000. Financial Information presented in the chart above reflects the Cut-off Date balance of $121,000,000 of the Watermark Tempe Whole Loan.

(2)	The defeasance lockout period will be at least 24 payment dates beginning with and including the first payment date in September 2021. The borrower has the right to defease the Watermark Tempe Whole Loan in whole (and not in part) after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 16, 2024. The assumed defeasance lockout period of 24 months is based on the expected closing date of the Benchmark 2021-B28 securitization in August 2021. The actual lockout period may be longer.

(3)	The Watermark Tempe Property (as defined below) is comprised of 265,430 square feet of office space and 43,746 square feet of retail space.

(4)	The Watermark Tempe Property is 92.8% leased inclusive of 18.4% of NRA that is leased but not yet occupied by the tenants Align (11.1% of NRA), Robinhood (6.3% of NRA), PokiLuv (0.6% of NRA) and Drybar (0.5% of NRA).

(5)	Historical cash flows are unavailable because the Watermark Tempe Property was built in 2020.

(6)	The increase from the Most Recent NOI to UW NOI is primarily attributable to the Watermark Property being built in 2020 and undergoing lease up and stabilization.

(7)	Based on the “Market Value Assuming Paid-Off TIs, LCs, & Rent Abatements” Appraised Value which is based on the condition that the contractual TI/LC obligations have been fulfilled and there is no outstanding free rent. At origination, all outstanding TI/LCs and Free Rent were held back in a lender reserved account. The “As-Is” appraised value is $180,000,000 as of May 11, 2021, which equates to a Cut-off Date LTV and Maturity Date LTV of 67.2%.

(8)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

(9)	While the Watermark Tempe Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Watermark Tempe Whole Loan more severely than assumed in the underwriting of the Watermark Tempe Whole Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The Watermark Tempe mortgage loan (the “Watermark Tempe Loan”) is part of a whole loan evidenced by six pari passu notes with an aggregate original principal balance and an aggregate outstanding principal balance as of the Cut-off Date of $121,000,000 (the “Watermark Tempe Whole Loan”). The Watermark Tempe Whole Loan is secured by a first mortgage encumbering the borrower’s leasehold interest (see “GPLET lease” below) in a 309,176 square foot mixed-use building located in Tempe, Arizona, comprised of office and retail components. The Watermark Tempe Loan, which is evidenced by the non-controlling Note A-2, has an outstanding principal balance as of the Cut-off Date of $32,500,000 and will be contributed to the Benchmark 2021-B28 Trust. The remaining notes are expected to be contributed to one or more future securitization trusts or may otherwise be transferred at any time. The relationship between the holders of the Watermark Tempe Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “—The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Watermark Tempe Whole Loan has a 10-year term and is interest only for the full term.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A-2	$32,500,000	$32,500,000	Benchmark 2021-B28	No(2)
Note A-1, A-3, A-4, A-5, A-6	$88,500,000	$88,500,000	DBRI(1)	Yes(2)
Whole Loan	$121,000,000	$121,000,000
(1)	Expected to be contributed to one or more future securitization transactions.

(2)	The Watermark Tempe Whole Loan is expected to be serviced under the Benchmark 2021-B28 pooling and servicing agreement until such time as the controlling note has been securitized, at which point the Watermark Tempe Whole Loan will be serviced under the pooling and servicing agreement related to such securitization.

The Borrower. The borrower is Watermark Tempe I, LLC, a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Watermark Tempe Whole Loan.

The Loan Sponsors. The loan sponsors are a joint venture between David Norouzi, Niloufar Norouzi, and Mansoureh Nowroozi who also serve as the non-recourse carve out guarantors. Mr. Norouzi is the President of Fenix Development Inc. (“Fenix”). a privately owned real estate investment and development company founded in 1995 and based in Los Angeles, California. Fenix is an “investment builder” and investor in value-add and opportunistic assets, having successfully developed and repositioned retail, office, and multifamily projects in Southern California, Las Vegas, and Phoenix. Fenix’s core investment strategy is centered on creating a vision for specific investment opportunities with potential for significant capital appreciation through land entitlement, development, repositioning and creative design. Fenix manages the development and investment process from acquisition, planning, and entitlement to construction and disposition. Fenix’s principals are actively involved in the operations of assets with a current market value in excess of $250,000,000 and pending development projects with an estimated value of $150,000,000.

The Property. The Watermark Tempe Property is a newly constructed Class-A, mixed-use office and retail development located at 410-430 North Scottsdale Road in Tempe, Arizona. Built in 2020, the Watermark Tempe Property is situated on 3.45 acres along the north shore of Tempe Town Lake and consists of two buildings totaling 309,176 net rentable square feet with a total of 1,311 parking spaces between both parking structures. The Watermark Tempe Property is 92.8% leased to 17 tenants. The Watermark Tempe Property is a mixed-use property with 85.9% of NRA comprised of office space and the remaining 14.1% retail space. As of July 15, 2021, the office space is 100.0% leased by five tenants, including OpenDoor (32.6% of NRA; NASDAQ: OPEN), WeWork (22.4% of NRA), Robinhood (17.4% of NRA), Align Technology (“Align”) (11.1%; NASDAQ: ALGN) and Emcor (2.4% of NRA; NYSE: EME). Align is expected to take occupancy of its space in September 2021 and currently occupies approximately 5,000 square feet on the ninth floor while its space on the 13th floor is built out. Robinhood recently expanded its space by 19,564 square foot (6.3% NRA) and is expected to take occupancy of the expansion space in November 2021. The retail space is currently 49.4% leased by 12 tenants, including F45 Training, Monroe’s Hot Chicken, Dog Haus, Restore and Sweet Republic, among others. Drybar (0.5% NRA) and PokiLuv (0.6% NRA) are each expected to take occupancy in November 2021.

Building 410 of the Watermark Tempe Property (the “South Building”) is a 284,382 square foot, 16-story multi-tenant office/retail building with 1,250 linear feet of Tempe Town Lake frontage. The building includes two levels of subterranean executive level parking (150 spaces), 18,952 square feet of ground floor retail space, eight floors of above grade podium style parking (588 spaces) and eight levels of premium Class-A office space totaling 265,430 square feet. The main lobby of the building has 22-foot ceilings, full-slab Carrara marble floors and full-height floor to ceiling wrap-around glass. Amenities within the building include a fitness center/cycle room, lounge/conference center, game room, a ninth floor Sky Lobby and Sky Terrace area, along with a 16th floor private balcony. The office floors were designed so that the first level of leasable space would start on the ninth floor, with unobstructed views of Tempe Town Lake, the McDowell and Camelback Mountains and Arizona State University.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

Building 430 of the Watermark Tempe Property (the “North Building”) is a 24,799 square foot, eight-story building including ground-floor commercial/retail space and seven-levels of structured parking above the retail space. The parking garage contains two elevators, 559 parking spaces and is connected to the South Building via an elevated Sky Walk on the ninth Floor (parking garage top floor/roof).

Major Tenants.

The largest tenant based on net rentable area is OpenDoor Labs, Inc. (“OpenDoor”) (100,807 square feet; 32.6% of NRA; 35.2% of UW Base Rent). Founded in 2014 and headquartered in San Francisco, OpenDoor operates a digital platform for residential real estate in the United States, enabling consumers to buy and sell a home online. OpenDoor is the leader in “ibuying” of residential real-estate, making as-is cash offers to property sellers through an online process before improving the properties it purchases. Employing nearly 1,000 people in the Tempe office, OpenDoor leases floors 14, 15 and 16 of the North Building. OpenDoor executed a 128-month lease through the end of 2030, followed by one five-year extension option. As of July 2021, OpenDoor pays an annual base rent of approximately $42.28 PSF, with 2.5% annual increases for the remainder of the lease term.

Upon execution of the OpenDoor lease, the tenant provided a security deposit to the borrower in the amount of $432,761.07, which will be held through the term of the lease and may be used by the borrower to satisfy any past due rent or to cure any uncured tenant default. If used, the tenant is required to replenish the amount upon request of the borrower.

In addition, OpenDoor delivered a letter of credit to the borrower in the amount of $7,768,822. The letter of credit will be held by the borrower, and will expire no earlier than 60 days after the end of the 5th anniversary of the lease commencement date. The stated amount of the letter of credit will be reduced by 20% each year of the lease, and will be returned to the tenant if the tenant achieves an investment grade rating on its debt obligations for four consecutive calendar quarters. Upon an event of default by the tenant, the borrower may draw the full amount of the letter of credit.

The aforementioned security deposits and letter of credit will be held by the borrower, not the lender. Per the Watermark Tempe Loan documents, upon an event of default, the borrower is required to turn over all security deposits to the lender (including any letter of credits or guarantees in lieu thereof), to be held by the lender in accordance with the terms of the OpenDoor lease. We cannot assure you that the borrower will turn over such amounts or that such amounts will be sufficient to offset any shortfalls.

The second largest tenant based on net rentable area is WeWork (69,115 square feet; 22.4% of NRA; 24.0% of UW Base Rent). WeWork is an American commercial real estate company providing flexible shared workspaces for entrepreneurs and companies alike. The company designs and builds both physical and virtual shared spaces and office services for its tenants. Founded in 2010, WeWork is headquartered in New York City. Through an enterprise agreement, WeWork subleases the entire 11th floor to Amazon.

WeWork leases the 10th and 11th floors of the North Building through November 2032. WeWork executed a 13-year lease through November 2032, followed by two five-year extension options (November 2042 full extended). As of July 2021, the tenant pays an annual base rent of $42.01 PSF, with set annual increases for the remainder of the lease term.

WeWork delivered a letter of credit to the borrower in the amount of $1,500,000. The letter of credit will be held by the borrower and, provided that no event of default is continuing, the stated amount of the letter of credit will be reduced to $1,000,000 on March 1, 2022, and $0.00 on March 1, 2023. Upon any event of default by the tenant, the borrower may draw on the letter of credit to the extent necessary to remedy such event of default.

In addition, WeWork Companies Inc. guarantees the tenant’s payment obligations up to $5,032,805. Provided no event of default is then occurring, the guaranteed payment obligation amount will be automatically reduced to (i) $3,019,683 on the 1st day of the 35th month of the lease term, (ii) $1,000,000 on the 1st day of the 47th month of the lease term and (iii) $0.00 on the 1st day of the 83rd month of the lease term.

Per the Watermark Tempe Loan documents, upon an event of default, the borrower is required to turn over all security deposits to the lender (including any letter of credits or guarantees in lieu thereof).

The third largest tenant based on net rentable area is Robinhood Markets (“Robinhood”) (53,823 square feet; 17.4% of NRA; 18.9% of UW Base Rent). Founded in 2013, Robinhood is a provider of commission-free trading platform. The company offers trades in stocks, exchange-traded funds (ETFs), and options through Robinhood Financial. It also enables users to buy and sell cryptocurrencies with Robinhood Crypto. Robinhood initially leased 34,259 square feet in May of 2021 in the South Building at the Watermark Tempe Property. As of July 15, 2021, Robinhood signed a lease for an additional 19,564 square feet, and is expected to take occupancy of this space in November 2021. Robinhood pays an aggregate annual base rent of $42.67 PSF, with set annual increases for the remainder of the lease term. Robinhood has a five-year lease through October 2026 with one, five-year renewal option remaining.

COVID-19 Update. As of July 2021, the Watermark Tempe Property is open and operating and all tenants are current on rent obligations. Two tenants requested rent relief amid the COVID-19 pandemic: (i) WeWork (22.4% of NRA) requested rent relief at the start of the pandemic, which no relief was granted and WeWork has continued to pay rent pursuant to its lease and (ii) DRNK Cofee + Tea/QWENCH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

Juice Bar (0.8% of NRA) requested rent relief and received an informal rent deferment but is now current and has paid off all deferred rent. The Watermark Tempe Whole Loan is not subject to any modification or forbearance requests. The first payment date under the Watermark Tempe Loan documents is in September 2021.

The Market. The Watermark Tempe Property is located in the Phoenix-Mesa core based statistical area and benefits from regional and local accessibility to major roadways. Such proximity to major roadways provides access to more regional destinations throughout the area, while the Watermark Tempe Property’s anchor stores provide drawing power for the Watermark Tempe Property.

The Watermark Tempe Property is located within the North Tempe submarket. The total inventory of non-owner-occupied office space within this defined area increased from approximately 6,300,000 square feet at year-end 2011 to 12,390,000 square feet as of the fourth quarter of 2020 with the majority of this growth (roughly 3,535,000 square feet) occurring during 2020. The submarket office inventory represented 13.5% of the metropolitan Phoenix office space inventory as of year-end 2020. Focusing upon Class A space, the non-owner-occupied inventory within the defined area increased from roughly 3,410,000 square feet at year-end 2011 to 8,970,000 square feet by the fourth quarter of 2020, an average annual increase of approximately 620,000 square feet. The submarket Class A office inventory represented 22.2% of the metropolitan Phoenix Class A office space inventory as of year-end 2020.

Summary of Comparable Office Leases(1)
Property	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Watermark Tempe(2)	OpenDoor	May-20	128	Gross	100,807	$42.28	0	$55.00
Hayden Ferry Lakeside I	Silicon Valley Bank	Oct-19	67	Gross	62,829	$44.00	3	$39.00
Hayden Ferry Lakeside II	Hawaiian Airlines	Nov-19	66	Gross	16,998	$44.00	5	$40.00
Hayden Ferry Lakeside III	Revana	Dec-19	44	Gross	18,267	$43.00	3	$34.50
Tempe Gateway	Guardian Life Insurance	Oct-20	64	Gross	8,869	$43.00	3	$15.00
Hayden Ferry Lakeside II	Microsoft	Oct-21	66	Gross	15,355	$45.00	6	$10.00
100 Mill	Neudesic	Jul-22	90	Gross	10,182	$48.00	6	$70.00
100 Mill	Deloitte & Touche	Aug-22	128	Gross	31,661	$48.00	8	$75.00
Hayden Ferry Lakeside III	M&T Bank	Sep-23	50	Gross	3,294	$50.00	2	$25.00
Total / Wtd. Avg.(3)			77		167,455	$45.05	5	$43.10
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated July 15, 2021.

(3)	Total / Wtd. Avg. not inclusive of the subject property.

Summary of Comparable Retail Leases(1)
Property	Tenant Name	Lease Start Date	Term (mos.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Free Rent (mos.)	TI PSF
Watermark Tempe(2)	La Vie En Day Spa	Jul-20	120	Net	2,588	$40.00	0	$50.00
CityScape- Block 22- Retail	Nekter Juice Bar	Jul-19	120	Net	1,350	$40.00	0	$45.00
Tempe Marketplace	Barrio Queen	Sep-19	120	Net	5,000	$38.00	0	$250.00
Block 23 at CityScape	Ingo’s Tasty Food	Feb-20	120	Net	1,488	$40.00	0	$150.00
The Collective on Baseline	The Porch	Aug-19	120	Net	4,719	$38.00	0	$0.00
8749 South Rural Road	Postino	Sep-20	120	Net	3,480	$40.00	0	$0.00
Total / Wtd. Avg.(3)			120		16,037	$38.79	0	$95.65
(1)	Source: Appraisal.

(2)	Based on underwritten rent roll dated July 15, 2021.

(3)	Total / Wtd. Avg. not inclusive of the subject property.

Historical and Current Occupancy
2018(1)	2019(1)	2020(2)	Current(3)
N/A	N/A	44.9%	92.8%
(1)	Historical occupancies are not available as the Watermark Tempe Property was built in 2020.

(2)	Based on the occupancy as of December 31, 2020.

(3)	Based on the underwritten rent roll dated July 15, 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

Tenant Summary(1)
Tenant	Property Type	Ratings Moody’s/Fitch/S&P(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date(3)	Renewal / Extension Options
Top 5 Office Tenants
OpenDoor	Office	NR/NR/NR	100,807	32.6%	$42.28	35.2%	12/31/2030	1, 5-year option
WeWork	Office	NR/NR/NR	69,115	22.4%	$42.01	24.0%	11/30/2032	2, 5-year options
Robinhood	Office	NR/NR/NR	53,823	17.4%	$42.67	18.9%	10/31/2026	1, 5-year option
Align	Office	NR/NR/NR	34,186	11.1%	$44.50	12.5%	1/31/2027	1, 3-year option
Emcor	Office	NR/NR/NR	7,499	2.4%	$43.00	2.7%	6/30/2026	2, 3-year options
Office Total			265,430	85.9%	$42.59	93.3%
Top 5 Retail Tenants
La Vie En Day Spa	Retail	NR/NR/NR	2,588	0.8%	$40.80	0.9%	6/30/2030	2, 5-year options
Dog Haus	Retail	NR/NR/NR	2,442	0.8%	$36.00	0.7%	5/31/2031	2, 5-year options
DRNK Cofee + Tea/QWENCH Juice Bar	Retail	NR/NR/NR	2,408	0.8%	$36.00	0.7%	5/31/2030	2, 5-year options
Restore Hyper Wellness + Cryotherapy	Retail	NR/NR/NR	2,271	0.7%	$37.00	0.7%	10/31/2030	2, 5-year options
F45 Training Tempe Town Lake	Retail	NR/NR/NR	2,226	0.7%	$36.00	0.7%	6/30/2030	1, 10-year option
Other Retail			9,692	3.1%	$38.46	3.1%
Retail Total			21,627	7.0%	$37.78	6.7%
Total Occupied			287,057	92.8%	$42.23	100.00%
Vacant			22,119	7.2%
Total			309,176	100.00%
(1)	Based on the underwritten rent roll dated July 15, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Robinhood has the right to terminate 34,259 square feet of its 12th floor premises as of October 31, 2024, with 12 month’s written notice to the landlord. The termination option does not apply to Robinhood’s 19,564 square feet of expansion space.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	22,119	7.2%	NAP	22,119	7.2%	NAP	NAP
MTM & 2021	0	0	0.0%	$0	22,119	7.2%	$0	0.0%
2022	0	0	0.0%	0	22,119	7.2%	$0	0.0%
2023	0	0	0.0%	0	22,119	7.2%	$0	0.0%
2024	0	0	0.0%	0	22,119	7.2%	$0	0.0%
2025	0	0	0.0%	0	22,119	7.2%	$0	0.0%
2026	2	61,322	19.8%	2,618,872	83,441	27.0%	$2,618,872	21.6%
2027	1	34,186	11.1%	1,521,277	117,627	38.0%	$4,140,149	34.2%
2028	0	0	0.0%	0	117,627	38.0%	$4,140,149	34.2%
2029	0	0	0.0%	0	117,627	38.0%	$4,140,149	34.2%
2030	10	116,797	37.8%	4,873,619	234,424	75.8%	$9,013,768	74.4%
2031	2	4,216	1.4%	151,776	238,640	77.2%	$9,165,544	75.6%
2032 and Thereafter	2	70,536	22.8%	2,957,551	309,176	100.0%	$12,123,095	100.0%
Total	17	309,176	100.0%	$12,123,095
(1)	Based on the underwritten rent roll dated July 15, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

Operating History and Underwritten Net Cash Flow
	2020	TTM 11/30/2020	Underwritten	$ Per Square Foot	%(1)
Base Rent(2)	$4,989,659	$6,998,258	$12,293,161	$39.76	84.1%
Vacant Income	0	0	862,641	2.79	5.9%
Gross Potential Rent	$4,989,659	$6,998,258	$13,155,802	$42.55	90.0%

Total Reimbursements	$32,346	$56,497	$1,008,148	$3.26	6.9%
Total Other Income	$323,780	$550,180	$1,448,940	$4.69	9.9%
Vacancy & Credit Loss	0	0	(1,002,839)	(3.24)	(6.9%)
Effective Gross Income	$5,345,785	$7,604,935	$14,610,051	$47.25	100.0%

Real Estate Taxes	$0	$0	$599,456	$1.94	4.1%
Insurance	79,990	95,999	108,902	$0.35	0.7%
Management Fee	85,571	88,771	438,302	$1.42	3.0%
Other Operating Expenses	769,536	981,202	1,676,946	$5.42	11.5%
Total Operating Expenses	$935,098	$1,165,972	$2,823,605	$9.13	19.3%

Net Operating Income(3)	$4,410,687	$6,438,963	$11,786,446	$38.12	80.7%
TI/LC	0	0	309,176	$1.00	2.1%
Replacement Reserves	0	0	61,835	$0.20	0.4%
Net Cash Flow	$4,410,687	$6,438,963	$11,415,435	$36.92	78.1%
(1)	% represents percent of Effective Gross Income.

(2)	Base Rent is inclusive of $170,066 of rent steps.

(3)	The increase from the TTM 11/30/2020 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the Watermark Tempe Property being built in 2020 and undergoing lease up.

Property Management. The Watermark Tempe Property is managed by CBRE, Inc., a Delaware limited liability company.

Escrows and Reserves. At loan origination, the borrower deposited (i) approximately $65,432 into an insurance reserve (ii) approximately $3,210,045 into a rollover reserve for outstanding approved lease expenses and (iii) approximately $3,403,296 into a free rent reserve.

Tax Reserve – On each due date, the borrower is required to deposit into a real estate tax reserve, on a monthly basis, 1/12 of the amount that the lender estimates will be necessary to pay real estate taxes over the then succeeding 12-month period (such reserve has been conditionally waived so long as no Cash Sweep Period (as defined below) is continuing and the borrower has provided satisfactory evidence that real estate taxes have been paid meeting the requirements of the Watermark Tempe Whole Loan documents).

Insurance Reserve – On each due date, the borrower is required to deposit into an insurance reserve, on a monthly basis, 1/12 of the amount that the lender estimates will be necessary to cover premiums over the then succeeding 12-month period (initially, approximately $9,347).

Replacement Reserve – On each due date, the borrower is required to deposit into a replacement reserve an amount equal to approximately $5,153. Collections are capped at $126,670.

TI/LC Reserve – On each due date, the borrower is required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to approximately $25,765 the (“Monthly Rollover Deposit”) for tenant improvement and leasing commission obligations (approximately $1.00 per square foot annually). The TI/LC Reserve shall not be required to exceed $927,528.00 (the “Rollover Cap”). So long as the TI/LC Reserve balance is equal to the Rollover Cap, Borrower shall not be required to make the Monthly Rollover Deposit. This reserve is currently waived as the amount deposited upfront exceeds the Rollover Cap.

Lockbox / Cash Management. The Watermark Tempe Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required within one business day after loan origination to send tenant direction letters instructing the tenants to deposit all rents and payments into a lender controlled lockbox account. To the extent no Trigger Period is continuing, all funds in the lockbox account are required to be transferred to or at the direction of the borrower. Following the occurrence and during the continuance of Trigger Period, all funds in the lockbox account are required to be swept daily to a segregated cash management account under the control of the lender and disbursed in accordance with the Watermark Tempe Whole Loan documents. To the extent there is a Trigger Period continuing, all excess cash flow after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the Watermark Tempe Whole Loan. The lender has been granted a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Watermark Tempe

A “Trigger Period” means each period commencing on (i) the occurrence of an event of default, or (ii) the commencement of a Low DSCR Period (as defined below), or (iii) if manager is an affiliate of borrower or guarantor and such manager shall become insolvent or a debtor in any bankruptcy or insolvency proceeding or (iv) the commencement of a Lease Sweep Period (as defined below).

A “Low DSCR Period” means if, as of any calculation date occurring during the period commencing on the loan origination and ending on August 6, 2030, the Debt Service Coverage Ratio is less than 1.20x as of any calculation date during Year 1-9 and less than 1.40x as of any calculation date during Year 10. Debt Service Trigger shall cease to exist if the DSCR exceeds 1.25x for two consecutive quarters during Years 1-9 and 1.45x during Year 10.

A “Lease Sweep Lease” means (i) that certain office lease agreement dated September 25, 2019 by and between the borrower, as landlord, and OpenDoor Labs, Inc., as tenant, (ii) that certain office lease agreement dated February 1, 2019, by and between the borrower, as landlord, and 410 North Scottsdale Road Tenant LLC, as tenant as amended by that certain first amendment to office lease agreement dated April 16, 2021, as each may be amended, supplemented or otherwise modified from time in accordance with the Watermark Tempe Whole Loan Documents or (iii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers the majority of the applicable lease sweep space.

A “Lease Sweep Period” commences on the first Monthly Payment Date following (i) with respect to each Lease Sweep Lease, the earlier to occur of (x) 12 months prior to the earliest stated expiration (including the stated expiration of any renewal term) of a Lease Sweep Lease, or (y) upon the date required under a Lease Sweep Lease by which the tenant thereunder is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (ii) the date that a Lease Sweep Lease (or any material portion thereof) is surrendered, cancelled or terminated or the receipt by borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease (or any material portion thereof); (iii) if a tenant under a Lease Sweep Lease has ceased operating its business at the Watermark Tempe Property (i.e., “goes dark”) in 50% or more of its space at the Watermark Tempe Property; (iv) upon a default by a tenant under a Lease Sweep Lease beyond any applicable notice and cure period, or (v) upon a bankruptcy or insolvency proceeding of a tenant or its parent under a Lease Sweep Lease.

A Lease Sweep Period will end once the applicable event that caused the Lease Sweep Period to commence has been cured or 75% or more of the space demised under the Lease Sweep Lease has been re-tenanted pursuant to one or more “qualified leases” as defined in the Watermark Tempe Whole Loan documents that provide for the base rental amount which, in aggregate, are equal to or greater than the base rental amounts for the entire Lease Sweep Space pursuant to the original Lease Sweep Lease (or, if applicable, the applicable Lease Sweep Lease has been renewed pursuant to its terms) and, in the lender’s judgment, sufficient funds have been accumulated in the lease sweep reserve to cover all anticipated tenant improvement and leasing commissions and free and/or abated rent in connection therewith (and any debt service and operating shortfalls relating to the delay in the commencement of full rent payments) (the “Lease Sweep Re-tenanting Costs”). A Lease Sweep Period shall also cease on the date on which the following amounts have accumulated in the Lease Sweep reserve: (x) $45.00 per square foot with respect to any portion of the space demised under the applicable Lease Sweep Lease that has not been re-tenanted and (y) to the extent a portion of the space demised under the applicable Lease Sweep Lease has been re-tenanted pursuant to one or more qualified leases, in Lender’s judgment, sufficient funds to cover all anticipated Lease Sweep Re-tenanting Costs related to the space that has been re-tenanted. Specifically for the WeWork lease, in the event a sweep has been triggered as a result of a bankruptcy or insolvency proceeding or monetary default, the guarantors will guaranty the difference between what has been swept and the cap (to the extent there is a deficit) and the lender will be permitted to make a claim under such guaranteed obligation from and after an event of default under the Watermark Tempe Whole Loan.

Current Mezzanine or Subordinate Indebtedness. None

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. None.

GPLET Lease. The Watermark Tempe Property is subject to two land and improvements leases (collectively, the “GPLET Leases”) covering the entirety of the Watermark Tempe Property for purposes of effectuating an abatement of the Government Property Lease Excise Tax (the “GPLET”). The landlord under the GPLET Leases is the City of Tempe and the tenant is the borrower. The term of the lease is eight years, which commenced on February 4, 2020, for Lot 3 and May 18, 2020, for Lot 1, during which term the GPLET will be abated. Upon the expiration of the term or any termination of the term of the GPLET Leases, ownership of the fee interest in the Watermark Tempe Property will automatically vest in the borrower and the lender’s deed of trust will be spread to such fee interest

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Koppers Building

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$31,500,000	Title:	Fee
Cut-off Date Principal Balance:	$31,500,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.3%	Net Rentable Area (SF):	333,518
Loan Purpose:	Refinance	Location:	Pittsburgh, PA
Borrower:	Koppers Lender Associates, LP	Year Built / Renovated:	1929 / 2017
Guarantors:	Aaron Stauber, Alan Ades,	Occupancy:	84.8%
	Maurice Ades and Robert Ades	Occupancy Date:	3/1/2021
Interest Rate:	3.39600%	Number of Tenants:	32
Note Date:	6/4/2021	Fourth Most Recent NOI:	$2,185,145 (December 31, 2018)
Maturity Date:	7/1/2031	Third Most Recent NOI:	$2,400,831 (December 31, 2019)
Interest-only Period:	24 months	Second Most Recent NOI:	$2,717,176 (December 31, 2020)
Original Term:	120 months	Most Recent NOI(2):	$2,706,361 (TTM March 31, 2021)
Original Amortization:	360 months	UW Economic Occupancy(3):	85.1%
Amortization Type:	Interest Only, Amortizing Balloon	UW Revenues:	$6,419,723
Call Protection:	L(25),D(92),O(3)	UW Expenses:	$2,882,550
Lockbox / Cash Management:	Hard / Springing	UW NOI(2)(3):	$3,537,173
Additional Debt:	N/A	UW NCF(3):	$3,170,303
Additional Debt Balance:	N/A	Appraised Value / Per SF(4):	$43,900,000 / $132
Additional Debt Type:	N/A	Appraisal Date:	4/5/2021

Escrows and Reserves				Financial Information(3)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$94
Taxes:	$224,253	$44,851	N/A	Maturity Date Loan / SF:	$78
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	71.8%
Replacement Reserves:	$5,559	$5,559	$200,112	Maturity Date LTV:	59.4%
TI/LC:	$27,793	$27,793	$1,334,072	UW NCF DSCR:	1.89x
Other(1):	$7,487,023	$0	N/A	UW NOI Debt Yield:	11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	100.0%	Payoff Existing Debt	$22,408,458	71.1%
			Upfront Reserves	7,744,628	24.6%
			Principal Equity Distribution	841,383	2.7%
			Closing Costs	505,531	1.6%
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%
(1)	Initial Other Escrows and Reserves consists of reserves associated with outstanding capital expenditures in the amount of $4,244,705, outstanding tenant improvement and leasing commissions in the amount of $2,223,443, outstanding free rent in the amount of $1,007,160 and deferred maintenance in the amount of $11,715.

(2)	The increase in UW NOI from Most Recent NOI is primarily attributable to the recently executed leases with Allegheny County of Economic Development and The Grable Foundation, collectively, accounting for approximately $792,586 in underwritten base rent.

(3)	While the Koppers Building Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Koppers Building Loan more severely than assumed in the underwriting of the Koppers Building Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(4)	Appraised Value / Per SF reflects the “Hypothetical As Is” appraised value which assumes an upfront escrow or reserve for certain amounts in connection with near term tenant improvement and leasing commissions associated with pending leases and planned capital expenditures. At origination, the borrowers reserved approximately $7.5 million for all outstanding tenant improvement and leasing commissions, free rent and capital expenditures. Based on the “as is” appraised value as of April 5, 2021 of $36,900,000, the mortgage loan results in a Cut-off Date LTV and Maturity Date LTV of 85.4% and 70.7%, respectively.

The Loan. The Koppers Building mortgage loan (the “Koppers Building Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 333,518 square foot multi-tenant office building located in Pittsburgh, Pennsylvania (the “Koppers Building Property”). The Koppers Building Loan has a 10-year term and, subsequent to an initial 24-month interest-only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Koppers Building

The Borrower. The borrower is Koppers Lender Associates, LP, a Pennsylvania Limited Partnership structured to be a single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Koppers Building Loan.

The Loan Sponsor. The loan sponsor is Rugby Realty. Rugby Realty is a real estate company formed in 1980 with a portfolio of properties in New York, New Jersey, Pennsylvania, Connecticut, Florida and Georgia. Alan Ades, Aaron Stauber, Maurice Ades, and Robert Ades serve as the non-recourse carveout guarantors

The Property. The Koppers Building Property is a 34-story, 333,518 square foot office building located at 436 Seventh Avenue in Pittsburgh, Pennsylvania with storage and retail space. The Koppers Building Property is situated at the juncture of Seventh Avenue, Grant Street and William Penn Place. Amenities at the Koppers Building Property include a state-of-the-art fitness center and a conference center, as well as recent upgrades to the lobby, restrooms, elevators, lighting, chillers and masonry. The building is also a historic landmark and features decks with views of the city, including the Allegheny River and Consol Energy Center. The Koppers Building Property is accessible from a number of public transportation options, including the Steel Plaza Stop, the Wood Street Stop, the Gateway Center Stop, First Avenue Stop 0.4 miles and the Station Square stop, all within 1-mile of the property. In addition, the Golden Triangle is easily accessible from the suburbs of Pittsburgh via major roadways, including the “Parkway East” (I-279) from the North Hills and I-579. The Pittsburgh International Airport is also a 20-minute drive from the Koppers Building Property. The loan sponsor acquired the Koppers Building Property in 2013 for $17.2 million ($52 per square foot) and has spent nearly $6.8 million ($20 per square foot) to modernize the building since 2014, resulting in a total cost basis of $ 24.0 million ($72 per square foot).

As of March 1, 2021, the Koppers Building Property was approximately 84.8% occupied. The Koppers Building Property is occupied by a granular rent roll comprising of law firms, financial services, government agencies and manufacturing companies. The Koppers Building Property is anchored by Koppers, Inc. with other major tenants including Allegheny County Bar Association, Allegheny County of Economic Development and Swartz Campbell. The in-place rent roll has a weighted-average tenure of 14.7 years, inclusive of Koppers, Inc. which has been in occupancy for over 30 years.

The largest tenant at the Koppers Building Property is Koppers, Inc. (91,595 square feet; 27.5% of net rentable area; 31.8% of underwritten base rent). Koppers, Inc. is a leading integrated producer of carbon compounds and treated wood products for the aluminum, steel, chemical, rubber, railroad and utility industries. Headquartered at the Koppers Building Property, Koppers, Inc. has multiple facilities in the United States, United Kingdom, Denmark, The Netherlands, Australia and China. Koppers, Inc. has been at the Koppers Building Property for over 30 years and executed an early five-year renewal that pushed its maturity date to December 2028. Koppers, Inc. has no remaining renewal options.

The second largest tenant at the Koppers Building Property is Allegheny County Bar Association (24,522 square feet; 7.4% of net rentable area; 7.5% of underwritten base rent). Allegheny County Bar Association is a public non-profit organization of legal professionals committed to serving its members by providing education, advocacy and professional services; promoting equality and diversity; fostering collegiality; advancing the public image of the profession; supporting and advocating for a fair and effective judicial system that is accessible to every individual regardless of economic status. The tenant’s office space lease commenced in January 2006 and expires in December 2030.

The third largest tenant at the Koppers Building Property is Allegheny County of Economic Development (22,764 square feet; 6.8% of net rentable area; 9.5% of underwritten base rent). Allegheny County Economic Development is Allegheny County’s lead division handling business development in order to accomplish optimal economic growth for Allegheny County. The division into groups handling different aspects: development, special project and finance, planning. Allegheny County of Economic Development’s lease commenced in October 2021 and expires September 2036.

COVID-19 Update. As of July 1 2021, the Koppers Building Property is open for operations and all tenants are currently paying rent. Additionally, the Koppers Building Loan is not subject to any modification or forbearance requests. The first payment date is scheduled for August 1, 2021. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Koppers Building Property is located in Pittsburgh, Pennsylvania in the Pittsburgh CBD. The CBD is shaped by three rivers and referred to as the “Golden Triangle” bounded by the Allegheny River to the north, Monongahela River to the south and extends beyond Crosstown Boulevard (I-579) and 11th Street to the east. Downtown Pittsburgh functions as the area’s urban core and is home to ten Fortune 500 companies, a wealth of historic, cultural and entertainment sites/venues, a host of colleges and universities and features strategically designed infrastructure and roadways.

According to the appraisal, the Koppers Building Property is located in the Pittsburgh CBD submarket within the greater Pittsburgh MSA market. The Pittsburgh MSA market has a total inventory of approximately 139.5 million square feet as of the fourth quarter of 2020. The Pittsburgh MSA market reported an average asking rent of $23.39 per square foot and a 9.1% vacancy rate as of the fourth quarter of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Koppers Building

2020. The Pittsburgh CBD submarket had a total inventory of approximately 33.5 million square feet and a 12.8% vacancy rate as of the fourth quarter of 2020. According to the appraisal, the average asking rent in the Pittsburgh CBD submarket was $25.80 per square foot as of the fourth quarter of 2020.

According to the appraisal, the total land area of the CBD is approximately 300 acres, nearly 0.5 square miles and the entire neighborhood is developed; with virtually 100% of the land being utilized for primarily commercial or residential use. It is in close proximity to both employment centers and major roadways, and according to the appraisal, large offices such as the US Steel Building, One Mellon Center, Liberty Center and Fifth Avenue Place provide much of the office space for the CBD.

The appraisal identified 5 comparable full service office leases ranging in size between 1,521 and 12,841 square feet. The comparable leases were executed between January 2020 and April 2021 and located in properties built between 1902 and 1958. Base rents at the comparable properties ranged from $21.50 to $24.00 per square foot with an average rent of approximately $22.40 per square foot. The appraisal’s concluded market rent with respect to the Koppers Building Property is $22.50 per square foot, in-line with underwritten rents.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
79.1%	80.0%	77.8%	84.8%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of March 1, 2021.

Tenant Summary(1)
Tenant	Tenant Type	Ratings Moody’s/Fitch/S&P	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
Koppers, Inc.	Office/Storage	NR / NR / B+	91,595	27.5%	$21.50	31.8%	12/31/2028
Allegheny County Bar Association(2)	Office/Storage	NR / NR / NR	24,522	7.4	$18.92	7.5	12/31/2030
Allegheny County of Economic Development	Office	NR / NR / NR	22,764	6.8	$25.72	9.5	9/30/2036
Blumling and Gusky, LLP	Office	NR / NR / NR	20,461	6.1	$19.87	6.6	9/30/2021
Swartz Campbell(3)	Office/Storage	NR / NR / NR	19,782	5.9	$21.23	6.8	3/31/2028
The Grable Foundation	Office	NR / NR / NR	9,204	2.8	$22.50	3.3	6/1/2033
DeForest	Office	NR / NR / NR	8,996	2.7	$20.50	3.0	4/30/2024
Weltman, Weinberg & Reis Co	Office	NR / NR / NR	8,891	2.7	$22.40	3.2	12/31/2023
Hunter Associates Investments	Office/Storage	NR / NR / NR	8,502	2.5	$26.97	3.7	5/31/2028
D.B. Root	Office	NR / NR / NR	7,336	2.2	$21.95	2.6	5/31/2027
Total/ Wtd. Avg			222,053	66.6%	$21.74	78.0%
Other Occupied Office			51,453	15.4%	$21.75	18.1
Other Occupied Retail			8,356	2.5%	$27.74	3.7
Other Occupied Storage			1,029	0.3%	$9.32	0.2
Total Occupied			282,891	84.8%	$21.87	100.0%
Vacant			50,627	15.2%
Total			333,518	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2021.

(2)	Allegheny County Bar Association has (i) a one-time right to terminate the lease for the entire leased space effective on December 31, 2027 with 12 months’ prior written notice and the payment of a termination fee equal to 50% of the basic rent for the last three years of the extended term as provided under the lease, and (ii) the right to terminate its 8,602 square-foot space located on the 11th floor of the Koppers Building Property (the “Juvenile Court Project Space”) with six months’ prior written notice and a termination fee of $2 per square foot of the Juvenile Court Project Space for each year remaining in the lease term, if Allegheny County discontinues funding of the Juvenile Court Project or reduces the funding for the Juvenile Court Project by 50% or more.

(3)	Swartz Campbell has a one-time right to terminate its lease for the entire leased space, effective April 2023 with a 12 months’ prior written notice and the payment of a termination fee of six months of the then current monthly fixed rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Koppers Building

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(2)	% of Base Rent Expiring	Cumulative NRA Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	50,627	15.2%	NAP	NAP	50,627	15.2%	NAP	NAP
2021 & MTM	8	37,386	11.2	$753,826	12.2%	88,013	26.4%	$753,826	12.2%
2022	2	5,545	1.7	122,048	2.0	93,558	28.1%	$875,874	14.2%
2023	4	15,963	4.8	360,320	5.8	109,521	32.8%	$1,236,195	20.0%
2024	4	18,759	5.6	437,173	7.1	128,280	38.5%	$1,673,367	27.0%
2025	2	5,461	1.6	126,540	2.0	133,741	40.1%	$1,799,907	29.1%
2026	2	7,123	2.1	170,634	2.8	140,864	42.2%	$1,970,541	31.8%
2027	2	11,866	3.6	265,215	4.3	152,730	45.8%	$2,235,757	36.1%
2028	4	121,796	36.5	2,639,878	42.7	274,526	82.3%	$4,875,635	78.8%
2029	0	0	0.0	0	0.0	274,526	82.3%	$4,875,635	78.8%
2030	1	24,522	7.4	463,892	7.5	299,048	89.7%	$5,339,527	86.3%
2031	1	2,502	0.8	55,044	0.9	301,550	90.4%	$5,394,571	87.2%
2032 & Thereafter	2	31,968	9.6	792,586	12.8	333,518	100.0%	$6,187,156	100.0%
Total	32	333,518	100.0%	$6,187,156	100.0%
(1)	Based on the underwritten rent roll dated March 1, 2021.

(2)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.

Operating History and Underwritten Net Cash Flow
	2018	2019	2020	TTM March 2021	Underwritten	PSF	%(1)
Rents in Place	$4,986,922	$5,207,473	$5,256,238	$5,253,277	$6,187,156	$18.55	84.5%
Vacant Income	0	0	0	0	1,094,332	3.28	14.9
Gross Potential Rent	$4,986,922	$5,207,473	$5,256,238	$5,253,277	$7,281,488	$21.83	99.4%
Total Reimbursements	63,884	107,447	109,238	101,961	42,645	0.13	0.6
Gross Potential Income	$5,050,806	$5,314,920	$5,365,476	$5,355,238	$7,324,133	$21.96	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,094,332)	(3.28)	(14.9)
Other Income	257,492	227,531	200,210	189,922	189,922	0.57	2.6
Effective Gross Income	$5,308,298	$5,542,451	$5,565,686	$5,545,160	$6,419,723	$19.25	87.7%
Total Expenses	3,123,153	3,141,620	2,848,510	2,838,799	2,882,550	8.64	44.9
Net Operating Income(2)	$2,185,145	$2,400,831	$2,717,176	$2,706,361	$3,537,173	$10.61	55.1%
TI/LC	0	0	0	0	300,166	0.90	4.7
Capital Expenditures	0	0	0	0	66,704	0.20	1.0
Net Cash Flow	$2,185,145	$2,400,831	$2,717,176	$2,706,361	$3,170,303	$9.51	49.4%
(1)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(2)	The increase in UW Net Operating Income from TTM March 2021 Net Operating Income is primarily attributable to the recently executed leases with Allegheny County of Economic Development and The Grable Foundation, collectively, accounting for approximately $792,586 in underwritten base rent.

Property Management. The Koppers Building Property is currently managed by Draxxhall Management Corporation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 121 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Huntsville Office Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	CREFI, GACC	Single Asset / Portfolio:	Portfolio
Original Principal Balance(2):	$30,000,000	Title:	Leasehold
Cut-off Date Principal Balance(2):	$30,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.2%	Net Rentable Area (SF):	1,033,888
Loan Purpose:	Refinance	Location:	Huntsville, AL
Borrowers:	JU Huntsville CRP I Owner LLC and	Year Built / Renovated:	Various / Various
	JU Huntsville CRP III Owner LLC	Occupancy:	92.6%
Guarantors:	Meyer Chetrit and Yaacov Amar	Occupancy Date(4):	Various
Interest Rate:	3.41000%	Number of Tenants:	66
Note Date:	7/20/2021	Fourth Most Recent NOI:	$6,566,462 (December 31, 2018)
Maturity Date:	8/6/2031	Third Most Recent NOI:	$7,504,122 (December 31, 2019)
Interest-only Period:	None	Second Most Recent NOI:	$9,123,381 (T-10 Annualized December 31, 2020)
Original Term:	120 months	Most Recent NOI:	$9,254,766 (TTM April 30, 2021)
Original Amortization:	360 months	UW Economic Occupancy(5):	92.6%
Amortization Type:	Amortizing Balloon	UW Revenues:	$17,872,284
Call Protection(3):	L(24),D(92),O(4)	UW Expenses:	$8,526,222
Lockbox / Cash Management:	Hard / Springing	UW NOI(5):	$9,346,062
Additional Debt(2):	Yes	UW NCF(5):	$7,997,664
Additional Debt Balance(2):	$50,000,000	Appraised Value / Per SF(5):	$116,550,000 / $113
Additional Debt Type(2):	Pari Passu	Appraisal Date:	Various

Escrows and Reserves				Financial Information(2)(5)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$77
Taxes:	$887,153	$80,650	N/A	Maturity Date Loan / SF:	$60
Insurance:	$92,901	$13,272	N/A	Cut-off Date LTV:	68.6%
Replacement Reserves:	$0	$24,236	N/A	Maturity Date LTV:	53.3%
TI/LC:	$0	$86,157	$4,000,000	UW NCF DSCR:	1.88x
Other(6):	$3,860,827	$0	N/A	UW NOI Debt Yield:	11.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$80,000,000	99.7%	Payoff Existing Debt	$74,056,758	92.3%
Principal's New Cash Contribution	235,451	0.3%	Upfront Reserves	4,840,881	6.0
			Closing Costs	1,337,812	1.7

Total Sources	$80,235,451	100.0%	Total Uses	$80,235,451	100.0%
(1)	The Huntsville Office Portfolio Whole Loan (as defined below) was co-originated by Citi Real Estate Funding Inc. (“CREFI”) and DBR Investments Co. Limited., an affiliate of German American Capital Corporation (“GACC”). CREFI will be contributing $15,000,000 (Note A-1-2) and GACC will be contributing $15,000,000 (Note A-2-1) to the Benchmark 2021-B28 transaction.

(2)	The Huntsville Office Portfolio Loan (as defined below) is part of a whole loan evidenced by six pari passu notes with an aggregate principal balance as of the Cut-off Date of $80.0 million. Financial information presented in the chart above reflects the aggregate Cut-off Date balance of the $80.0 million Huntsville Office Portfolio Whole Loan (as defined below).

(3)	The lockout period will be at least 24 payments beginning with and including the first payment date in September 2021. The borrowers have the option to defease the full $80 million Huntsville Office Portfolio Whole Loan after the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 20, 2024. The assumed defeasance lockout period of 24 payments is based on the expected closing date of the Benchmark 2021-B28 securitization in August 2021. The actual lockout period may be longer.

(4)	Occupancy shown is as of August 6, 2021 for the 301 Voyager Way property and May 21, 2021 for the remaining properties.

(5)	While the Huntsville Office Portfolio Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Huntsville Office Whole Loan more severely than assumed in the underwriting of the Huntsville Office Portfolio Whole and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

(6)	The Other Initial reserve consists of an unfunded obligations reserve of approximately $3,534,622 for tenant improvements, leasing commissions, free rent and gap rent, a ground lease rent reserve of $293,487, and an immediate repairs reserve of $32,718.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Huntsville Office Portfolio

The Loan. The Huntsville Office Portfolio loan (the “Huntsville Office Portfolio Loan”) is part of a whole loan (the “Huntsville Office Portfolio Whole Loan”) evidenced by six pari passu notes that are together secured by a first mortgage encumbering the borrowers’ leasehold interests in a six-property office portfolio comprising 1,033,888 square feet located in Huntsville, Alabama (the “Huntsville Office Portfolio Properties”). The Huntsville Office Portfolio Loan is evidenced by the non-controlling Notes A-1-2 and A-2-1, with an aggregate outstanding principal balance as of the Cut-off Date of $30,000,000. The remaining notes which have an aggregate outstanding principal balance as of the Cut-off Date of $50,000,000, are expected to be contributed to one or more future securitization transactions or may otherwise be transferred at any time. The Huntsville Office Portfolio Whole Loan, which accrues interest at an interest rate of 3.41000% per annum, was originated on July 20, 2021, has an aggregate original principal balance of $80,000,000 and has an aggregate outstanding principal balance as of the Cut-off Date of $80,000,000. The relationship between the holders of the Huntsville Office Portfolio Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Huntsville Office Portfolio Whole Loan had an initial term of 120 months and has a remaining term of 120 months as of the Cut-off Date. The Huntsville Office Portfolio Whole Loan amortizes on a 30-year amortization schedule. The scheduled maturity date of the Huntsville Office Portfolio Whole Loan is the due date in August 2031.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-2, A-2-1	$30,000,000	$30,000,000	Benchmark 2021-B28(1)	No(2)
A-1-1	$15,000,000	$15,000,000	CREFI(3)	Yes
A-1-3	$10,000,000	$10,000,000	CREFI(3)	No
A-2-2	$15,000,000	$15,000,000	DBRI(3)	No
A-2-3	$10,000,000	$10,000,000	DBRI(3)	No
Total	$80,000,000	$80,000,000
(1)	CREFI will be contributing $15,000,000 (Note A-1-2) and GACC will be contributing $15,000,000 (Note A-2-1) to the Benchmark 2021-B28 transaction.

(2)	The Huntsville Office Portfolio Whole Loan is expected to be serviced under the Benchmark 2021-B28 pooling and servicing agreement until such time as the controlling note has been securitized, at which point the Huntsville Office Portfolio Whole Loan will be serviced under the pooling and servicing agreement related to such securitization.

(3)	The related note is currently held by the Note Holder identified in the table above and is expected to be contributed to one or more future securitization transactions.

The Borrowers. The borrowers for the Huntsville Office Portfolio Whole Loan are JU Huntsville CRP I Owner LLC and JU Huntsville CRP III Owner LLC, each a Delaware limited liability company and single purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Huntsville Office Portfolio Whole Loan.

The Loan Sponsors. The loan sponsors and non-recourse carveout guarantors are Meyer Chetrit and Yaacov Amar.

The Properties. The Huntsville Office Portfolio Properties consist of six office properties comprising 1,033,888 square feet built between 1980 and 2007. Five of the six properties are located in the Cummings Research Park west of downtown Huntsville and one property (Regions Center) is located in the Huntsville Central Business District. More than 45% of the net rentable area at the Huntsville Office Portfolio Properties is leased to investment grade tenants. These include Northrop Grumman Space & Mission Systems, Regions Bank, GSA, BAE Systems, Public Defender’s Office, The Health Care Authority of the City of Huntsville, and Northwestern Mutual. As of May 21, 2021 (August 6, 2021 with regard to the 301 Voyager Way property), the Huntsville Office Portfolio Properties were 92.6% leased by 66 tenants.

The Huntsville Office Portfolio Properties are owned in fee simple by Huntsville NYL LLC and are encumbered by ground leases that commenced on November 7, 2007. The 99-year leases have approximately 85 years remaining (expiring in November 2106) with 2.0% annual escalations.

The largest tenant based on net rentable area at the Huntsville Office Portfolio Properties, Northrop Grumman Space & Mission Systems, occupies 400,234 square feet (38.7% of net rentable area) across four of the six properties. The second largest tenant based on net rentable area, Intuitive Research and Technology, Inc., occupies 57,415 square feet (5.6% of net rentable area) and has a lease expiration date of August 31, 2027. Intuitive Research and Technology, Inc. has a base rent of $19.50 per square foot. The third largest tenant based on net rentable area is Regions Bank, which occupies a total of 50,024 square feet (comprised of (i) 46,687 square feet of office space, with a lease expiration date of April 30, 2024, (ii) a 1,714 square foot conference room, which is leased on a month-to-month basis, and (iii) a 1,623 square foot fitness center, with a lease expiration date of April 30, 2043). Regions Bank has an aggregate base rent of $23.55 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Huntsville Office Portfolio

Portfolio Summary
Property	Address	Year Built / Renovated	Net Rentable Area (SF)	Occupancy %(1)	Appraised Value
301 Voyager Way	301 Voyager Way Northwest	2007 / NAP	110,275	100.0%	$17,150,000
Intuitive Center I & II	5030 Bradford Boulevard Northwest	1999 / NAP	134,318	99.0	12,800,000
Research Place	5000 Bradford Boulevard Northwest	1980 / NAP	275,928	89.6	29,000,000
Regions Center	200 Clinton Avenue West	1990 / 2006	154,918	93.3	22,700,000
Lakeside Center I & II	620 Discovery Drive Northwest	1989 / 2007	121,942	85.0	10,300,000
Research Park Office	7037-7067 Madison Pike Northwest	1999 / NAP	236,507	92.3	24,600,000
Total / Wtd. Avg.			1,033,888	92.6%	$116,550,000
(1)	Based on the underwritten rent roll as of May 21, 2021 (August 6, 2021 with regard to the 301 Voyager Way property).

COVID-19 Update. As of July 6, 2021, the Huntsville Office Portfolio Properties were open and operating. Overall, the Huntsville Office Portfolio Properties did not experience any significant collection issues. As of July 6, 2021, there have been no loan modification or forbearance requests on the Huntsville Office Portfolio Loan. The first payment date of the Huntsville Office Portfolio Loan is the monthly due date in September 2021. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

Historical and Current Occupancy(1)
2018	2019	2020	Current(2)
90.9%	96.4%	97.7%	92.6%
(1)	Historical occupancies are as of December 31 of each respective year.

(2)	Current Occupancy is based on the underwritten rent roll as of May 21, 2021 (August 6, 2021 with regard to the 301 Voyager Way property).

The Market. The Huntsville Office Portfolio Properties are located in the CBD and Cummings Research Park submarkets. The CBD and Cummings Research Park submarkets typically generate much of the leasing activity for the Huntsville metro area. Of the major submarkets in Huntsville, the CBD submarket historically achieves the highest asking rents, followed by the Cummings Research Park submarket. According to the appraisal, as of the trailing four quarters ending first quarter of 2021, the CBD submarket had a total office inventory of 3,873,502 square feet with a vacancy rate of 3.6% and an average asking rent of $22.23 per square foot. As of the same period, the Cummings Research Park submarket had a total office inventory of 7,934,530 square feet with a vacancy rate of 4.9% and an average asking rent of $19.26 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Huntsville Office Portfolio

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent	Lease Expiration Date
Northrop Grumman Space & Mission Systems	Baa2 / BBB+ / BBB	400,234	38.7%	UAV	UAV	Various(4)
Intuitive Research and Technology, Inc.(5)	NR / NR / NR	57,415	5.6	$19.50	6.3%	8/31/2027
Regions Bank	Baa2 / BBB+ / BBB+	50,024	4.8	23.55	6.7	Various(6)
Dynetics, Inc – Lease(7)	NR / NR / NR	47,609	4.6	17.73	4.8	11/30/2025
Pinnacle Solutions, Inc.(8)	NR / NR / NR	45,605	4.4	19.24	5.0	4/30/2028
Simulation Technologies, Inc.	NR / NR / NR	30,699	3.0	15.41	2.7	4/30/2026
Nou Systems, Inc.	NR / NR / NR	26,320	2.5	16.04	2.4	6/30/2026
Redstone Federal Credit Union	NR / NR / NR	24,455	2.4	15.00	2.1	4/30/2023
Bradley Arant Boult Cummings LLP	NR / NR / NR	21,491	2.1	20.77	2.5	12/31/2021
Digiflight, Inc.	NR / NR / NR	19,592	1.9	15.17	1.7	4/30/2025
Subtotal / Weighted Average		723,444	70.0%	$17.96	73.7%
Remaining Tenants		233,565	22.6	19.88	26.3
Vacant		76,879	7.4
Total / Weighted Average		1,033,888	100.0%	$18.43	100.0%
(1)	Based on the underwritten rent roll as of May 21, 2021 (August 6, 2021 with regard to the 301 Voyager Way property).

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF includes rent steps occurring through July 1, 2022 and the average rent over the lease term for investment grade tenants.

(4)	Northrop Grumman Space & Mission Systems leases multiple spaces expiring on December 31, 2021 (6,016 SF), February 28, 2023 with the right to terminate the space upon 12 months’ notice (110,275 SF), June 30, 2024 (59,740 SF), June 30, 2025 (112,216 SF), September 30, 2025 (48,546 SF), and March 31, 2026 (63,441 SF).

(5)	Intuitive Research and Technology, Inc. has the option to terminate its lease on August 31, 2025 upon notice no later than December 1, 2024 and payment of a termination fee.

(6)	Regions Bank leases multiple spaces expiring on April 30, 2024 (46,687 SF), April 30, 4043 (1,623 SF), and month-to-month (1,714 SF).

(7)	Dynetics, Inc - Lease has the option to terminate its lease on November 30, 2024 upon 270 days’ notice and payment of a termination fee.

(8)	Pinnacle Solutions, Inc. has the option to terminate its lease on January 31, 2024 upon 270 days’ notice and payment of a termination fee.

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	76,879	7.4%	NAP	NAP	76,879	7.4%	NAP	NAP
MTM & 2021	8	34,492	3.3	649,406	3.7%	111,371	10.8%	$649,406	3.7%
2022	12	51,980	5.0	1,051,663	6.0	163,351	15.8%	$1,701,069	9.6%
2023	17	211,448	20.5	3,794,119	21.5	374,799	36.3%	$5,495,188	31.2%
2024	15	152,438	14.7	2,940,149	16.7	527,237	51.0%	$8,435,336	47.8%
2025	11	243,689	23.6	4,273,755	24.2	770,926	74.6%	$12,709,091	72.1%
2026	9	140,737	13.6	2,452,408	13.9	911,663	88.2%	$15,161,499	86.0%
2027	1	57,415	5.6	1,119,593	6.3	969,078	93.7%	$16,281,091	92.3%
2028	1	45,605	4.4	877,432	5.0	1,014,683	98.1%	$17,158,523	97.3%
2029	0	0	0.0	0	0.0	1,014,683	98.1%	$17,158,523	97.3%
2030	0	0	0.0	0	0.0	1,014,683	98.1%	$17,158,523	97.3%
2031	1	17,582	1.7	441,062	2.5	1,032,265	99.8%	$17,599,586	99.8%
2032 & Thereafter	2	1,623	0.2	38,962	0.2	1,033,888	100.0%	$17,638,548	100.0%
Total	77	1,033,888	100.0%	17,638,548	100.0%
(1)	Based on the underwritten rent roll as of May 21, 2021 (August 6, 2021 with regard to the 301 Voyager Way property).

(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Rollover Schedule.

(3)	Base Rent Expiring and % of Base Rent Expiring include rent steps occurring through July 1, 2022 and the average rent over the lease term for investment grade tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Huntsville Office Portfolio

Underwritten Net Cash Flow(1)
	2018	2019	2020	TTM 4/30/2021	Underwritten	Per Square Foot	%(2)
Rents in Place	$14,587,96	$15,987,281	$17,115,728	$17,424,921	$17,001,671	$16.44	89.0%
Rent Steps(3)	0	0	0	0	636,877	0.62	3.3
Potential Income from Vacant Space	0	0	0	0	1,416,893	1.37	7.4
Gross Potential Rent	$14,587,96	$15,987,281	$17,115,728	$17,424,921	$19,055,441	$18.43	99.8%
Total Reimbursements	234,666	167,412	67,447	46,228	40,233	0.04	0.2
Net Rental Income	$14,822,62	$16,154,693	$17,183,174	$17,471,148	$19,095,674	$18.47	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,416,893)	(1.37)	(7.4)
Other Income	236,032	234,452	189,481	193,503	193,503	0.19	1.0
Effective Gross Income	$15,058,65	$16,389,145	$17,372,655	$17,664,651	$17,872,284	$17.29	93.6%

Real Estate Taxes	998,419	1,065,687	912,339	910,008	963,786	0.93	5.4
Insurance	97,551	107,849	137,338	139,728	161,529	0.16	0.9
Management Fee	451,760	491,674	511,311	529,940	536,169	0.52	3.0
Other Operating Expenses	6,944,466	7,219,813	6,688,286	6,830,210	6,864,738	6.64	38.4
Total Expenses	$8,492,196	$8,885,023	$8,249,274	$8,409,886	$8,526,222	$8.25	47.7%

Net Operating Income	$6,566,462	$7,504,122	$9,123,381	$9,254,766	$9,346,062	$9.04	52.3%

TI/LC	0	0	0	0	1,057,571	1.02	5.9
Capital Expenditures	0	0	0	0	290,828	0.28	1.6
Net Cash Flow	$6,566,462	$7,504,122	$9,123,381	$9,254,766	$7,997,664	$7.74	44.7%
(1)	Based on the underwritten rent roll dated May 21, 2021 (August 6, 2021 with regard to the 301 Voyager Way property).

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income the remainder of the fields.

(3)	Rent Steps represent increases occurring through July 1, 2022 and the average rent over the lease term for investment grade tenants.

Property Management. The Huntsville Office Portfolio Properties are managed by Sandner Commercial Real Estate, Inc. d/b/a Colliers International.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

 127 of 141

Structural and Collateral Term Sheet	Benchmark 2021-B28

Jacksonville Concourse

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	CREFI	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$27,950,000	Title:	Fee
Cut-off Date Principal Balance:	$27,950,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	288,147
Loan Purpose:	Acquisition	Location:	Jacksonville, FL
Borrower:	Jax Concourse Owners Corp.	Year Built / Renovated:	1998 / 2019
Guarantor:	Jack Sitt	Occupancy:	86.0%
Interest Rate:	3.21000%	Occupancy Date:	4/1/2021
Note Date:	6/10/2021	Number of Tenants:	23
Maturity Date:	7/6/2028	Fourth Most Recent NOI(1):	NAV
Interest-only Period:	84 months	Third Most Recent NOI:	$2,639,311 (December 31, 2019)
Original Term:	84 months	Second Most Recent NOI:	$2,734,562 (December 31, 2020)
Original Amortization:	None	Most Recent NOI(3):	$2,888,148 (TTM March 31, 2021)
Amortization Type:	Interest Only	UW Economic Occupancy(2):	86.7%
Call Protection:	L(25),D(54),O(5)	UW Revenues:	$5,917,168
Lockbox / Cash Management:	Hard / Springing	UW Expenses:	$2,544,512
Additional Debt:	N/A	UW NOI(2)(3):	$3,372,656
Additional Debt Balance:	N/A	UW NCF(2):	$2,952,081
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$44,000,000 / $153
		Appraisal Date:	5/5/2021

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$97
Taxes:	$266,212	$53,242	N/A	Maturity Date Loan / SF:	$97
Insurance:	$21,270	$10,635	N/A	Cut-off Date LTV:	63.5%
Replacement Reserves:	$0	$4,930	N/A	Maturity Date LTV:	63.5%
TI/LC(4):	$250,000	$24,167	$2,500,000	UW NCF DSCR:	3.25x
Other(5):	$2,000,526	$0	N/A	UW NOI Debt Yield:	12.1%

Sources and Uses
Sources	Proceeds	% of	Uses	Proceeds	% of Total
Loan Amount	$27,950,000	59.1%	Purchase Price	$43,000,000	91.0%
Principal's New Cash Contribution	18,136,443	38.4	Upfront Reserves	2,538,007	5.4
Other Sources(6)	1,174,641	2.5	Closing Costs	1,723,077	3.6

Total Sources	$47,261,084	100.0%	Total Uses	$47,261,084	100.0%
(1)	Fourth Most Recent historical financial information was not available because the Jacksonville Concourse property was recently renovated.

(2)	While the Jacksonville Concourse Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Jacksonville Concourse Loan more severely than assumed in the underwriting of the Jacksonville Concourse Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.

(3)	The increase from Most Recent NOI to UW NOI at the Jacksonville Concourse property is primarily attributable to potential income from vacant space.

(4)	The TI/LC Monthly reserve is as follows: (x) on each monthly payment date prior to and on August 6, 2023, (i) $24,166.67 if no Trigger Period exists, or (ii) $37,500.00 during the existence of any Trigger Period, and (y) on September 6, 2023 and on each monthly payment date thereafter, $37,500.00.

(5)	The Other initial reserve consists of $2,000,526 for unfunded obligations comprised of outstanding obligations relating to tenant improvements and leasing commissions and free rent.

(6)	Other Sources consists primarily of prepaid rent credits, tax prorations and seller tenant improvements.

The Loan. The Jacksonville Concourse loan (the “Jacksonville Concourse Loan”) is secured by a first mortgage lien on the borrower’s fee interest in a 288,147 square foot office building located in Jacksonville, Florida (the “Jacksonville Concourse Property”). The Jacksonville Concourse Loan accrues interest at an interest rate of 3.21000% per annum, had an original term of 84 months, has a remaining term of 83 months as of the Cut-off Date and is interest only for the entire term. The Jacksonville Concourse Whole Loan was previously securitized in JPMCC 2013-C10.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Jacksonville Concourse

The Borrower. The borrowing entity for the Jacksonville Concourse Loan is Jax Concourse Owners Corp., a Delaware corporation. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Jacksonville Concourse Loan.

The Property. The Jacksonville Concourse Property consists of a 288,147 square foot, office building which was built in 1998 and renovated in 2019 across approximately 19.1 acres. The Jacksonville Concourse Property has 1,343 parking spaces at a ratio of 4.7 spaces per 1,000 square feet. As of April 1, 2021, the Jacksonville Concourse Property was 86.0% leased by 23 tenants.

The largest tenant based on net rentable area at the Jacksonville Concourse Property, Diversified Clinical Services, occupies 55,380 square feet (19.2% of net rentable area) and has a lease expiration date of May 31, 2027. Diversified Clinical Services has a base rent of $22.07 per square foot. The second largest tenant based on net rentable area, Adtalem Global Education, occupies 35,829 square feet (12.4% of net rentable area) and has a lease expiration date of February 28, 2026. Adtalem Global Education (NYSE: ATGE) (Moody’s/S&P/Fitch: B1 / BB- / NR), has a base rent of $24.59 per square foot. The third largest tenant at the Jacksonville Concourse Property is Brothers Media Group LLC, which occupies 24,669 square feet and has a lease expiration date of December 31, 2024. Brothers Media Group LLC has a base rent of $23.19 per square foot.

COVID-19 Update. As of July 6, 2021, the Jacksonville Concourse Property was open and operating. The Jacksonville Concourse Property was fully open and operational during COVID, with utilization of the space varying on a tenant by tenant basis. Currently, some tenants are fully operational while others have maintained remote working. Overall, Jacksonville Concourse Property did not experience any significant collection issues. Monthly collections were 98% in April 2021 and 100% in May 2021. As of July 6, 2021, there have been no loan modification or forbearance requests on the Jacksonville Concourse Loan. The first payment date of the Jacksonville Concourse Loan is the monthly due date in August 2021. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Jacksonville Concourse Property is located at 5200, 5210 and 5220 Belfort Road, approximately seven miles southeast of the Jacksonville Central Business District. The Jacksonville Concourse Property is situated in the Southside submarket, which is the largest submarket in Jacksonville. According to the appraisal, as of the first quarter of 2021, the Southside submarket had a total office inventory of 16,984,127 square feet with a vacancy rate of 12.0%. As of the first quarter of 2021, the submarket achieved an average asking rent of $21.95 per square foot, which indicated no change from the previous quarter and no change from the previous year.

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch(2)	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF(3)	% of Total Base Rent(3)	Lease Expiration Date
Diversified Clinical Services	NR / NR / NR	55,380	19.2%	$22.07	21.2%	5/31/2027
Adtalem Global Education	B1 / BB- / NR	35,829	12.4	24.59	15.3	2/28/2026
Brothers Media Group LLC	NR / NR / NR	24,669	8.6	23.19	9.9	12/31/2024
Centene Management	Ba1 / BBB- / BB+	22,010	7.6	23.59	9.0	12/31/2024
USSS	NR / NR / NR	17,512	6.1	24.80	7.5	9/30/2021
CNS Healthcare	NR / NR / NR	13,190	4.6	23.27	5.3	5/31/2027
STV Incorporated	NR / NR / NR	12,396	4.3	24.48	5.3	5/31/2023
Heritage Capital Group, Inc.	NR / NR / NR	10,447	3.6	22.00	4.0	10/31/2027
ATF	NR / NR / NR	9,967	3.5	23.08	4.0	9/30/2032
Hylant Group, Inc.(4)	NR / NR / NR	7,349	2.6	24.13	3.1	10/31/2028
Subtotal / Weighted Average		208,749	72.4%	$23.36	84.7%
Remaining Tenants		38,947	13.5	22.63	15.3
Vacant		40,451	14.0
Total / Weighted Average		288,147	100.0%	$23.24	100.0%
(1)	Based on the underwritten rent roll as of April 1, 2021.

(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.

(3)	Base Rent PSF and % of Total Base Rent are inclusive of the rent steps for 17 tenants through July 1, 2022 and the average rent over the lease term for ATF using the approach for investment grade tenants.

(4)	Hylant Group, Inc. has the option to terminate its lease on October 31, 2025 upon six months’ notice and payment of a termination fee of $221,914.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Jacksonville Concourse

Lease Rollover Schedule(1)(2)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring(3)	% of Base Rent Expiring(3)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring(3)	Cumulative % of Base Rent Expiring(3)
Vacant	NAP	40,451	14.0%	NAP	NAP	40,451	14.0%	NAP	NAP
MTM & 2021	3	23,951	8.3	$540,502	9.4%	64,402	22.4%	$540,502	9.4%
2022	2	6,007	2.1	137,219	2.4	70,409	24.4%	$677,721	11.8%
2023	6	27,836	9.7	659,927	11.5	98,245	34.1%	$1,337,648	23.2%
2024	4	50,419	17.5	1,188,433	20.6	148,664	51.6%	$2,526,081	43.9%
2025	1	4,404	1.5	112,126	1.9	153,068	53.1%	$2,638,206	45.8%
2026	1	35,829	12.4	881,035	15.3	188,897	65.6%	$3,519,242	61.1%
2027	4	81,934	28.4	1,831,060	31.8	270,831	94.0%	$5,350,302	92.9%
2028	1	7,349	2.6	177,331	3.1	278,180	96.5%	$5,527,633	96.0%
2029	0	0	0.0	0	0.0	278,180	96.5%	$5,527,633	96.0%
2030	0	0	0.0	0	0.0	278,180	96.5%	$5,527,633	96.0%
2031 & Thereafter	1	9,967	3.5	230,056	4.0	288,147	100.0%	$5,757,689	100.0%
Total	23	288,147	100.0%	$5,757,689	100.0%
(1)	Certain tenants may have termination or contraction options that may become exercisable prior to the originally stated expiration date of the tenant lease that are not considered in this rollover schedule.

(2)	Based on the underwritten rent roll as of April 1, 2021.

(3)	Base Rent Expiring, % of Base Rent Expiring, Cumulative Base Rent Expiring and Cumulative % of Base Rent Expiring are inclusive of the rent steps for 17 tenants through July 1, 2022 and the average rent over the lease term for ATF using the approach for investment grade tenants.

Underwritten Net Cash Flow(1)
	2019	2020	TTM 3/31/2021	Underwritten	$ Per Square Foot	%(2)
Rents in Place	$4,805,029	$4,961,133	$5,063,326	$5,629,281	$19.54	82.5%
Rent Steps(3)	0	0	0	128,408	0.45	1.9
Potential Income from Vacant Space	0	0	0	910,148	3.16	13.3
Gross Potential Rent	$4,805,029	$4,961,133	$5,063,326	$6,667,837	$23.14	97.8%
Total Reimbursements	132,437	129,717	163,604	151,989	0.53	2.2
Net Rental Income	$4,937,466	$5,090,850	$5,226,931	$6,819,826	$23.67	100.0%
(Vacancy/Credit Loss)	0	0	0	(910,148)	(3.16)	(13.3)
Other Income	24,536	7,489	2,054	7,489	0.03	0.1
Effective Gross Income	$4,962,002	$5,098,339	$5,228,985	$5,917,168	$20.54	86.8%

Real Estate Taxes	558,420	608,484	630,468	608,484	2.11	10.3
Insurance	77,295	67,782	71,512	121,543	0.42	2.1
Management Fee	148,860	152,950	156,870	177,515	0.62	3.0
Other Operating Expenses	1,538,116	1,534,562	1,481,988	1,636,971	5.68	27.7
Total Expenses	$2,322,691	$2,363,778	$2,340,837	$2,544,512	$8.83	43.0%

Net Operating Income(4)	$2,639,311	$2,734,562	$2,888,148	$3,372,656	$11.70	57.0%

TI/LC	0	0	0	361,418	1.25	6.1
Capital Expenditures	0	0	0	59,157	0.21	1.0
Net Cash Flow	$2,639,311	$2,734,562	$2,888,148	$2,952,081	$10.25	49.9%
(1)	Based on the underwritten rent roll dated April 1, 2021.

(2)	% column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income the remainder of the fields.

(3)	Rent Steps represent increases occurring for 17 tenants through July 1, 2022 and the average rent over the lease term for ATF using the approach for investment grade tenants.

(4)	The increase from TTM 3/31/2021 Net Operating Income to Underwritten Net Operating Income at the Jacksonville Concourse Property is primarily attributable to potential income from vacant space.

Property Management. The Jacksonville Concourse Property is managed by NAI/Hallmark Partners, LLC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Promenade at New Town

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio(1):	Single Asset
Original Principal Balance:	$27,500,000	Title:	Fee
Cut-off Date Principal Balance:	$27,500,000	Property Type - Subtype:	Multifamily – Garden
% of Pool by IPB:	2.0%	Net Rentable Area (Units):	225
Loan Purpose:	Refinance	Location:	St. Charles, MO
Borrower:	Promenade NT, LLC	Year Built / Renovated:	2004 – 2020 / NAP
Guarantors:	Adam Goldberg, Jarrett Primm and	Occupancy:	97.8%
	Michael Reiter	Occupancy Date:	5/24/2021
Interest Rate:	3.18000%	Number of Tenants:	NAP
Note Date:	6/23/2021	Fourth Most Recent NOI:	NAV
Maturity Date:	7/1/2031	Third Most Recent NOI(2):	$1,431,091 (December 31, 2019)
Interest-only Period:	120 months	Second Most Recent NOI:	$1,872,761 (December 31, 2020)
Original Term:	120 months	Most Recent NOI:	$2,139,331 (TTM April 30, 2021)
Original Amortization:	None	UW Economic Occupancy(4):	95.0%
Amortization Type:	Interest Only	UW Revenues:	$3,524,931
Call Protection:	L(13),YM1(104),O(3)	UW Expenses:	$1,266,647
Lockbox / Cash Management:	Soft / Springing	UW NOI(2)(4):	$2,258,285
Additional Debt:	N/A	UW NCF(4):	$2,202,035
Additional Debt Balance:	N/A	Appraised Value / Per Unit:	$41,500,000 / $184,444
Additional Debt Type:	N/A	Appraisal Date:	5/11/2021

Escrows and Reserves				Financial Information(4)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / Unit:	$122,222
Taxes:	$261,702	$29,078	N/A	Maturity Date Loan / Unit:	$122,222
Insurance:	$21,674	$7,225	N/A	Cut-off Date LTV:	66.3%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	66.3%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	2.48x
Other(3):	$341,428	$0	N/A	UW NOI Debt Yield:	8.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$27,500,000	100.0%	Loan Payoff	$20,931,637	76.1%
			Return of Equity	5,413,484	19.7%
			Closing Costs	624,804	2.3%
			Upfront Reserves	530,075	1.9%
Total Sources	$27,500,000	100.0%	Total Uses	$27,500,000	100.0%
(1)	The Promenade at New Town Loan (as defined below) is secured by the borrower’s fee simple interest in 65 buildings totaling 225 units.

(2)	The increase from Third Most Recent NOI to UW NOI is primarily attributable to the increase in unit count as new units were constructed and delivered to market.

(3)	Initial Other Escrows and Reserves consists of $217,520 for an interior capital expenditure reserve, $119,480 for an exterior capital expenditure reserve and $4,428 for required repairs.

(4)	While the Promenade at New Town Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Promenade at New Town Loan more severely than assumed in the underwriting of the Promenade at New Town Loan and could adversely affect the NOI, NCF, and occupancy information, as well as the appraised value and the DSCR, LTV, and Debt Yield metrics presented above. See “Risk Factors—Special Risks—Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Loan. The Promenade at New Town mortgage loan (the “Promenade at New Town Loan”) is secured by the borrowers’ fee simple interest in 65 garden-style buildings totaling 225 residential units and one commercial unit located within the New Town at St. Charles master planned community in St. Charles, Missouri. The Promenade at New Town Loan has a 10-year term and is interest-only for the entire term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Promenade at New Town

The Borrowers. The borrower for the Promenade at New Town Loan is Promenade NT, LLC, a Delaware limited liability company and single purpose entity with one independent director in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Promenade at New Town Loan.

The Loan Sponsors. The loan sponsors are Gold Block Ventures and Reiter Team. Gold Block Ventures is a Denver-based real estate acquisition, development and finance company that has facilitated approximately $100.0 million in multifamily transactions since its inception in 2016. Reiter Team is led by Michael Reiter, who has 30+ years of experience working in real estate sales and development. The non-recourse carveout guarantors are Adam Goldberg, Jarrett Primm and Michael Reiter of Gold Block Ventures.

The Property. The Promenade at New Town property, consists of 65 garden buildings containing 225 residential units and one commercial unit located within the New Town at St. Charles master planned community in St. Charles, Missouri. Unit finishes include stainless steel appliances in select units, washer/dryer set, walk-in closets, patios/balconies, and attached direct access garages in select units. Property amenities include a leasing/management office, two aquatic centers, a fitness center, an outdoor amphitheater, sand volleyball, tennis and basketball courts and multiple small lakes.

As of May 24, 2021, the Promenade at New Town property was approximately 97.8% leased. The residential unit mix at the Promenade at New Town property consists of two studio units, 82 one-bedroom units, 129 two-bedroom units and 12 three-bedroom units. The Promenade at New Town property was constructed between 2004 and 2020 (with the last units delivering in September 2020). The loan sponsors agreed to acquire the Promenade at New Town property for a total acquisition cost of approximately $26.6 million ($118,131 per unit) in a transaction that included 157 existing residential units, a retail unit and the leasing/management office, as well as 68 proposed residential units that were to be built by the seller over the following two years. The loan sponsors paid $18.4 million ($117,197 per unit) for the 157 existing units in October 2018, with the remaining purchase price of approximately $8.2 million ($120,285 per unit) paid in installments between November 2018 and September 2020 as the 68 proposed units were completed by the seller. The loan sponsors were responsible for leasing up the vacant units upon delivery. In December 2018, there were 169 units available for lease, with 26 additional units delivered in 2019, and the remaining 30 units delivered in 2020. Weighted average in-place rents at the property are currently $1,244 per month, approximately 5.3% below the appraisal’s concluded market rent. The commercial unit accounts for approximately 1.2% of underwritten base rent.

COVID-19 Update. As of July 21, 2021, the Promenade at New Town property is open and fully operational. The Promenade at New Town property averaged collections 98.8% from March 2020 through May 2021. As of July 21, 2021, there have been no loan modification or forbearance requests on the Promenade at New Town Loan. The first payment date of the Promenade at New Town is the due date in August 2021. See “Risk Factors—Special Risks—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Market. The Promenade at New Town property is located within the St. Charles County multifamily submarket of the greater St. Louis multifamily market. The Promenade at New Town property is located in the New Town at St. Charles master planned community, a mixed-use development encompassing 638 acres at the northern edge of the city and is expected to include 4,300 residences ranging from single family homes to cottages and apartments once fully developed. New construction and development has been conducted in the area since 2004 according to the appraisal, and the Promenade at New Town property represents the only group of rental units within the development as most of the surrounding residencies are owner occupied. Within the New Town development there is also a selection of retail and office space. Additionally, there is a concentration of local and national commercial industries near the Highway 370 interchange and along Highway 94, which is along the southeast of the community.

According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Promenade at New Town property are 4,479, 22,222 and 65,356, respectively. The average 2020 household income within a one-, three- and five-mile radius of the Promenade at New Town property are $89,842, $93,106 and $82,354, respectively. During the first quarter of 2021, the St. Charles County submarket had a vacancy rate of 5.2% slightly below the greater market vacancy rate of 5.4%. The submarket asking rent is $1,089 per month. Additionally, the submarket experienced 3.9% rent growth from 2016 to the 2020, and positive net absorption of 1,578 over the same period.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Promenade at New Town

Multifamily Unit Mix(1)(2)
Unit Type	# of Units	% of Total Units	Occupancy	Average Unit Size (SF)	Average In-Place Rent Per Unit	Average Market Rent Per Month(3)
Studio	2	0.9%	100.0%	535	$825	$839
1BR/1BA	78	34.7%	97.4%	536	$924	$970
1BR/1.5BA	4	1.8%	75.0%	840	$1,073	$1,164
2BR/2BA	96	42.7%	97.9%	983	$1,345	$1,425
2BR/2.5BA	33	14.7%	100.0%	1,075	$1,500	$1,598
3BR/2BA	4	1.8%	100.0%	1,357	$1,603	$1,657
3BR/2.5BA	8	3.6%	100.0%	1,526	$2,024	$2,078
Total / Wtd. Avg.	225	100%	97.8%	861	$1,244	$1,313
(1)	Based on the underwritten rent roll as of May 24, 2021.

(2)	Occupancy, Average Unit Size (SF), and Average Rent Per Unit represent a weighted average of the various unit type layouts.

(3)	Source: Appraisal.

Operating History and Underwritten Net Cash Flow
	2019	2020	TTM(1)	Underwritten	Per Unit	%(2)
Rents In Place	$2,476,810	$3,055,349	$3,233,456	$3,282,996	$14,591	95.9%
Vacant Income	0	0	0	74,556	331	2.2%
Gross Potential Rent	$2,476,810	$3,055,349	$3,233,456	$3,357,552	$14,922	98.0%
Total Reimbursements	$51,692	$62,049	$66,630	$67,530	$300	2.0%
Gross Potential Income	$2,528,502	$3,117,398	$3,300,086	$3,425,082	$15,223	100.0%
Vacancy & Credit Loss	(217,844)	(316,150)	(231,848)	(191,254)	(850)	(5.6%)
Concessions	(57,970)	(36,378)	(22,232)	0	0	0.0%
Other Income	200,339	274,394	291,103	291,103	1,294	8.5%
Effective Gross Income	$2,453,027	$3,039,265	$3,337,110	$3,524,931	$15,666	102.9%
Total Expenses	$1,021,936	$1,166,503	$1,197,779	$1,266,647	$5,630	35.9%
Net Operating Income(3)	$1,431,091	$1,872,761	$2,139,331	$2,258,285	$10,037	64.1%
Capital Expenditures	56,250	56,250	56,250	56,250	250	1.6%
Net Cash Flow	$1,374,841	$1,816,511	$2,083,081	$2,202,035	$9,787	62.5%
(1)	TTM column represents the trailing 12-month period ending April 30, 2021.

(2)	% column represents percent of Gross Potential Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	The increase from 2019 Net Operating Income to Underwritten Net Operating Income is primarily attributable to the increase in unit count as new units were constructed and delivered to market.

Property Management. The Promenade at New Town property is managed by Balke Brown Transwestern, Inc.

Partial Release. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Woodbridge Corporate Plaza Leased Fee

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	GSMC	Single Asset / Portfolio:	Single Asset
Original Principal Balance(2):	$27,500,000	Title:	Fee
Cut-off Date Principal Balance(2):	$27,481,667	Property Type - Subtype:	Other – Leased Fee
% of Pool by IPB:	2.0%	Net Rentable Area (SF):	629,190
Loan Purpose:	Acquisition	Location:	Iselin, NJ
Borrower:	NECG Woodbridge BH LLC	Year Built / Renovated:	NAP / NAP
Guarantor:	Yoel Kiss	Occupancy:	NAP
Interest Rate:	3.93800%	Occupancy Date:	NAP
Note Date:	5/24/2021	Number of Tenants:	NAP
Maturity Date:	6/6/2031	Fourth Most Recent NOI(4):	NAV
Interest-only Period:	120 months	Third Most Recent NOI(4):	NAV
Original Term:	120 months	Second Most Recent NOI(4):	NAV
Original Amortization(3):	None	Most Recent NOI(4):	NAV
Amortization Type:	Interest Only	UW Economic Occupancy:	100.0%
Call Protection:	L(26),D(90),O(4)	UW Revenues:	$4,379,888
Lockbox / Cash Management:	Hard / In-Place	UW Expenses:	$0
Additional Debt(2):	Yes	UW NOI:	$4,379,888
Additional Debt Balance(2):	$22,485,000	UW NCF:	$4,379,888
Additional Debt Type(2):	Pari Passu	Appraised Value / Per SF(5):	$69,600,000 / $111
		Appraisal Date:	3/17/2021

Escrows and Reserves				Financial Information(2)
	Initial	Monthly	Initial		Whole Loan
Taxes:	$634,595	$211,532	N/A	Cut-off Date Loan / SF:	$79
Insurance:	$53,234	$8,872	N/A	Maturity Date Loan / SF:	$78
Replacement Reserves:	$0	$0	N/A	Cut-off Date LTV:	71.8%
TI/LC:	$0	$0	N/A	Maturity Date LTV:	70.4%
				UW NCF DSCR:	2.00x
				UW NOI Debt Yield:	8.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Whole Loan	$50,000,000	74.2%	Purchase Price(6)	$64,500,000	95.7%
Borrower Equity	17,384,105	25.8%	Closing Costs	2,196,277	3.3%
			Upfront Reserves	687,829	1.0%
Total Sources	$67,384,105	100.0%	Total Uses	$67,384,105	100.0%
(1)	The Woodbridge Corporate Plaza Leased Fee Whole Loan (as defined below) was co-originated by Goldman Sachs Bank USA (“GSBI”) and Argentic Real Estate Finance LLC (“AREF”).

(2)	The Woodbridge Corporate Plaza Leased Fee Loan (as defined below) is part of a whole loan evidenced by two pari passu notes, with an aggregate outstanding principal balance as of the Cut-off Date of approximately $50.0 million. The numbers in the Financial Information chart above are based on the Woodbridge Corporate Plaza Leased Fee Whole Loan.

(3)	On each payment date commencing in July 2021 and continuing until (and including) the payment date in June 2026, the borrower is required to pay to the lender an amount equal to $16,666.67, which amount will be applied toward the reduction of the outstanding principal balance of the Woodbridge Corporate Plaza Leased Fee Whole Loan.

(4)	Historical NOI data is not available for the new ground lease; however, certain historical operating information and occupancy data relating to the Non-Collateral Improvements (as defined below) are available. Please refer to “Underwritten Net Cash Flow” below.

(5)	The Appraised Value represents the leased fee interest of the Woodbridge Corporate Plaza Leased Fee property.

(6)	The borrower acquired the Woodbridge Corporate Plaza Leased Fee property on a fee simple basis for $88,000,000 ($140 per square foot). Concurrent with the acquisition, the borrower bifurcated the fee and leasehold interests of the Woodbridge Corporate Plaza Leased Fee property, executed a 98-year ground lease and sold the leasehold position to a third party for approximately $23.5 million. The Purchase Price referenced in Sources and Uses above is the purchase price of the Woodbridge Corporate Plaza Leased Fee property on a fee simple basis reduced by the sale price of the leasehold position.

The Loan. The Woodbridge Corporate Plaza Leased Fee loan (the ”Woodbridge Corporate Plaza Leased Fee Loan”) is part of a whole loan (the ”Woodbridge Corporate Plaza Leased Fee Whole Loan”) evidenced by two pari passu notes that are secured by a first mortgage encumbering the borrower’s fee simple interest in the land beneath an office property located in Iselin, New Jersey. The Woodbridge Corporate Plaza Leased Fee Loan, which is evidenced by the controlling note A-1, has an outstanding principal balance as of the Cut-off Date of approximately $27,481,667. The related companion loan is evidenced by the non-controlling note A-2, which has an outstanding

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Woodbridge Corporate Plaza Leased Fee

principal balance as of the Cut-off Date of $22,485,000 and has been contributed to the MSC 2021-L6 transaction. The Woodbridge Corporate Plaza Leased Fee Whole Loan, which accrues interest at 3.93800% per annum, was co-originated by Goldman Sachs Bank USA and Argentic Real Estate Finance LLC on May 24, 2021, had an aggregate original principal balance of $50.0 million and has an aggregate outstanding principal balance as of the Cut-off Date of approximately $49,966,667. The proceeds of the Woodbridge Corporate Plaza Leased Fee Whole loan were primarily used to purchase the Woodbridge Corporate Plaza Leased Fee property, fund reserves and pay closing costs. The relationship between the noteholders of the Woodbridge Corporate Plaza Leased Fee Whole Loan will be governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—Non-Serviced Pari Passu Whole Loans” in the Preliminary Prospectus. The Woodbridge Corporate Plaza Leased Fee Whole Loan had an initial term of 120 months and has a remaining term of 118 months as of the Cut-off Date. On each payment date commencing in July 2021 and continuing until (and including) the payment date in June 2026, the borrower is required to pay to the lender an amount equal to $16,666.67, which will be applied toward the reduction of the outstanding principal balance of the Woodbridge Corporate Plaza Leased Fee Whole Loan.

Whole Loan Summary
Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$27,500,000	$27,481,667	Benchmark 2021-B28	Yes
A-2	$22,500,000	$22,485,000	MSC 2021-L6	No
Whole Loan	$50,000,000	$49,966,667

The Borrower. The borrower is NECG Woodbridge BH LLC, a single purpose New Jersey limited liability company with two independent directors in its organizational structure. Legal counsel to the Woodbridge Corporate Plaza Leased Fee Whole Loan borrower delivered a non-consolidation opinion in connection with the original of the Woodbridge Corporate Plaza Leased Fee Whole Loan.

The Loan Sponsor. The loan sponsor and non-recourse carveout guarantor is Yoel Kiss. Yoel Kiss is the founder and chief executive officer of Northeast Capital Group (“NECG”). NECG is a private equity investment group and full service commercial real estate firm based in Ramapo, New York, founded in 2008. NECG engages in the acquisition, asset management, property management and repositioning of real assets throughout the United States.

The Property. The Woodbridge Corporate Plaza Leased Fee property consists of approximately 31.78 acres of land located in Iselin, New Jersey, which is encumbered by a term ground lease (the “Ground Lease”) that commenced on May 24, 2021 and ends on May 23, 2119, with no extension options or termination options and was entered into by the borrower as landlord in connection with the acquisition of the Woodbridge Corporate Plaza Leased Fee property. The tenant under the Ground Lease, Woodbridge Executive LLC, or any successor tenant under the Ground Lease (the “Ground Tenant”), owns the improvements currently located on the Woodbridge Corporate Plaza Leased Fee property (the “Non-Collateral Improvements”) and none of the Non-Collateral Improvements serves as the collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan. The Ground Tenant is controlled by Benjamin Neuman, an unaffiliated third party. The Ground Tenant may not sell, assign or otherwise transfer its leasehold interest (except for assignments or subleases consented to by the landlord), nor may it engage in any transaction which would (directly or indirectly) result in a change of control of the Ground Tenant. The Non-Collateral Improvements consist of a six-building office property totaling 629,190 square feet and were constructed between 1982 and 1986. The Ground Tenant is required to pay ground rent for the first lease year in the amount of $4,000,000 on an absolute net basis. The ground rent contractually increases by 2.0% annually. The borrower will only receive the rental income from the Ground Lease and not from the operation of the Non-Collateral Improvements. The Ground Tenant obtained a leasehold mortgage in the amount of $20,000,000 on May 24, 2021, which is secured by (i) the leasehold interest and (ii) the Non-Collateral Improvements. We cannot assure you that additional debt will not be imposed on the Non-Collateral Improvements.

The largest tenant based on net rentable area on the Non-Collateral Improvements at the Woodbridge Corporate Plaza Leased Fee property, BNP Paribas, occupies 53,186 square feet (8.5% of the Non-Collateral Improvements net rentable area) and has a lease expiration date of December 31, 2025 for 41,188 square feet of space and September 30, 2023 for the remaining 11,998 square feet of space. BNP Paribas has a base rent of $29.00 per square foot. The second largest tenant based on net rentable area, Progressive, occupies 32,294 square feet (5.1% of the Non-Collateral Improvements net rentable area) and has a lease expiration date of July 31, 2023. Progressive has a base rent of $23.00 per square foot. The third largest tenant is NJ Advance Media, which occupies 30,383 square feet (4.8% of the Non-Collateral Improvements net rentable area) and has a lease expiration date of April 30, 2025. NJ Advance Media has a base rent of $25.00 per square foot.

COVID-19 Update. The first payment date for the Woodbridge Corporate Plaza Leased Fee Whole Loan was July 6, 2021, and as of June 15, 2021, the Woodbridge Corporate Plaza Leased Fee Whole Loan was not subject to any modification or forbearance requests. The Ground Lease commenced May 24, 2021, and as such, no ground rent payments were due in April or May 2021 and the Ground Lease has not been subject to modification or forbearance requests.

The Market. The Non-Collateral Improvements are located in the Township of Woodbridge, New Jersey. The Township of Woodbridge is situated in eastern Middlesex County, approximately 25.0 miles southwest of New York City. Regional access to the Woodbridge

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Woodbridge Corporate Plaza Leased Fee

Corporate Plaza Leased Fee property comes by way of four major roadways, I-95 (New Jersey Turnpike), the Garden State Parkway, I-287, and US-9. Interstate 95 (New Jersey Turnpike), which is located approximately 1.0 mile south of the Woodbridge Corporate Plaza Leased Fee property and is the state’s major north-south artery that runs along eastern New Jersey and connects with the state of Delaware in the south and New York City in the northeast. Land uses within the neighborhood consist of a mixture of commercial and retail developments. Within a three-mile radius of the Woodbridge Corporate Plaza Leased Fee property, there are approximately 31, Class A and B office buildings that contain 75,000 square feet or more. These facilities range in size from 81,000 to 452,133 square feet (excluding the Non-Collateral Improvements). According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Non-Collateral Improvements was 18,680, 138,916 and 321,503, respectively. The 2020 average household income within the same one-, three- and five-mile radius was $111,272, $116,744 and $111,862, respectively.

According to the appraisal, the Non-Collateral Improvements are situated in the Parkway Corridor submarket. The Parkway Corridor office submarket contains a total of 9,442,034 square feet within 51 buildings. Historically, the Parkway Corridor submarket has outperformed the Central New Jersey market in terms of average asking rents and performed similarly to the market in terms of occupancy. The 2020 year-end vacancy rate was 16.6% with 16,144 SF under construction and average asking rent of $32.37 per SF.

The following table presents a summary regarding the major tenants at the Non-Collateral Improvements located on the Woodbridge Corporate Plaza Leased Fee property:

Tenant Summary(1)
Tenant	Ratings Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	% of Total Base Rent	Lease Expiration Date
BNP Paribas(2)	NR / NR / NR	53,186	8.5%	$29.00	10.6%	Various
Progressive	NR / NR / NR	32,294	5.1	$23.00	5.1	7/31/2023
NJ Advance Media	NR / NR / NR	30,383	4.8	$25.00	5.2	4/30/2025
Middlesex Water	NR / NR / NR	29,036	4.6	$25.50	5.1	1/31/2030
Allegiance Retail	NR / NR / NR	18,928	3.0	$28.00	3.6	12/31/2025
Omni Eye Services	NR / NR / NR	18,024	2.9	$23.75	2.9	2/28/2029
CH Robinson	NR / NR / NR	17,410	2.8	$28.50	3.4	5/31/2027
GFI Group	NR / NR / NR	17,371	2.8	$25.00	3.0	4/30/2024
TDK Electronics	NR / NR / NR	15,395	2.4	$28.50	3.0	MTM
Auto Injury Solutions	NR / NR / NR	15,252	2.4	$29.00	3.0	9/30/2023
Subtotal / Weighted Average		247,279	39.3%	$26.51	44.8%
Remaining Tenants		311,025	49.4	$25.92	55.2%
Vacant		70,886	11.3
Total / Weighted Average		629,190	100.0%	$26.18	100.0%
(1)	The Non-Collateral Improvements are not collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan. The tenant summary for the Non-Collateral Improvements is provided above for informational purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of April 30, 2021.

(2)	BNP Paribas has three leases totaling 41,188 square feet of space that expire on December 31, 2025. The remaining 11,998 square feet of space has a lease expiration of September 30, 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Woodbridge Corporate Plaza Leased Fee

The following table presents certain information relating to the lease rollover at the Non-Collateral Improvements located at the Woodbridge Corporate Plaza Leased Fee property:

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	70,886	11.3%	NAP	NAP	70,886	11.3%	NAP	NAP
MTM & 2021	6	29,454	4.7%	$826,429	5.7%	100,340	15.9%	$826,429	5.7%
2022	11	73,040	11.6%	1,978,120	13.5	173,380	27.6%	$2,804,549	19.2%
2023	14	119,051	18.9%	3,085,059	21.1	292,431	46.5%	$5,889,608	40.3%
2024	8	53,475	8.5%	1,416,902	9.7	345,906	55.0%	$7,306,509	50.0%
2025	9	116,443	18.5%	3,216,664	22.0	462,349	73.5%	$10,523,173	72.0%
2026	5	36,844	5.9%	976,056	6.7	499,193	79.3%	$11,499,228	78.7%
2027	5	33,982	5.4%	932,038	6.4	533,175	84.7%	$12,431,267	85.1%
2028	0	0	0.0%	0	0.0	533,175	84.7%	$12,431,267	85.1%
2029	4	41,905	6.7%	1,046,382	7.2	575,080	91.4%	$13,477,648	92.2%
2030	2	43,531	6.9%	1,138,016	7.8	618,611	98.3%	$14,615,664	100.0%
2031	0	0	0.0%	0	0.0	618,611	98.3%	$14,615,664	100.0%
2032 & Thereafter	3	10,579	1.7%	0	0.0	629,190	100.0%	$14,615,664	100.0%
Total	67	629,190	100.0%	$14,615,664	100.0%
(1)	The Non-Collateral Improvements are not collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan. The Lease Rollover Schedule for the Non-Collateral Tenant Improvements is for illustrative purposes only. Information is based on the rent roll for the Non-Collateral Improvements as of April 30, 2021.

The following table presents certain information relating to the historical operating performance of the Non-Collateral Improvements and Underwritten Net Cash Flow at the Woodbridge Corporate Plaza Leased Fee property:

	Underwritten Net Cash Flow(1)
	Leasehold (Non-Collateral Improvements) 2019	Leasehold (Non-Collateral Improvements) 2020	Leasehold (Non-Collateral Improvements) TTM (3/31/2021)	Leasehold (Non-Collateral Improvements) Underwritten	Leased Fee Underwritten	Per Square Foot	%
Base Rent(2)	$11,868,270	$13,240,364	$13,981,020	$14,615,664	$4,379,888(3)	$6.96	100.0%
Potential Income from Vacant	0	0	0	1,486,265	0	0.00	0.0%
Gross Potential Rent	$11,868,270	$13,240,364	$13,981,020	$16,101,928	$4,379,888	$6.96	100.0%
Total Reimbursements	1,377,463	1,294,204	1,172,317	1,528,000	0	0.00	0.0%
Net Rental Income	$13,245,733	$14,534,567	$15,153,337	$17,629,929	$4,379,888	$6.96	100.0%
(Vacancy/Credit Loss)	0	0	0	(1,486,265)	0	0.00	0.0%
Other Income	6,942	(36,629)	8,780	0	0	0.00	0.0%
Effective Gross Income	$13,252,675	$14,497,939	$15,162,117	$16,143,664	$4,379,888	$6.96	100.0%

Real Estate Taxes	2,220,002	2,273,948	2,305,693	2,339,371	0	0.00	0.0%
Insurance	126,442	161,281	167,592	161,281	0	0.00	0.0%
Management Fee	547,119	592,687	625,604	484,310	0	0.00	0.0%
Other Operating Expenses	4,109,912	3,913,079	4,074,847	3,913,079	0	0.00	0.0%
Total Expenses	$7,003,476	$6,940,995	$7,173,737	$6,898,041	$0	$0.00	0.0%

Net Operating Income(3)	$6,249,199	$7,556,944	$7,988,380	$9,245,623	$4,379,888	$6.96	100.0%

TI/LC	0	0	0	576,147	0	0.00	0.0%
Replacement Reserves	0	0	0	125,838	0	0.00	0.0%
Net Cash Flow	$6,249,199	$7,556,944	$7,988,380	$8,543,638	$4,379,888	$6.96	100.0%
(1)	The Non-Collateral Improvements are not collateral for the Woodbridge Corporate Plaza Leased Fee Whole Loan. The historical financial results of the Non-Collateral Improvements are provided above for informational purposes only. The Leasehold Underwritten to the Non-Collateral Improvements is based on the lender’s estimate of the Ground Tenant’s income and expenses, not including ground rent due under the Ground Lease. The increase in operating performance of the Non-Collateral Improvements between 2019 and 2020 is primarily due to an increase in occupancy from 79.5% to 85.6% over the same period.

(2)	Base Rent excludes free rent amounts of $1,139,556 in 2019, $861,694 in 2020 and $368,758 in the trailing twelve month period ending March 31, 2021.

(3)	Leased Fee Underwritten Base Rent is based on the 10-year ground rent average. The ground lease provides for annual rent of $4,000,000 in the initial year of the lease term (May 24, 2021 to May 23, 2022), with 2.0% annual increases thereafter.

Property Management. The Woodbridge Corporate Plaza Leased Fee property is self-managed by an affiliate of the borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Executive Director	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

Harris Rendelstein Vice President	harris.rendelstein@jpmorgan.com	(212) 834-6737

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Avinash Sharma Managing Director	avinash.sharma@jpmorgan.com	(212) 834-3111

Derrick Fetzer Vice President	derrick.e.fetzer@jpmchase.com	(212) 834-3111

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Jennifer Kornblau Executive Director	jennifer.l.kornblau@jpmorgan.com	(212) 834-4154

Morgan Roach Vice President	morgan.c.roach@jpmchase.com	(212) 834-4154

Deutsche Bank CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Lainie Kaye Managing Director	lainie.kaye@db.com	(212) 250-5270

Natalie Grainger Director	natalie.grainger@db.com	(212) 250-1254

Deutsche Bank CMBS Trading
Contact	E-mail	Phone Number

Ryan Horvath Director	ryan.horvath@db.com	(212) 250-5149

Deutsche Bank CMBS Structuring
Contact	E-mail	Phone Number
Shaishav Agarwal Managing Director	shaishav.agarwal@db.com	(212) 250-6290

Dan Penn Director	daniel.penn@db.com	(212) 250-5149
Citigroup CMBS Capital Markets & Securitization
Contact	E-mail	Phone Number
Rick Simpson Director	richard.simpson@citi.com	(212) 816-5343

Jason Mercandetti Vice President	jason.mercandetti@citi.com	(212) 816-6384
Citigroup Structuring, Trading & Syndicate
Contact	E-mail	Phone Number
Raul Orozco Director	raul.d.orozco@citi.com	(212) 723-1295

Mattison Perry Director	mattison.perry@citi.com	(212) 723-1295

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	Benchmark 2021-B28

Contacts

Goldman Sachs & Co. LLC Banking
Contact	E-mail	Phone Number
Leah Nivison Managing Director	leah.nivison@gs.com	(212) 357-2702

Scott Epperson Managing Director	scott.epperson@gs.com	(212) 934-2882

Justin Peterson Vice President	justin.peterson@gs.com	(212) 902-4283

Goldman Sachs & Co. LLC Capital Markets
Contact	E-mail	Phone Number
Mark Romanczuk Managing Director	mark.romanczuk@gs.com	(212) 902-0290

Nitin Jagga Vice President	nitin.jagga@gs.com	(212) 855-9035

Goldman Sachs & Co. LLC Syndicate
Contact	E-mail	Phone Number
Scott Walter Managing Director	scott.walter@gs.com	(212) 357-8910

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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